EXHIBIT (17)(a)(vi)

EATON VANCE LOUISIANA MUNICIPAL INCOME FUND Supplement to Statement of Additional Information dated January 1, 2010

1. The following replaces the tables under "Portfolio Managers." in "Investment Advisory and Administrative Services":

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
William H. Ahern
Registered Investment Companies	16	$1,790.3	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Adam A. Weigold
Registered Investment Companies	12	$1,038.3	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Craig R. Brandon
Registered Investment Companies	12	$2,084.3	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Cynthia J. Clemson
Registered Investment Companies	10	$2,814.8	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Thomas M. Metzold
Registered Investment Companies	7	$7,736.8	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0

* In millions of dollars.

Aggregate Dollar Range of Equity
	Dollar Range of Equity Securities	Securities Owned in all Registered Funds in
Fund Name and Portfolio Manager	Owned in the Fund	the Eaton Vance Family of Funds

Alabama Fund
William H. Ahern	None	$500,001 - $1,000,000

Arkansas Fund
Adam A. Weigold	None	$100,001 - $500,000

Georgia Fund
Adam A. Weigold	None	$100,001 - $500,000

Kentucky Fund
Adam A. Weigold	None	$100,001 - $500,000

Louisiana Fund
Thomas M. Metzold	None	over $1,000,000

Maryland Fund
Craig R. Brandon	None	$100,001 - $500,000

Missouri Fund
Cynthia J. Clemson	None	$500,001 - $1,000,000

North Carolina Fund
Thomas M. Metzold	None	over $1,000,000

Oregon Fund
Thomas M. Metzold	None	over $1,000,000

South Carolina Fund
Thomas M. Metzold	None	over $1,000,000

Tennessee Fund
Adam A. Weigold	None	$100,001 - $500,000

Virginia Fund
Adam A. Weigold	None	$100,001 - $500,000

February 22, 2010

2

STATEMENT OF ADDITIONAL INFORMATION January 1, 2010

Eaton Vance Alabama Municipal Income Fund
Eaton Vance Arkansas Municipal Income Fund
Eaton Vance Georgia Municipal Income Fund
Eaton Vance Kentucky Municipal Income Fund
Eaton Vance Louisiana Municipal Income Fund
Eaton Vance Maryland Municipal Income Fund
Eaton Vance Missouri Municipal Income Fund
Eaton Vance North Carolina Municipal Income Fund
Eaton Vance Oregon Municipal Income Fund
Eaton Vance South Carolina Municipal Income Fund
Eaton Vance Tennessee Municipal Income Fund
Eaton Vance Virginia Municipal Income Fund

Two International Place Boston, Massachusetts 02110 1-800-262-1122

This Statement of Additional Information (“SAI”) provides general information about the Funds. The Funds are non-diversified, open-end management investment companies. Each Fund is a series of Eaton Vance Municipals Trust (the “Trust”). Capitalized terms used in this SAI and not otherwise defined have the meanings given to them in the prospectus.

This SAI contains additional information about:
		Page			Page
Strategies and Risks		2	Purchasing and Redeeming Shares		20
Investment Restrictions		8	Sales Charges		21
Management and Organization		10	Performance		24
Investment Advisory and Administrative Services		15	Taxes		26
Other Service Providers		20	Portfolio Securities Transactions		29
Calculation of Net Asset Value		20	Financial Statements		31

Appendix A:	Class A Fees, Performance and Ownership	32	Appendix E: State Specific Information		54
Appendix B:	Class B Fees, Performance and Ownership	39	Appendix F: Ratings		73
Appendix C:	Class C Fees, Performance and Ownership	45	Appendix G:	Eaton Vance Funds Proxy Voting Policy and Procedures	82
Appendix D: Class I Performance and Ownership		51	Appendix H:	Adviser Proxy Voting Policies and Procedures	84

Although each Fund offers only its shares of beneficial interest, it is possible that a Fund (or Class) might become liable for a misstatement or omission in this SAI regarding another Fund (or Class) because the Funds use this combined SAI.

This SAI is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the Fund prospectus dated January 1, 2010, as supplemented from time to time, which is incorporated herein by reference. This SAI should be read in conjunction with the prospectus, which may be obtained by calling 1-800-262-1122.

© 2010 Eaton Vance Management

The following defined terms may be used herein: “SEC” for the Securities and Exchange Commission; “CFTC” for the Commodities Futures Trading Commission; “IRS” for the Internal Revenue Service; “Code” for the Internal Revenue Code of 1986, as amended; “1940 Act” for the Investment Company Act of 1940, as amended; “1933 Act” for the Securities Act of 1933, as amended; and “FINRA” for the Financial Industry Regulatory Authority.

STRATEGIES AND RISKS

Principal strategies are defined in the prospectus. The following is a description of the various investment practices that may be engaged in, whether as a principal or secondary strategy, and a summary of certain attendant risks. The investment adviser(s) may not buy any of the following instruments or use any of the following techniques unless it believes that doing so will help achieve the investment objective(s).

Municipal Obligations. Municipal obligations are issued to obtain funds for various public and private purposes. Municipal obligations include bonds as well as tax-exempt commercial paper, project notes and municipal notes such as tax, revenue and bond anticipation notes of short maturity, generally less than three years. While most municipal bonds pay a fixed rate of interest semiannually in cash, there are exceptions. Some bonds pay no periodic cash interest, but rather make a single payment at maturity representing both principal and interest. Bonds may be issued or subsequently offered with interest coupons materially greater or less than those then prevailing, with price adjustments reflecting such deviation.

In general, there are three categories of municipal obligations, the interest on which is exempt from federal income tax and is not a tax preference item for purposes of the alternative minimum tax ("AMT"): (i) certain “public purpose” obligations (whenever issued), which include obligations issued directly by state and local governments or their agencies to fulfill essential governmental functions; (ii) certain obligations issued before August 8, 1986 for the benefit of non-governmental persons or entities; and (iii) certain “private activity bonds” issued after August 7, 1986 which include “qualified Section 501(c)(3) bonds” or refundings of certain obligations included in the second category. In assessing the federal income tax treatment of interest on any municipal obligation, each Fund will rely on an opinion of the issuer’s counsel (when available) and will not undertake any independent verification of the basis for the opinion.

Interest on certain “private activity bonds” issued after August 7, 1986 is exempt from regular federal income tax, but such interest (including a distribution by a Fund derived from such interest) is treated as a tax preference item which could subject the recipient to or increase the recipient’s liability for the AMT. For corporate shareholders, a Fund’s distributions derived from interest on all municipal obligations (whenever issued) are included in “adjusted current earnings” for purposes of the AMT as applied to corporations (to the extent not already included in alternative minimum taxable income as income attributable to private activity bonds).

The two principal classifications of municipal bonds are “general obligation” and “revenue” bonds. Issuers of general obligation bonds include states, counties, cities, towns and regional districts. The proceeds of these obligations are used to fund a wide range of public projects, including the construction or improvement of schools, highways and roads, water and sewer systems and a variety of other public purposes. The basic security of general obligation bonds is the issuer’s pledge of its faith, credit, and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to rate and amount.

Revenue bonds are generally secured by the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Revenue bonds have been issued to fund a wide variety of capital projects including: electric, gas, water, sewer and solid waste disposal systems; highways, bridges and tunnels; port, airport and parking facilities; transportation systems; housing facilities, colleges and universities and hospitals. Although the principal security behind these bonds varies widely, many lower rated bonds provide additional security in the form of a debt service reserve fund whose monies may be used to make principal and interest payments on the issuer’s obligations. Housing finance authorities have a wide range of security including partially or fully insured, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects. In addition to a debt service reserve fund, some authorities provide further security in the form of a state’s ability (without legal obligation) to make up deficiencies in the debt service reserve fund. Lease rental revenue bonds issued by a state or local authority for capital projects are normally secured by annual lease rental payments from the state or locality to the authority sufficient to cover debt service on the authority’s obligations. Such payments are usually subject to annual appropriations by the state or locality. Industrial development and pollution control bonds, although nominally issued by municipal authorities, are in most cases revenue bonds and are generally not secured by the taxing power of the municipality, but are usually secured by the revenues derived by the authority from payments of the industrial user or users. Each Fund may on occasion acquire revenue bonds which carry warrants or similar rights covering equity securities. Such warrants or rights may be held indefinitely, but if exercised, each Fund anticipates that it would, under normal circumstances, dispose of any equity securities so acquired within a reasonable period of time.

The obligations of any person or entity to pay the principal of and interest on a municipal obligation are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. Certain bond structures may be subject to the risk that a taxing authority may issue an adverse ruling regarding tax-exempt status. There is also the possibility that as a result of adverse economic conditions (including unforeseen financial events, natural disasters and other conditions that may affect an issuer’s ability to pay its obligations), litigation or other conditions, the power or ability of any person or entity to pay when due principal of and interest on a municipal obligation may be materially affected or interest and principal previously paid may be required to be refunded. There have been recent instances of defaults and bankruptcies involving municipal obligations which were not foreseen by the financial and investment communities. Each Fund will take whatever action it considers appropriate in the event of anticipated financial difficulties, default or bankruptcy of either the issuer of any municipal obligation or of the underlying source of funds for debt service. Such action may include retaining the services of various persons or firms (including affiliates of the investment adviser) to evaluate or protect any real estate, facilities or other assets securing any such obligation or acquired by a Fund as a result of any such event, and a Fund may also manage (or engage other persons to manage) or otherwise deal with any real estate, facilities or other assets so acquired. Each Fund anticipates that real estate consulting and management services may be required with respect to properties securing various municipal obligations in its portfolio or subsequently acquired by each Fund. Each Fund will incur additional expenditures in taking protective action with respect to portfolio obligations in (or anticipated to be in) default and assets securing such obligations.

The yields on municipal obligations depend on a variety of factors, including purposes of the issue and source of funds for repayment, general money market conditions, general conditions of the municipal bond market, size of a particular offering, maturity of the obligation and rating of the issue. The ratings of Moody’s, S&P and Fitch represent their opinions as to the quality of the municipal obligations which they undertake to rate, and in the case of insurers, other factors including the claims-paying ability of such insurer. It should be emphasized, however, that ratings are based on judgment and are not absolute standards of quality. Consequently, municipal obligations with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield. In addition, the market price of such obligations will normally fluctuate with changes in interest rates, and therefore the net asset value of a Fund will be affected by such changes.

Insured Obligations. Each Fund may purchase municipal obligations that are insured as to their scheduled payment of principal and interest. Although the insurance feature may reduce some financial risks, the premiums for insurance and the higher market price sometimes paid for insured obligations may reduce a Fund’s current yield. In addition, changes in the ratings of an insurer may affect the value of an insured obligation, and in some cases may even cause the value of a security to be less than a comparable uninsured obligation. The insurance does not guarantee the market value of the insured obligation or the net asset value of a Fund’s shares.

Geographic Concentration. For a discussion of the risks associated with investing in municipal obligations of issuers of a particular state or U.S. territory issuers, see “Risks of Concentration” in Appendix E. Each Fund may invest a total of up to 35% of its net assets in the obligations of Puerto Rico, the U.S. Virgin Islands and Guam. Accordingly, a Fund may be adversely affected by local political and economic conditions and developments within Puerto Rico, the U.S. Virgin Islands and Guam affecting the issuers of such obligations. Each Fund may also invest to a limited extent in obligations issued by the N. Mariana Territories and American Samoa.

Sector Concentration. Each Fund may invest 25% or more of its total assets in municipal obligations in certain sectors. There could be economic, business or political developments or court decisions that adversely affect all municipal obligations in the same sector. In particular, investments in revenue bonds might involve (without limitation) the following risks.

Hospital bond ratings are often based on feasibility studies which contain projections of expenses, revenues and occupancy levels. Among the influences affecting a hospital’s gross receipts and net income available to service its debt are demand for hospital services, the ability of the hospital to provide the services required, management capabilities, economic developments in the service area, efforts by insurers and government agencies to limit rates and expenses, confidence in the hospital, service area economic developments, competition, availability and expense of malpractice insurance, Medicaid and Medicare funding and possible federal legislation limiting the rates of increase of hospital charges.

Electric utilities face problems in financing large construction programs in an inflationary period, cost increases and delay occasioned by safety and environmental considerations (particularly with respect to nuclear facilities), difficulty in obtaining fuel at reasonable prices, and in achieving timely and adequate rate relief from regulatory commissions, effects of energy conservation and limitations on the capacity of the capital market to absorb utility debt.

Industrial development bonds (“IDBs”) are normally secured only by the revenues from the project and not by state or local government tax payments, they are subject to a wide variety of risks, many of which relate to the nature of the specific project. Generally, IDBs are sensitive to the risk of a slowdown in the economy.

Standard tobacco bonds are secured by a single source of revenue, installment payments made by tobacco companies stemming from the settlement of lawsuits brought against them by various states (the “Master Settlement Agreement”). Appropriation backed tobacco bonds are supported by the same Master Settlement Agreement payments as standard tobacco bonds, but are also subject to a state’s pledge that the governor will request an appropriation of funds in its annual budget for debt service if Master Settlement Agreement revenues are insufficient. These payments are not generally fixed but rather are tied to the volume of the company’s U.S. sales of cigarettes. Tobacco bonds are subject to several risks, including the risk that cigarette consumption declines or that a tobacco company defaults on its obligation to make payments to the state. Escrowed tobacco bonds no longer rely on Master Settlement Agreement revenue as security, and are backed by a variety of government securities.

In addition, the airline industry continues to evolve. A number of major carriers have either emerged from bankruptcy or are currently in bankruptcy. Also consolidation in the industry has occurred due to mergers and related activity. Recent problems include, but are not limited to, increased competition, labor and union conflicts, greater security costs and fluctuating jet fuel prices. Court rulings have given some guidance to the viability of collateral structures. However, there is still uncertainty as to the strength of collateral pledged under various security systems.

Certain tax-exempt bonds issued by Native American tribes may be subject to the risk that a taxing authority would determine that the income from such bonds is not eligible for tax-exempt status. In the event of any final adverse ruling to this effect, holders of such bonds may be subject to penalties.

Credit Quality. While municipal obligations rated investment grade or below and comparable unrated municipal obligations may have some quality and protective characteristics, these characteristics can be expected to be offset or outweighed by uncertainties or major risk exposures to adverse conditions. Lower rated and comparable unrated municipal obligations are subject to the risk of an issuer’s inability to meet principal and interest payments on the obligations (credit risk) and may also be subject to greater price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated or unrated municipal obligations are also more likely to react to real or perceived developments affecting market and credit risk than are more highly rated obligations, which react primarily to movements in the general level of interest rates.

Municipal obligations held by a Fund which are rated below investment grade but which, subsequent to the assignment of such rating, are backed by escrow accounts containing U.S. Government obligations may be determined by the investment adviser to be of investment grade quality for purposes of the Fund’s investment policies. A Fund may retain in its portfolio an obligation whose rating drops after its acquisition, including defaulted obligations, if such retention is considered desirable by the investment adviser; provided, however, that holdings of obligations rated below Baa or BBB will be no more than 35% of net assets and holdings rated below B will be less than 10% of net assets. In the event the rating of an obligation held by a Fund is downgraded, causing the Fund to exceed the foregoing limitations, the investment adviser will (in an orderly fashion within a reasonable period of time) dispose of such obligations as it deems necessary in order to comply with each Fund’s credit quality limitations. In the case of a defaulted obligation, a Fund may incur additional expense seeking recovery of its investment. Defaulted obligations are denoted in the “Portfolio of Investments” in the “Financial Statements” included in the Fund’s reports to shareholders.

When a Fund invests in lower rated or unrated municipal obligations, the achievement of the Fund’s goals is more dependent on the investment adviser’s ability than would be the case if the Fund were investing in municipal obligations in the higher rating categories. In evaluating the credit quality of a particular issue, whether rated or unrated, the investment adviser may take into consideration, among other things, the financial resources of the issuer (or, as appropriate, of the underlying source of funds for debt service), its sensitivity to economic conditions and trends, any operating history of and the community support for the facility financed by the issue, the ability of the issuer’s management and regulatory matters. The investment adviser may also purchase structured derivative products with greater or lesser credit risk than the underlying bonds. Such bonds may be rated investment grade, as well as below investment grade. For a description of municipal bond ratings, see Appendix F.

Municipal Leases. Each Fund may invest in municipal leases and participations therein, which arrangements frequently involve special risks. Municipal leases are obligations in the form of a lease, installment purchase or conditional sales contract (which typically provide for the title to the leased asset to pass to the governmental issuer) which is issued by state or local governments to acquire equipment and facilities. Interest income from such obligations is generally exempt from local and state taxes in the state of issuance. “Participations” in such leases are undivided interests in a portion of the total obligation. Participations entitle their holders to receive a pro rata share of all payments under the lease. The obligation of the issuer to meet its obligations under such leases is often subject to the appropriation by the appropriate legislative body, on an annual or other basis, of funds for the payment of the obligations. Investments in municipal leases are thus subject to the risk that the legislative body will not make the necessary appropriation and the issuer will not otherwise be willing or able to meet its obligation.

Certain municipal lease obligations owned by a Fund may be deemed illiquid for the purpose of the Fund’s 15% limitation on investments in illiquid securities, unless determined by the investment adviser, pursuant to guidelines adopted by the Trustees, to be liquid securities for the purpose of such limitation. In determining the liquidity of municipal lease obligations, the investment adviser will consider the factors it believes are relevant to the marketability of the obligation, to the extent that information regarding such factor is available to the investment adviser and pertinent to the liquidity determination, which may include: (1) the willingness of dealers to bid for the obligation; (2) the number of dealers willing to purchase or sell the obligation and the number of other potential buyers; (3) the frequency of trades and quotes for the obligation; (4) the nature of the marketplace trades, including the time needed to dispose of the obligation, the method of soliciting offers, and the mechanics of transfer; (5) the willingness of the governmental issuer to continue to appropriate funds for the payment of the obligation; (6) how likely or remote an event of nonappropriation may be, which depends in varying degrees on a variety of factors, including those relating to the general creditworthiness of the governmental issuer, its dependence on its continuing access to the credit markets, and the importance to the issuer of the equipment, property or facility covered by the lease or contract; (7) the rating, if any, assigned to the obligation and/or the governmental issuer by any nationally recognized statistical rating organization; (8) whether the obligation is insured as to the timely payment of principal and interest; and (9) all factors and information unique to the obligation in determining its liquidity. If the municipal lease obligation is insured as to the timely payment of principal and interest, or if the obligation has an investment grade rating (rated BBB or Baa or higher), the investment adviser will consider the obligation to be liquid. In the event a Fund acquires an unrated municipal lease obligation, the investment adviser will be responsible for determining the credit quality of such obligation on an ongoing basis, including an assessment of the likelihood that the lease may or may not be cancelled.

Zero Coupon Bonds. Zero coupon bonds are debt obligations which do not require the periodic payment of interest and are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of purchase. Each Fund is required to accrue income from zero coupon bonds on a current basis, even though it does not receive that income currently in cash, and each Fund is required to distribute that income for each taxable year. Thus, a Fund may have to sell other investments to obtain cash needed to make income distributions.

When-Issued Securities. New issues of municipal obligations are sometimes offered on a “when-issued” basis, that is, delivery and payment for the securities normally take place within a specified number of days after the date of a Fund’s commitment and are subject to certain conditions such as the issuance of satisfactory legal opinions. Each Fund may also purchase securities on a when-issued basis pursuant to refunding contracts in connection with the refinancing of an issuer’s outstanding indebtedness. Refunding contracts generally require the issuer to sell and a Fund to buy such securities on a settlement date that could be several months or several years in the future. Each Fund may also purchase instruments that give the Fund the option to purchase a municipal obligation when and if issued.

Each Fund will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but may sell such securities before the settlement date if it is deemed advisable as a matter of investment strategy. The payment obligation and the interest rate that will be received on the securities are fixed at the time a Fund enters into the purchase commitment. When a Fund commits to purchase a security on a when-issued basis it records the transaction and reflects the value of the security in determining its net asset value. Securities purchased on a when-issued basis and the securities held by a Fund are subject to changes in value based upon the perception of the creditworthiness of the issuer and changes in the level of interest rates (i.e., appreciation when interest rates decline and depreciation when interest rates rise). Therefore, to the extent that a Fund remains substantially fully invested at the same time that it has purchased securities on a when-issued basis, there will be greater fluctuations in the Fund’s net asset value than if it solely set aside cash to pay for when-issued securities.

Futures Contracts and Options on Futures Contracts. A change in the level of interest rates may affect the value of the securities held by a Fund (or of securities that a Fund expects to purchase). To hedge against changes in rates or as a substitute for the purchase of securities, a Fund may enter into (i) futures contracts for the purchase or sale of debt securities and (ii) futures contracts on securities indices. All futures contracts entered into by a Fund are traded on exchanges or boards of trade that are licensed and regulated by the CFTC and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant exchange. Each Fund may purchase and write call and put options on futures contracts which are traded on a United States exchange or board of trade. Each Fund will be required, in connection with transactions in futures contracts and the writing of options on futures, to make margin deposits, which will be held by the futures commission merchant through whom the Fund engages in such futures and options transactions.

Some futures contracts and options thereon may become illiquid under adverse market conditions. In addition, during periods of market volatility, a commodity exchange may suspend or limit transactions in an exchange-traded instrument, which may make the instrument temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent a Fund from closing out positions and limiting its losses.

Each Fund will engage in futures and related options transactions for either hedging or non-hedging purposes. Each Fund will determine that the price fluctuations in the futures contracts and options on futures used for hedging purposes are substantially related to price fluctuations in securities held by the Fund or which it expects to purchase. Each Fund will engage in transactions in futures and related options contracts only to the extent such transactions are consistent with the requirements of the Code, for maintaining qualification of a Fund as a regulated investment company for federal income tax purposes. Each Fund has claimed an exclusion from the definition of a Commodity Pool Operator (“CPO”) under the Commodity Exchange Act and therefore are not subject to registration or regulation as a CPO.

Residual Interest Bonds. Each Fund may invest in residual interest bonds in a trust that holds municipal securities. The interest rate payable on a residual interest bond bears an inverse relationship to the interest rate on another security issued by the trust. Because changes in the interest rate on the other security inversely affect the interest paid on the residual interest bond, the value and income of a residual interest bond is generally more volatile than that of a fixed rate bond. Residual interest bonds have interest rate adjustment formulas which generally reduce or, in the extreme, eliminate the interest paid to a Fund when short-term interest rates rise, and increase the interest paid to a Fund when short-term interest rates fall. Residual interest bonds have varying degrees of liquidity, and the market for these securities is relatively volatile. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. Although volatile, residual interest bonds typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities usually permit the investor to convert the floating rate to a fixed rate (normally adjusted downward), and this optional conversion feature may provide a partial hedge against rising rates if exercised at an opportune time. While residual interest bonds expose a Fund to leverage risk because they provide two or more dollars of bond market exposure for every dollar invested, they are not subject to a Fund’s restrictions on borrowings.

Under certain circumstances, a Fund may enter into a so-called shortfall and forbearance agreement with the sponsor of a residual interest bond held by the Fund. Such agreements commit a Fund to reimburse the sponsor of such residual interest bond, upon the termination of the trust issuing the residual interest bond, the difference between the liquidation value of the underlying security (which is the basis of the residual interest bond) and the principal amount due to the holders of the floating rate security issued in conjunction with the residual interest bond. Absent a shortfall and forebearance agreement, a Fund would not be required to make such a reimbursement. If a Fund chooses not to enter into such an agreement, the residual interest bond could be terminated and the Fund could incur a loss. A Fund’s investments in residual interest bonds and similar securities described in the Prospectus and this SAI will not be considered borrowing for purposes of a Fund’s restrictions on borrowing described herein and in the Prospectus.

Credit Derivatives. Each Fund may invest in credit default swaps, total return swaps or credit options. In a credit default swap, the buyer of credit protection (or seller of credit risk) agrees to pay the counterparty a fixed, periodic premium for a specified term. In return, the counterparty agrees to pay a contingent payment to the buyer in the event of an agreed upon credit occurrence with respect to a particular reference entity. In a total return swap, the buyer receives a periodic return equal to the total economic return of a specified security, securities or index, for a specified period of time. In return, the buyer pays the counterparty a variable stream of payments, typically based upon short term interest rates, possibly plus or minus an agreed upon spread. Credit options are options whereby the purchaser has the right, but not the obligation, to enter into a transaction involving either an asset with inherent credit risk or a credit derivative, at terms specified at the initiation of the option. Transactions in derivative instruments involve a risk of loss or depreciation due to: unanticipated adverse changes in securities prices, interest rates, indices, the other financial instruments’ prices or currency exchange rates; the inability to close out a position; default by the counterparty; imperfect correlation between a position and the desired hedge; tax constraints on closing out positions; and portfolio management constraints on securities subject to such transactions. Derivative instruments may sometimes increase or leverage exposure to a particular market risk, thereby increasing price volatility. The counterparties to many derivatives transactions are investment banks (or, if recently restructured, formerly categorized as investment banks), an industry that has recently experienced higher than normal bankruptcies. The risk of counterparty default increases in the event such counterparties undergo bankruptcy or are otherwise part of an industry affected by increased bankruptcy activity.

Redemption, Demand and Put Features and Put Options. Issuers of municipal obligations may reserve the right to call (redeem) the bond. If an issuer redeems securities held by a Fund during a time of declining interest rates, the Fund may not be able to reinvest the proceeds in securities providing the same investment return as the securities redeemed. Also, some bonds may have “put” or “demand” features that allow early redemption by the bondholder. Longer term fixed-rate bonds may give the holder a right to request redemption at certain times (often annually after the lapse of an intermediate term). These bonds are more defensive than conventional long term bonds (protecting to some degree against a rise in interest rates) while providing greater opportunity than comparable intermediate term bonds, because a Fund may retain the bond if interest rates decline.

Liquidity and Protective Put Options. Each Fund may enter into a separate agreement with the seller of the security or some other person granting the Fund the right to put the security to the seller thereof or the other person at an agreed upon price. Each Fund intends to limit this type of transaction to institutions (such as banks or securities dealers) which the investment adviser believes present minimal credit risks and would engage in this type of transaction to facilitate portfolio liquidity or (if the seller so agrees) to hedge against rising interest rates. There is no assurance that this kind of put option will be available to a Fund or that selling institutions will be willing to permit a Fund to exercise a put to hedge against rising interest rates. A Fund does not expect to assign any value to any separate put option which may be acquired to facilitate portfolio liquidity, inasmuch as the value (if any) of the put will be reflected in the value assigned to the associated security; any put acquired for hedging purposes would be valued in good faith under methods or procedures established by the Trustees after consideration of all relevant factors, including its expiration date, the price volatility of the associated security, the difference between the market price of the associated security and the exercise price of the put, the creditworthiness of the issuer of the put and the market prices of comparable put options. Interest income generated by certain bonds having put or demand features may be taxable.

OTC Options. Each Fund may enter into an agreement with a potential buyer of a municipal obligation that gives the buyer the right, but not the obligation, to purchase a municipal obligation held by the Fund at a particular price in the future and is commonly referred to as an over-the-counter option or OTC option. Such agreements will be entered solely to help facilitate the selling of municipal obligations, for instance, if the buyer wishes to lock in a price for a particular municipal obligation subject to performing due diligence on the issue or issuer. The buyer may not pay a premium for such option. Each Fund may enter into such arrangements on up to 5% of the value of such Fund’s assets. There is a risk that the value of a municipal obligation underlying an option may appreciate above the value that the buyer has agreed to pay for the municipal obligation and therefore the Fund would not be entitled to the appreciation above such price.

Variable Rate Obligations. Each Fund may purchase variable rate obligations. Variable rate instruments provide for adjustments in the interest rate at specified intervals (daily, weekly, monthly, semiannually, etc.) based on market conditions and the investor may have the right to “put” the security back to the issuer or its agent. Variable rate obligations normally provide that the holder can demand payment of the obligation on short notice at par with accrued interest and which are frequently secured by letters of credit or other support arrangements provided by banks. To the extent that such letters of credit or other arrangements constitute an unconditional guarantee of the issuer’s obligations, a bank may be treated as the issuer of a security for the purposes of complying with the diversification requirements set forth in Section 5(b) of the 1940 Act and Rule 5b-2 thereunder. A Fund would anticipate using these bonds as cash equivalents pending longer term investment of its funds.

Interest Rate Swaps and Forward Rate Contracts. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments. A Fund will only enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Each Fund may also enter forward rate contracts. Under these contracts, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates. Any such gain received by the Fund would be taxable.

If the other party to an interest rate swap or forward rate contract defaults, a Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. The net amount of the excess, if any, of a Fund’s obligations over its entitlements will be maintained in a segregated account by the Fund’s custodian. No Fund will enter into any interest rate swap or forward rate contract unless the claims-paying ability of the other party thereto is considered to be investment grade by the investment adviser. If there is a default by the other party to such a transaction, a Fund will have contractual remedies pursuant to the agreements related to the transaction. These instruments are traded in the over-the-counter market.

Illiquid Obligations. At times, a substantial portion of a Fund’s assets may be invested in securities as to which the Fund, by itself or together with other accounts managed by the investment adviser and its affiliates, holds a major portion or all of such securities. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Fund could find it more difficult to sell such securities when the investment adviser believes it advisable to do so or may be able to sell such securities only at prices lower than if such securities were more widely held. Under such circumstances, it may also be more difficult to determine the fair value of such securities for purposes of computing a Fund’s net asset value. Illiquid securities may also include those legally restricted as to resale, and securities eligible for resale pursuant to Rule 144A thereunder. Rule 144A securities may be treated as liquid securities if the investment adviser determines that such treatment is warranted. Even if determined to be liquid, holdings of these securities may increase the level of Fund illiquidity if eligible buyers become uninterested in purchasing them.

The secondary market for some municipal obligations issued within a state (including issues which are privately placed with a Fund) is less liquid than that for taxable debt obligations or other more widely traded municipal obligations. No Fund will purchase illiquid securities if more than 15% of its net assets would be invested in securities that are not readily marketable. No established resale market exists for certain of the municipal obligations in which a Fund may invest. The market for obligations rated below investment grade is also likely to be less liquid than the market for higher rated obligations. As a result, a Fund may be unable to dispose of these municipal obligations at times when it would otherwise wish to do so at the prices at which they are valued.

Asset Coverage. To the extent required by SEC guidelines, each Fund will only engage in transactions that expose it to an obligation to another party if it owns either (1) an offsetting (“covered”) position for the same type of financial asset, or (2) cash or liquid securities, segregated with its custodian, with a value sufficient at all times to cover its potential obligations not covered as provided in (1). Assets used as cover or segregated with the custodian cannot be sold while the position(s) requiring cover is open unless replaced with other appropriate assets. As a result, if a large portion of assets is segregated or committed as cover, it could impede portfolio management or the ability to meet redemption requests or other current obligations.

ReFlow Liquidity Program. Each Fund may participate in the ReFlow liquidity program, which is designed to provide an alternative liquidity source for mutual funds experiencing net redemptions of their shares. Pursuant to the program, ReFlow Fund, LLC ("ReFlow") provides participating mutual funds with a source of cash to meet net shareholder redemptions by standing ready each business day to purchase fund shares up to the value of the net shares redeemed by other shareholders that are to settle the next business day. Following purchases of fund shares, ReFlow then generally redeems those shares when the fund experiences net sales, at the end of a maximum holding period determined by ReFlow (currently 28 days) or at other times at ReFlow’s discretion. While ReFlow holds fund shares, it will have the same rights and privileges with respect to those shares as any other shareholder. For use of the ReFlow service, a fund pays a fee to ReFlow each time it purchases fund shares, calculated by applying to the purchase amount a fee rate determined through an automated daily auction among participating mutual funds. The current minimum fee rate is 0.15% of the value of the fund shares purchased by ReFlow although the fund may submit a bid at a higher fee rate if it determines that doing so is in the best interest of fund shareholders. Such fee is allocated among a fund’s share classes based on relative net assets. ReFlow’s purchases of fund shares through the liquidity program are made on an investment-blind basis without regard to the fund’s objective, policies or anticipated performance. ReFlow will purchase Class A shares (or Class I shares for the Alabama, Georgia, Maryland, North Carolina, South Carolina and Virginia Funds) at net asset value and will not be subject to any sales charge, investment minimum or redemption fee applicable to such shares. Investments in a Fund by ReFlow in connection with the ReFlow liquidity program are not subject to the round trip limitation described in "Restrictions on Excessive Trading and Market Timing" under "Purchasing Shares" in the prospectus. In accordance with federal securities laws, ReFlow is prohibited from acquiring more than 3% of the outstanding voting securities of a fund. The investment adviser believes that the program assists in stabilizing a Fund’s net assets to the benefit of the Fund and its shareholders. To the extent a Fund’s net assets do not decline, the investment adviser may also benefit.

Temporary Investments. Cash equivalents are highly liquid, short-term securities such as commercial paper, time deposits, certificates of deposit, short-term notes and short-term U.S. Government obligations. These securities may be subject to federal income, state income and/or other taxes.

Portfolio Turnover. Each Fund may sell (and later purchase) securities in anticipation of a market decline (a rise in interest rates) or purchase (and later sell) securities in anticipation of a market rise (a decline in interest rates). Securities may also be purchased and sold based on their relative value in the marketplace. A Fund cannot accurately predict its portfolio turnover rate, but it is anticipated that the annual portfolio turnover rate will generally not exceed 100% (excluding turnover of securities having a maturity of one year or less). A 100% annual turnover rate could occur, for example, if all the securities held by a Fund were replaced once in a period of one year. A high turnover rate (100% or more) necessarily involves greater expenses to a Fund. Historical turnover rate(s) are included in the Financial Highlights table(s) in the Prospectus.

INVESTMENT RESTRICTIONS

The following investment restrictions of each Fund are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of a Fund’s outstanding voting securities, which as used in this SAI means the lesser of: (a) 67% of the shares of a Fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting; or (b) more than 50% of the outstanding shares of a Fund. Accordingly, each Fund may not:

(1)	Borrow money or issue senior securities except as permitted by the 1940 Act;

(2)	Purchase securities on margin (but the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities). The deposit or payment by the Fund of initial or maintenance margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin;
(3)	Underwrite or participate in the marketing of securities of others, except insofar as it may technically be deemed to be an underwriter in selling a portfolio security under circumstances which may require the registration of the same under the 1933 Act;
(4)	Purchase or sell real estate (including limited partnership interests in real estate but excluding readily marketable interests in real estate investment trusts or readily marketable securities of companies which invest or deal in real estate or securities which are secured by real estate);
(5)	Purchase or sell physical commodities or contracts for the purchase or sale of physical commodities; or
(6)	Make loans to any person except by (a) the acquisition of debt instruments and making portfolio investments, (b) entering into repurchase agreements and (c) lending portfolio securities.

In connection with Restriction (1) above, the 1940 Act currently permits investment companies to borrow money so long as there is 300% asset coverage of the borrowing (i.e., borrowings do not exceed one-third of the investment company’s total assets after subtracting liabilities other than the borrowings). There is no current intent to borrow money except for the limited purposes described in the prospectus.

Notwithstanding the investment policies and restrictions of each Fund, the Fund may invest all of its investable assets in an open-end management investment company with substantially the same investment objective, policies and restrictions as the Fund.

The following nonfundamental investment policies been adopted by each Fund. A nonfundamental investment policy may be changed by the Trustees with respect to a Fund without approval by the Fund’s shareholders. Each Fund will not:

  make short sales of securities or maintain a short position, unless at all times when a short position is open (i) it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short or (ii) it holds in a segregated account cash or other liquid securities (to the extent required under the 1940 Act) in an amount equal to the current market value of the securities sold short, and unless not more than 25% of its net assets (taken at current value) is held as collateral for such sales at any one time; or
  invest more than 15% of net assets in investments which are not readily marketable, including restricted securities and repurchase agreements maturing in more than seven days. Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the 1933 Act and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Trustees, or its delegate, determines to be liquid. Any such determination by a delegate will be made pursuant to procedures adopted by the Board. When investing in Rule 144A securities, the level of portfolio illiquidity may be increased to the extent that eligible buyers become uninterested in purchasing such securities.

No Fund will invest 25% or more of its total assets in any one industry. For purposes of the foregoing policy, securities of the U.S. Government, its agencies, or instrumentalities are not considered to represent industries. Municipal obligations backed by the credit of a governmental entity are also not considered to represent industries. However, municipal obligations backed only by the assets and revenues of non-governmental users may for this purpose be deemed to be issued by such non-governmental users. The foregoing 25% limitation would apply to these issuers. As discussed in the prospectus and this SAI, a Fund may invest more than 25% of its total assets in certain economic sectors, such as revenue bonds, housing, hospitals and other health care facilities, utilities and industrial development bonds.

For purposes of a Fund’s investment restrictions and diversification status, the determination of the “issuer” of any obligation, including residual interest bonds, will be made by the Fund’s investment adviser on the basis of the characteristics of the obligation and other relevant factors, the most significant of which is the source of funds committed to meeting interest and principal payments of such obligations. A Fund’s investments in residual interest bonds and similar securities described in the prospectus and this SAI will not be considered borrowing for purposes of a Fund’s restrictions on borrowing described herein and in the prospectus.

Whenever an investment policy or investment restriction set forth in the prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other asset, or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the acquisition by a Fund of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by the investment adviser if the security is not rated by a rating agency), will not compel a Fund to dispose of such security or other asset. However, a Fund must always be in compliance with the borrowing policy and limitation on investing in illiquid securities set forth above. If a sale of securities is required to comply with the 15% limit on illiquid securities, such sales will be made in an orderly manner with consideration of the best interests of shareholders.

MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of the Trust are responsible for the overall management and supervision of the affairs of the Trust. The Trustees and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used in this SAI, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc. and “EVD” refers to Eaton Vance Distributors, Inc. (see "Principal Underwriter" under "Other Service Providers"). EVC and EV are the corporate parent and trustee, respectively, of Eaton Vance and BMR. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with Eaton Vance listed below.

				Number of Portfolios in Fund Complex Overseen By Trustee(1)
	Trust	Term of Office and
Name and Date of Birth	Position(s)	Length of Service	Principal Occupation(s) During Past Five Years		Other Directorships Held

Interested Trustee

THOMAS E. FAUST JR.	Trustee	Since 2007	Chairman, Chief Executive Officer and President of EVC, Director and	178	Director of EVC
5/31/58			President of EV, Chief Executive Officer and President of Eaton Vance
			and BMR, and Director of EVD. Trustee and/or officer of 178
			registered investment companies and 4 private investment
			companies managed by Eaton Vance or BMR. Mr. Faust is an
			interested person because of his positions with BMR, Eaton Vance,
			EVC, EVD and EV, which are affiliates of the Trust.

Noninterested Trustees

BENJAMIN C. ESTY	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration	178	None
1/2/63			and Finance Unit Head, Harvard University Graduate School of
			Business Administration.

ALLEN R. FREEDMAN	Trustee	Since 2007	Former Chairman (2002-2004) and a Director (1983-2004) of	178	Director of Assurant, Inc.
4/3/40			Systems & Computer Technology Corp. (provider of software to higher		(insurance provider), and
			education). Formerly, a Director of Loring Ward International (fund		Stonemor Partners L.P. (owner
			distributor) (2005-2007). Formerly, Chairman and a Director of		and operator of cemeteries)
			Indus International, Inc. (provider of enterprise management
			software to the power generating industry) (2005-2007).

WILLIAM H. PARK	Trustee	Since 2003	Vice Chairman, Commercial Industrial Finance Corp. (specialty	178	None
9/19/47			finance company) (since 2006). Formerly, President and Chief
			Executive Officer, Prizm Capital Management, LLC (investment
			management firm) (2002-2005).

RONALD A. PEARLMAN	Trustee	Since 2003	Professor of Law, Georgetown University Law Center.	178	None
7/10/40

HELEN FRAME PETERS	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston College.	178	Director of BJ’s Wholesale Club,
3/22/48			Adjunct Professor of Finance, Peking University, Beijing, China (since		Inc. (wholesale club retailer)
			2005).

Number of Portfolios in Fund Complex Overseen By Trustee(1)
	Trust	Term of Office and
Name and Date of Birth	Position(s)	Length of Service	Principal Occupation(s) During Past Five Years		Other Directorships Held

HEIDI L. STEIGER	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	178	Director of Nuclear Electric
7/8/53			management firm) (since 2008); Senior Adviser (since 2008),		Insurance Ltd. (nuclear insurance
			President (2005-2008), Lowenhaupt Global Advisors, LLC (global		provider), Aviva USA (insurance
			wealth management firm). Formerly, President and Contributing		provider) and CIFG (family of
			Editor, Worth Magazine (2004-2005). Formerly, Executive Vice		financial guaranty
			President and Global Head of Private Asset Management (and various		companies) and Advisory
			other positions), Neuberger Berman (investment firm) (1986-2004).		Director of Berkshire Capital
Securities LLC (private
investment banking firm)

LYNN A. STOUT	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law (since 2006)	178	None
9/14/57			and Professor of Law (2001-2006), University of California at Los
Angeles School of Law.

RALPH F. VERNI	Chairman of	Chairman of	Consultant and private investor.	178	None
1/26/43	the Board and	the Board
	Trustee	since 2007
and Trustee
since 2005

(1) Includes both master and feeder funds in a master-feeder structure.

Principal Officers who are not Trustees
Term of Office and
Name and Date of Birth	Trust Position(s)	Length of Service	Principal Occupation(s) During Past Five Years

ROBERT B. MACINTOSH	President	Since 2005	Vice President of Eaton Vance and BMR.	Officer of 93 registered investment companies
1/22/57			managed by Eaton Vance or BMR.

WILLIAM H. AHERN, JR.	Vice President	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 78 registered investment companies
7/28/59			managed by Eaton Vance or BMR.

CRAIG R. BRANDON	Vice President	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 46 registered investment companies
12/21/66			managed by Eaton Vance or BMR.

CYNTHIA J. CLEMSON	Vice President	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 94 registered investment companies
3/2/63			managed by Eaton Vance or BMR.

THOMAS M. METZOLD	Vice President	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 47 registered investment companies
8/3/58			managed by Eaton Vance or BMR.

ADAM A. WEIGOLD	Vice President	Since 2007	Vice President of Eaton Vance and BMR.	Officer of 71 registered investment companies
3/22/75			managed by Eaton Vance or BMR.

BARBARA E. CAMPBELL	Treasurer	Since 2005	Vice President of Eaton Vance and BMR. Officer of 178 registered investment companies
6/19/57			managed by Eaton Vance or BMR.

MAUREEN A. GEMMA	Secretary and Chief Legal	Secretary since 2007 and	Vice President of Eaton Vance and BMR.	Officer of 178 registered investment companies
5/24/60	Officer	Chief Legal Officer since	managed by Eaton Vance or BMR.
2008

PAUL M. O’NEIL	Chief Compliance Officer	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 178 registered investment companies
7/11/53			managed by Eaton Vance or BMR.

The Board of Trustees of the Trust have several standing Committees, including the Governance Committee, the Audit Committee, the Portfolio Management Committee, the Compliance Reports and Regulatory Matters Committee and the Contract Review Committee. Each of the Committees are comprised of only noninterested Trustees.

Mmes. Stout (Chair), Peters and Steiger, and Messrs. Esty, Freedman, Park, Pearlman and Verni are members of the Governance Committee. The purpose of the Governance Committee is to consider, evaluate and make recommendations to the Board of Trustees with respect to the structure, membership and operation of the Board of Trustees and the Committees thereof, including the nomination and selection of noninterested Trustees and a Chairperson of the Board of Trustees and the compensation of such persons. During the fiscal year ended August 31, 2009, the Governance Committee convened four times.

The Governance Committee will, when a vacancy exists or is anticipated, consider any nominee for noninterested Trustee recommended by a shareholder if such recommendation is submitted in writing to the Governance Committee, contains sufficient background information concerning the candidate, including evidence the candidate is willing to serve as a noninterested Trustee if selected for the position, and is received in a sufficiently timely manner.

Messrs. Park (Chair) and Verni, and Mmes. Steiger and Stout are members of the Audit Committee. The Board of Trustees has designated Mr. Park, a noninterested Trustee, as audit committee financial expert. The Audit Committee’s purposes are to (i) oversee each Fund’s accounting and financial reporting processes, its internal control over financial reporting, and, as appropriate, the internal control over financial reporting of certain service providers; (ii) oversee or, as appropriate, assist Board oversight of the quality and integrity of each Fund’s financial statements and the independent audit thereof; (iii) oversee, or, as appropriate, assist Board oversight of, each Fund’s compliance with legal and regulatory requirements that relate to each Fund’s accounting and financial reporting, internal control over financial reporting and independent audits; (iv) approve prior to appointment the engagement and, when appropriate, replacement of the independent registered public accounting firm, and, if applicable, nominate the independent registered public accounting firm to be proposed for shareholder ratification in any proxy statement of a Fund; (v) evaluate the qualifications, independence and performance of the independent registered public accounting firm and the audit partner in charge of leading the audit; and (vi) prepare, as necessary, audit committee reports consistent with the requirements of applicable SEC and stock exchange rules for inclusion in the proxy statement of a Fund. During the fiscal year ended August 31, 2009, the Audit Committee convened five times.

Messrs. Verni (Chair), Esty, Freedman, Park and Pearlman, and Ms. Peters are currently members of the Contract Review Committee. The purposes of the Contract Review Committee are to consider, evaluate and make recommendations to the Board of Trustees concerning the following matters: (i) contractual arrangements with each service provider to the Funds, including advisory, sub-advisory, transfer agency, custodial and fund accounting, distribution services and administrative services; (ii) any and all other matters in which any service provider (including Eaton Vance or any affiliated entity thereof) has an actual or potential conflict of interest with the interests of the Funds, or investors therein; and (iii) any other matter appropriate for review by the noninterested Trustees, unless the matter is within the responsibilities of the other Committees of the Board of Trustees. During the fiscal year ended August 31, 2009, the Contract Review Committee convened eight times.

Messrs. Esty (Chair) and Freedman, and Ms. Peters are currently members of the Portfolio Management Committee. The purposes of the Portfolio Management Committee are to: (i) assist the Board of Trustees in its oversight of the portfolio management process employed by the Funds and their investment adviser and sub-adviser(s), if applicable, relative to the Funds’ stated objective(s), strategies and restrictions; (ii) assist the Board of Trustees in its oversight of the trading policies and procedures and risk management techniques applicable to the Funds; and (iii) assist the Board of Trustees in its monitoring of the performance results of all Funds, giving special attention to the performance of certain Funds that it or the Board of Trustees identifies from time to time. During the fiscal year ended August 31, 2009, the Portfolio Management Committee convened six times.

Mr. Pearlman (Chair) and Mmes. Steiger and Stout are currently members of the Compliance Reports and Regulatory Matters Committee. The purposes of the Compliance Reports and Regulatory Matters Committee are to: (i) assist the Board of Trustees in its oversight role with respect to compliance issues and certain other regulatory matters affecting the Funds; (ii) serve as a liaison between the Board of Trustees and the Funds’ Chief Compliance Officer (the “CCO”); and (iii) serve as a “qualified legal compliance committee” within the rules promulgated by the SEC. During the fiscal year ended August 31, 2009, the Compliance Reports and Regulatory Matters Committee convened eight times.

Share Ownership. The following table shows the dollar range of equity securities beneficially owned by each Trustee in each Fund and in all Eaton Vance Funds overseen by the Trustee as of December 31, 2008.

Dollar Range of Equity Securities Owned by
	Benjamin C. Esty(2)	Thomas E. Faust Jr.(1)	Allen R. Freedman(2)	William H. Park(2)	Ronald A. Pearlman(2)	Helen Frame Peters(2)	Heidi L. Steiger(2)	Lynn A. Stout(2)	Ralph F. Verni(2)
Fund Name
Alabama Fund	None	None	None	None	None	None	None	None	None
Arkansas Fund	None	None	None	None	None	None	None	None	None
Georgia Fund	None	None	None	None	None	None	None	None	None
Kentucky Fund	None	None	None	None	None	None	None	None	None
Louisiana Fund	None	None	None	None	None	None	None	None	None
Maryland Fund	None	None	None	None	None	None	None	None	None
Missouri Fund	None	None	None	None	None	None	None	None	None
North Carolina Fund	None	None	None	None	None	None	None	None	None
Oregoon Fund	None	None	None	None	None	None	None	None	None
South Carolina Fund	None	None	None	None	None	None	None	None	None
Tennessee Fund	None	None	None	None	None	None	None	None	None
Virginia Fund	None	None	None	None	None	None	None	None	None
Aggregate Dollar
Range of Equity
Securities Owned in
all Registered Funds
Overseen by Trustee
in the Eaton Vance
Family of Funds	over $100,000	over $100,000	over $100,000	over $100,000*	over $100,000	None	None	over $100,000*	over $100,000*

(1)	Interested Trustee.
(2)	Noninterested Trustees.

*	Includes shares which may be deemed to be beneficially owned through the Trustee Deferred Compensation Plan.

As of December 31, 2008, no noninterested Trustee or any of their immediate family members owned beneficially or of record any class of securities of EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD.

During the calendar years ended December 31, 2007 and December 31, 2008, no noninterested Trustee (or their immediate family members) had:

(1)	Any direct or indirect interest in Eaton Vance, EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD;
(2)	Any direct or indirect material interest in any transaction or series of similar transactions with (i) the Trust or any Fund; (ii) another fund managed by EVC, distributed by EVD or a person controlling, controlled by or under common control with EVC or EVD; (iii) EVC or EVD; (iv) a person controlling, controlled by or under common control with EVC or EVD; or (v) an officer of any of the above; or
(3)	Any direct or indirect relationship with (i) the Trust or any Fund; (ii) another fund managed by EVC, distributed by EVD or a person controlling, controlled by or under common control with EVC or EVD; (iii) EVC or EVD; (iv) a person controlling, controlled by or under common control with EVC or EVD; or (v) an officer of any of the above.

During the calendar years ended December 31, 2007 and December 31, 2008, no officer of EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD served on the Board of Directors of a company where a noninterested Trustee of the Trust or any of their immediate family members served as an officer.

Trustees of the Trust who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the “Trustees’ Plan”). Under the Trustees’ Plan, an eligible Trustee may elect to have his or her deferred fees invested by the Trust in the shares of one or more funds in the Eaton Vance

Family of Funds, and the amount paid to the Trustees under the Trustees’ Plan will be determined based upon the performance of such investments. Deferral of Trustees’ fees in accordance with the Trustees’ Plan will have a negligible effect on the assets, liabilities, and net income per share of the Trust, and will not obligate the Trust to retain the services of any Trustee or obligate the Trust to pay any particular level of compensation to the Trustee. The Trust does not have a retirement plan for Trustees.

The fees and expenses of the Trustees of the Trust are paid by the Funds (and other series of the Trust). (A Trustee of the Trust who is a member of the Eaton Vance organization receives no compensation from the Trust.) During the fiscal year ended August 31, 2009, the Trustees of the Trust earned the following compensation in their capacities as Trustees from the Trust. For the year ended December 31, 2008, the Trustees earned the following compensation in their capacities as Trustees of the funds in the Eaton Vance fund complex(1):

	Benjamin C.	Allen R.	William H.	Ronald A.	Helen Frame	Heidi L.	Lynn A.	Ralph F.
Source of Compensation	Esty	Freedman	Park	Pearlman	Peters(1)	Steiger	Stout	Verni

Trust(2)	$ 23,320	$ 21,292	$ 23,320	$ 23,320	$ 18,625	$ 21,292	$ 23,320	$ 32,952

Trust and Fund Complex(1)	$212,500	$204,167	$209,167(3)	$212,500	$204,167	$204,167	$224,167(4)	$319,167(5)

(1)	As of January 1, 2010, the Eaton Vance fund complex consists of 178 registered investment companies or series thereof. Ms. Peters was elected as a Trustee effective November 17, 2008, and thus the compensation figures listed for the Trust and Fund Complex are estimated for the calendar year ended December 31, 2008 based on amounts she would have received if she had been a Trustee for the full 2008 calendar year. Norton H. Reamer retired as a Trustee on July 1, 2008. For the calendar year ended December 31, 2008, Mr. Reamer received $166,667 from the Trust and Fund Complex.
(2)	The Trust consisted of 25 Funds as of August 31, 2009.
(3)	Includes $80,000 of deferred compensation.
(4)	Includes $45,000 of deferred compensation.
(5)	Includes $157,500 of deferred compensation.

Organization. Each Fund is a series of the Trust, which was organized under Massachusetts law on September 30, 1985 and is operated as an open-end management investment company. Prior to December 1, 2009, each Fund’s name was Eaton Vance [State] Municipals Fund. The Trust may issue an unlimited number of shares of beneficial interest (no par value per share) in one or more series (such as a Fund). The Trustees of the Trust have divided the shares of each Fund into multiple classes. Each class represents an interest in a Fund, but is subject to different expenses, rights and privileges. The Trustees have the authority under the Declaration of Trust to create additional classes of shares with differing rights and privileges. When issued and outstanding, shares are fully paid and nonassessable by the Trust. Shareholders are entitled to one vote for each full share held. Fractional shares may be voted proportionately. Shares of a Fund will be voted together except that only shareholders of a particular class may vote on matters affecting only that class. Shares have no preemptive or conversion rights and are freely transferable. In the event of the liquidation of a Fund, shareholders of each class are entitled to share pro rata in the net assets attributable to that class available for distribution to shareholders.

As permitted by Massachusetts law, there will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Trust holding office have been elected by shareholders. In such an event the Trustees then in office will call a shareholders’ meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the shareholders in accordance with the Trust’s By-laws, the Trustees shall continue to hold office and may appoint successor Trustees. The Trust’s By-laws provide that no person shall serve as a Trustee if shareholders holding two-thirds of the outstanding shares have removed him or her from that office either by a written declaration filed with the Trust’s custodian or by votes cast at a meeting called for that purpose. The By-laws further provide that under certain circumstances the shareholders may call a meeting to remove a Trustee and that the Trust is required to provide assistance in communication with shareholders about such a meeting.

The Trust’s Declaration of Trust may be amended by the Trustees when authorized by vote of a majority of the outstanding voting securities of the Trust, the financial interests of which are affected by the amendment. The Trustees may also amend the Declaration of Trust without the vote or consent of shareholders to change the name of the Trust or any series or to make such other changes (such as reclassifying series or classes of shares or restructuring the Trust) as do not have a materially adverse effect on the financial interests of shareholders or if they deem it necessary to conform it to applicable federal or state laws or regulations. The Trust’s Bylaws provide that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with any litigation or proceeding in which they may be involved because of their offices with the Trust. However, no indemnification will be provided to any Trustee or officer for any liability to the Trust or shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The Trust or any series or class thereof may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the shares outstanding and entitled to vote at any meeting of shareholders of the Trust or the appropriate series or class thereof, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the shares of the Trust or a series or class thereof, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a series or class thereof entitled to vote thereon shall be sufficient authorization; or (2) by means of an instrument in writing signed by a majority of the Trustees, to be followed by a written notice to shareholders stating that a majority of the Trustees has determined that the continuation of the Trust or a series or a class thereof is not in the best interest of the Trust, such series or class or of their respective shareholders.

Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the Trust’s By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. The Declaration of Trust also contains provisions limiting the liability of a series or class to that series or class. Moreover, the Trust’s By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. The assets of each Fund are readily marketable and will ordinarily substantially exceed its liabilities. In light of the nature of each Fund’s business and the nature of its assets, management believes that the possibility of the Fund’s liability exceeding its assets, and therefore the shareholder’s risk of personal liability, is remote.

Proxy Voting Policy. The Board of Trustees of the Trust has adopted a proxy voting policy and procedures (the “Fund Policy”), pursuant to which the Trustees have delegated proxy voting responsibility to the investment adviser and adopted the proxy voting policies and procedures of the investment adviser (the “Policies”). An independent proxy voting service has been retained to assist in the voting of Fund proxies through the provision of vote analysis, implementation and record keeping and disclosure services. The Trustees will review each Fund’s proxy voting records from time to time and will annually consider approving the Policies for the upcoming year. For a copy of the Fund Policy and Adviser Policies, see Appendix G and Appendix H, respectively. Information on how each Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (1) without charge, upon request, by calling 1-800-262-1122, and (2) on the SEC’s website at http://www.sec.gov.

INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES

Investment Advisory Services. The investment adviser manages the investments and affairs of each Fund and provides related office facilities and personnel subject to the supervision of the Portfolio’s Board of Trustees. The investment adviser furnishes investment research, advice and supervision, furnishes an investment program and determines what securities will be purchased, held or sold by each Fund and what portion, if any, of the Fund’s assets will be held uninvested. Each Investment Advisory Agreement requires the investment adviser to pay the salaries and fees of all officers and Trustees of the Portfolio who are members of the investment adviser’s organization and all personnel of the investment adviser performing services relating to research and investment activities.

For a description of the compensation that each Fund pays the investment adviser, see the prospectus. The following table sets forth the net assets of each Fund and the advisory fees for the three fiscal years ended August 31, 2009.

		Advisory Fee Paid for Fiscal Years Ended
Fund	Net Assets at 8/31/09	8/31/09	8/31/08	8/31/07
Alabama	$54,375,571	$157,100	$177,451	$169,436
Arkansas	66,022,158	180,138	201,895	195,176
Georgia	84,519,424	285,362	304,752	252,111
Kentucky	53,356,936	151,944	180,282	190,170
Louisiana	41,166,047	95,662	110,014	86,191
Maryland	96,133,190	331,303	358,626	288,582
Missouri	101,650,747	362,405	391,398	309,273
North Carolina	100,491,914	354,720	359,107	300,091
Oregon	150,369,389	552,084	574,133	434,317
South Carolina	159,642,150	601,276	572,124	421,760
Tennessee	56,859,920	155,588	177,210	163,804
Virginia	137,882,664	502,584	526,325	465,003

Each Investment Advisory Agreement with the investment adviser continues in effect from year to year so long as such continuance is approved at least annually (i) by the vote of a majority of the noninterested Trustees of the Portfolio cast in person at a meeting specifically called for the purpose of voting on such approval and (ii) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Fund. Each Agreement may be terminated at any time without penalty on sixty (60) days’ written notice by the Board of Trustees of either party, or by vote of the majority of the outstanding voting securities of the Fund, and the Agreement will terminate automatically in the event of its assignment. Each Agreement provides that the investment adviser may render services to others. Each Agreement also provides that the investment adviser shall not be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the Agreement, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties thereunder, or for any losses sustained in the acquisition, holding or disposition of any security or other investment.

Information About BMR and Eaton Vance. BMR and Eaton Vance are business trusts organized under the laws of The Commonwealth of Massachusetts. EV serves as trustee of BMR and Eaton Vance. EV and Eaton Vance are wholly-owned subsidiaries of EVC, a Maryland corporation and publicly-held holding company. BMR is an indirect subsidiary of EVC. EVC through its subsidiaries and affiliates engages primarily in investment management, administration and marketing activities. The Directors of EVC are Thomas E. Faust Jr., Ann E. Berman, Leo I. Higdon, Jr., Dorothy E. Puhy, Duncan W. Richardson, Winthrop H. Smith, Jr. and Richard A. Spillane Jr. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust, the Voting Trustees of which are Mr. Faust, Jeffrey P. Beale, Cynthia J. Clemson, Maureen A. Gemma, Lisa Jones, Brian D. Langstraat, Michael R. Mach, Robert B. MacIntosh, Frederick S. Marius, Thomas M. Metzold, Scott H. Page, Mr. Richardson, Walter A. Row, III, G. West Saltonstall, Judith A. Saryan, David M. Stein, Payson F. Swaffield, Mark S. Venezia, Michael W. Weilheimer, Robert J. Whelan and Matthew J. Witkos (all of whom are officers of Eaton Vance or its affiliates). The Voting Trustees have unrestricted voting rights for the election of Directors of EVC. All of the outstanding voting trust receipts issued under said Voting Trust are owned by certain of the officers of BMR and Eaton Vance who are also officers, or officers and Directors of EVC and EV. As indicated under “Management and Organization,” all of the officers of the Trust (as well as Mr. Faust who is also a Trustee) hold positions in the Eaton Vance organization.

Code of Ethics. The investment adviser, principal underwriter, and each Fund have adopted Codes of Ethics governing personal securities transactions. Under the Codes, employees of the investment adviser and the principal underwriter may purchase and sell securities (including securities held or eligible for purchase by a Fund) subject to the provisions of the Codes and certain employees are also subject to pre-clearance, reporting requirements and other procedures.

Portfolio Managers. The portfolio managers (each referred to as a “portfolio manager”) of each Fund are listed below. Each portfolio manager manages other investment companies and/or investment accounts in addition to a Fund. The following tables show, as of a Fund’s most recent fiscal year end, the number of accounts each portfolio manager managed in each of the listed categories and the total assets in the accounts managed within each category. The table also shows the number of accounts with respect to which the advisory fee is based on the performance of the account, if any, and the total assets in those accounts.

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
William H. Ahern

Registered Investment Companies	16	$1,790.3	0	$0

Other Pooled Investment Vehicles	0	$ 0	0	$0

Other Accounts	0	$ 0	0	$0
	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Adam A. Weigold

Registered Investment Companies	12	$1,038.3	0	$0

Other Pooled Investment Vehicles	0	$ 0	0	$0

Other Accounts	0	$ 0	0	$0
	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Craig R. Brandon

Registered Investment Companies	12	$2,084.3	0	$0

Other Pooled Investment Vehicles	0	$ 0	0	$0

Other Accounts	0	$ 0	0	$0
	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Cynthia J. Clemson

Registered Investment Companies	10	$2,814.8	0	$0

Other Pooled Investment Vehicles	0	$ 0	0	$0

Other Accounts	0	$ 0	0	$0

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Robert B. MacIntosh

Registered Investment Companies	10	$2,251.6	0	$0

Other Pooled Investment Vehicles	0	$ 0	0	$0

Other Accounts	311	$ 282.5	0	$0
	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Thomas M. Metzold

Registered Investment Companies	7	$7,736.8	0	$0

Other Pooled Investment Vehicles	0	$ 0	0	$0

Other Accounts	0	$ 0	0	$0

* In millions of dollars.

The following table shows the dollar range of shares beneficially owned of each Fund by its portfolio manager as of each Fund’s most recent fiscal year ended August 31, 2009 and in all Eaton Vance Funds as of December 31, 2008. The purpose of each Fund is to provide tax-exempt income to persons subject to taxation in a particular state. No Fund’s portfolio manager is subject to such taxation and, as such, no manager owns shares of the Fund(s) he or she manages. In addition, in most cases, Fund shares are not registered for sale in the state of the portfolio manager’s residence.

Aggregate Dollar Range of Equity
	Dollar Range of Equity Securities	Securities Owned in all Registered Funds in
Fund Name and Portfolio Manager	Owned in the Fund	the Eaton Vance Family of Funds
Alabama Fund

William H. Ahern	None	$500,001 - $1,000,000
Arkansas Fund

Adam A. Weigold	None	$100,001 - $500,000
Georgia Fund

Adam A. Weigold	None	$100,001 - $500,000
Kentucky Fund

Adam A. Weigold	None	$100,001 - $500,000
Louisiana Fund

Robert B. MacIntosh	None	$500,001 - $1,000,000
Maryland Fund

Craig R. Brandon	None	$100,001 - $500,000
Missouri Fund

Cynthia J. Clemson	None	$500,001 - $1,000,000
North Carolina Fund

Thomas M. Metzold	None	over $1,000,000
Oregon Fund

Thomas M. Metzold	None	over $1,000,000
South Carolina Fund

Thomas M. Metzold	None	over $1,000,000
Tennessee Fund

Adam A. Weigold	None	$100,001 - $500,000
Virginia Fund

Adam A. Weigold	None	$100,001 - $500,000

It is possible that conflicts of interest may arise in connection with a portfolio manager’s management of a Fund’s investments on the one hand and the investments of other accounts for which the portfolio manager is responsible on the other. For example, a portfolio manager may have conflicts of interest in allocating management time, resources and investment opportunities among the Fund and other accounts he or she advises. In addition, due to differences in the investment strategies or restrictions between a Fund and the other accounts, a portfolio manager may take action with respect to another account that differs from the action taken with respect to the Fund. In some cases, another account managed by a portfolio manager may compensate the investment adviser based on the performance of the securities held by that account. The existence of such a performance based fee may create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment opportunities. Whenever conflicts of interest arise, the portfolio manager will endeavor to exercise his or her discretion in a manner that he or she believes is equitable to all interested persons. The investment adviser has adopted several policies and procedures designed to address these potential conflicts including: a code of ethics; and policies which govern the investment adviser’s trading practices, including among other things the aggregation and allocation of trades among clients, brokerage allocation, cross trades and best execution.

Compensation Structure for BMR. Compensation of the investment adviser’s portfolio managers and other investment professionals has three primary components: (1) a base salary, (2) an annual cash bonus, and (3) annual stock-based compensation consisting of options to purchase shares of EVC’s nonvoting common stock and restricted shares of EVC’s nonvoting common stock. The investment adviser’s investment professionals also receive certain retirement, insurance and other benefits that are broadly available to the investment adviser’s employees. Compensation of the investment adviser’s investment professionals is reviewed primarily on an annual basis. Cash bonuses, stock-based compensation awards, and adjustments in base salary are typically paid or put into effect at or shortly after the October 31st fiscal year end of EVC.

Method to Determine Compensation. The investment adviser compensates its portfolio managers based primarily on the scale and complexity of their portfolio responsibilities and the total return performance of managed funds and accounts versus appropriate peer groups or benchmarks. In addition to rankings within peer groups of funds on the basis of absolute performance, consideration may also be given to relative risk-adjusted performance. Risk-adjusted performance measures include, but are not limited to, the Sharpe ratio. Performance is normally based on periods ending on the September 30th preceding fiscal year end. Fund performance is normally evaluated primarily versus peer groups of funds as determined by Lipper Inc. and/or Morningstar, Inc. When a fund’s peer group as determined by Lipper or Morningstar is deemed by the investment adviser’s management not to provide a fair comparison, performance may instead be evaluated primarily against a custom peer group. In evaluating the performance of a fund and its manager, primary emphasis is normally placed on three-year performance, with secondary consideration of performance over longer and shorter periods. For funds that are tax-managed or otherwise have an objective of after-tax returns, performance is measured net of taxes. For other funds, performance is evaluated on a pre-tax basis. For funds with an investment objective other than total return (such as current income), consideration will also be given to the fund’s success in achieving its objective. For managers responsible for multiple funds and accounts, investment performance is evaluated on an aggregate basis, based on averages or weighted averages among managed funds and accounts. Funds and accounts that have performance-based advisory fees are not accorded disproportionate weightings in measuring aggregate portfolio manager performance.

The compensation of portfolio managers with other job responsibilities (such as heading an investment group or providing analytical support to other portfolios) will include consideration of the scope of such responsibilities and the managers’ performance in meeting them.

The investment adviser seeks to compensate portfolio managers commensurate with their responsibilities and performance, and competitive with other firms within the investment management industry. The investment adviser participates in investment-industry compensation surveys and utilizes survey data as a factor in determining salary, bonus and stock-based compensation levels for portfolio managers and other investment professionals. Salaries, bonuses and stock-based compensation are also influenced by the operating performance of the investment adviser and its parent company. The overall annual cash bonus pool is based on a substantially fixed percentage of pre-bonus operating income. While the salaries of the investment adviser’s portfolio managers are comparatively fixed, cash bonuses and stock-based compensation may fluctuate significantly from year to year, based on changes in manager performance and other factors as described herein. For a high performing portfolio manager, cash bonuses and stock-based compensation may represent a substantial portion of total compensation.

Administrative Services. As indicated in the prospectus, Eaton Vance serves as administrator of each Fund, but currently receives no compensation for providing administrative services to the Fund. Under its Administrative Services Agreement, Eaton Vance has been engaged to administer each Fund’s affairs, subject to the supervision of the Trustees of the Trust, and shall furnish office space and all necessary office facilities, equipment and personnel for administering the affairs of each Fund.

Sub-Transfer Agency Services. Eaton Vance also serves as sub-transfer agent for each Fund. As sub-transfer agent, Eaton Vance performs the following services directly on behalf of a Fund: (1) provides call center services to financial intermediaries and shareholders; (2) answers written inquiries related to shareholder accounts (matters relating to portfolio management, distribution of shares and other management policy questions will be referred to a Fund); (3) furnishes an SAI to any shareholder who requests one in writing or by telephone from a Fund; and (4) processes transaction requests received via telephone. For the sub-transfer agency services it provides, Eaton Vance receives an aggregate annual fee equal to the lesser of $2.5 million or the actual expenses incurred by Eaton Vance in the performance of those services. This fee is paid to Eaton Vance by a Fund’s transfer agent from fees it receives from the Eaton Vance funds. Each Fund will pay a pro rata share of such fee. For the fiscal year ended August 31,

2009, the transfer agent accrued for or paid to Eaton Vance the following amounts for sub-transfer agency services performed on behalf of each Fund:

Alabama	Arkansas	Georgia	Kentucky	Louisiana	Maryland	Missouri	N. Carolina	Oregon	S. Carolina	Tennessee	Virginia

$1,162	$1,366	$1,673	$1,393	$522	$2,119	$2,253	$2,409	$2,648	$2,008	$1,239	$3,099

Expenses. Each Fund is responsible for all expenses not expressly stated to be payable by another party (such as expenses required to be paid pursuant to an agreement with the investment adviser, the principal underwriter or the administrator). In the case of expenses incurred by the Trust, each Fund is responsible for its pro rata share of those expenses. The only expenses of a Fund allocated to a particular class are those incurred under the Distribution Plan applicable to that class (if any) and certain other class-specific expenses.

OTHER SERVICE PROVIDERS

Principal Underwriter. Eaton Vance Distributors, Inc. (“EVD"), Two International Place, Boston, MA 02110 is the principal underwriter of each Fund. The principal underwriter acts as principal in selling shares under a Distribution Agreement with the Trust. The expenses of printing copies of prospectuses used to offer shares and other selling literature and of advertising are borne by the principal underwriter. The fees and expenses of qualifying and registering and maintaining qualifications and registrations of a Fund and its shares under federal and state securities laws are borne by the Fund. The Distribution Agreement is renewable annually by the Trust’s Board of Trustees (including a majority of the noninterested Trustees who have no direct or indirect financial interest in the operation of the Distribution Agreement or any applicable Distribution Plan), may be terminated on sixty days’ notice either by such Trustees or by vote of a majority of the outstanding Fund shares or on six months’ notice by the principal underwriter and is automatically terminated upon assignment. The principal underwriter distributes shares on a “best efforts” basis under which it is required to take and pay for only such shares as may be sold. EVD is a direct, wholly-owned subsidiary of EVC. Mr. Faust is a Director of EVD.

Custodian. State Street Bank and Trust Company (“State Street“), 200 Clarendon Street, Boston, MA 02116, serves as custodian to each Fund. State Street has custody of all cash and securities of a Fund, maintains the general ledger of each Fund and computes the daily net asset value of shares of each Fund. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with each Fund’s investments, receives and disburses all funds and performs various other ministerial duties upon receipt of proper instructions from the Trust. State Street provides services in connection with the preparation of shareholder reports and the electronic filing of such reports with the SEC. EVC and its affiliates and their officers and employees from time to time have transactions with various banks, including State Street. It is Eaton Vance’s opinion that the terms and conditions of such transactions were not and will not be influenced by existing or potential custodial or other relationships between each Fund and such banks.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 200 Berkeley Street, Boston, MA 02116, is the independent registered public accounting firm of each Fund, providing audit related services and assistance and consultation with respect to the preparation of filings with the SEC.

Transfer Agent. PNC Global Investment Servicing, P.O. Box 9653, Providence, RI 02940-9653, serves as transfer and dividend disbursing agent for each Fund.

CALCULATION OF NET ASSET VALUE

The net asset value of each Fund is computed by State Street (as agent and custodian for each Fund) by subtracting the liabilities of the Fund from the value of its total assets. Each Fund will be closed for business and will not price its respective shares on the following business holidays and any other business day that the New York Stock Exchange (the "Exchange") is closed: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Inasmuch as the market for municipal obligations is a dealer market with no central trading location or continuous quotation system, it is not feasible to obtain last transaction prices for most municipal obligations held by a Fund, and such obligations, including those purchased on a when-issued basis, will normally be valued on the basis of valuations furnished by a pricing service. The pricing service uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities, various relationships between securities, and yield to maturity in determining value. Taxable obligations, if any, are normally valued on the basis of valuations furnished by a pricing service. Open futures positions on debt securities are valued at the most recent settlement prices, unless such price does not reflect the fair value of the contract, in which case the positions will be valued by or at the direction of the Trustees. Other assets are valued at fair value using methods determined in good faith by or at the direction of the Trustees considering relevant factors, data and information including the market value of freely tradable securities of the same class in the principal market on which such securities are normally traded.

PURCHASING AND REDEEMING SHARES

Additional Information About Purchases. Fund shares are offered for sale only in states where they are registered. Fund shares are continuously offered through financial intermediaries which have entered into agreements with the principal underwriter. Shares of a Fund are sold at the offering price, which is the net asset value plus the initial sales charge, if any. The Fund receives the net asset value. The principal underwriter receives the sales charge, all or a portion of which may be reallowed to the financial intermediaries responsible for selling Fund shares. The sales charge table in the prospectus is applicable to purchases of a Fund alone or in combination with purchases of certain other funds offered by the principal underwriter, made at a single time by (i) an individual, or an individual, his or her spouse and their children under the age of twenty-one, purchasing shares for his or their own account, and (ii) a trustee or other fiduciary purchasing shares for a single trust estate or a single fiduciary account. The table is also presently applicable to (1) purchases of Class A shares pursuant to a written Statement of Intention; or (2) purchases of Class A shares pursuant to the Right of Accumulation and declared as such at the time of purchase. See “Sales Charges”.

In connection with employee benefit or other continuous group purchase plans, a Fund may accept initial investments of less than the minimum investment amount on the part of an individual participant. In the event a shareholder who is a participant of such a plan terminates participation in the plan, his or her shares will be transferred to a regular individual account. However, such account will be subject to the right of redemption by a Fund as described below.

Suspension of Sales. The Trust may, in its absolute discretion, suspend, discontinue or limit the offering of one or more of its classes of shares at any time. In determining whether any such action should be taken, the Trust’s management intends to consider all relevant factors, including (without limitation) the size of a Fund or class, the investment climate and market conditions, the volume of sales and redemptions of shares, and (if applicable) the amount of uncovered distribution charges of the principal underwriter. The Class A, Class B and Class C Distribution Plans may continue in effect and payments may be made under the Plans following any such suspension, discontinuance or limitation of the offering of shares; however, there is no contractual obligation to continue any Plan for any particular period of time. Suspension of the offering of shares would not, of course, affect a shareholder’s ability to redeem shares.

Additional Information About Redemptions. The right to redeem shares of a Fund can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the SEC, or during any emergency as determined by the SEC which makes it impracticable for a Fund to dispose of its securities or value its assets, or during any other period permitted by order of the SEC for the protection of investors.

Due to the high cost of maintaining small accounts, the Trust reserves the right to redeem accounts with balances of less than $750. Prior to such a redemption, shareholders will be given 60 days’ written notice to make an additional purchase. However, no such redemption would be required by the Trust if the cause of the low account balance was a reduction in the net asset value of shares. No CDSC or redemption fees, if applicable, will be imposed with respect to such involuntary redemptions.

While normally payments will be made in cash for redeemed shares, the Trust, subject to compliance with applicable regulations, has reserved the right to pay the redemption price of shares of a Fund, either totally or partially, by a distribution in kind of readily marketable securities. The securities so distributed would be valued pursuant to the valuation procedures described in this SAI. If a shareholder received a distribution in kind, the shareholder could incur brokerage or other charges in converting the securities to cash.

Systematic Withdrawal Plan. The transfer agent will send to the shareholder regular monthly or quarterly payments of any permitted amount designated by the shareholder based upon the value of the shares held. The checks will be drawn from share redemptions and hence, may require the recognition of taxable gain or loss. Income dividends and capital gains distributions in connection with withdrawal plan accounts will be credited at net asset value as of the record date for each distribution. Continued withdrawals in excess of current income will eventually use up principal, particularly in a period of declining market prices. A shareholder may not have a withdrawal plan in effect at the same time he or she has authorized Bank Automated Investing or is otherwise making regular purchases of Fund shares. The shareholder, the transfer agent or the principal underwriter may terminate the withdrawal plan at any time without penalty.

Other Information. A Fund’s net asset value per share is normally rounded to two decimal places. In certain situations (such as a merger, share split or a purchase or sale of shares that represents a significant portion of a share class), the administrator may determine to extend the calculation of the net asset value per share to additional decimal places to ensure that neither the value of the Fund nor a shareholder’s shares is diluted materially as the result of a purchase or sale or other transaction.

In circumstances where a financial intermediary has entered into an agreement with a Fund or its principal underwriter to exchange shares from one class of the Fund to another, such exchange shall be permitted and any applicable redemption fee will not be imposed in connection with such transaction, provided that the class of shares acquired in the exchange is subject to the same redemption fee. In connection with the exemption from the Funds’ policies to discourage short-term trading and market timing and the applicability of any redemption fee to a redemption, asset allocation programs include any investment vehicle that allocates its assets among investments in concert with changes in a model portfolio and any asset allocation programs that may be sponsored by Eaton Vance or its affiliates.

SALES CHARGES

Dealer Commissions. The principal underwriter may, from time to time, at its own expense, provide additional incentives to financial intermediaries which employ registered representatives who sell Fund shares and/or shares of other funds distributed by the principal underwriter. In some instances, such additional incentives may be offered only to certain financial intermediaries whose representatives sell or are expected to sell significant amounts of shares. In addition, the principal underwriter may from time to time increase or decrease the sales commissions payable to financial intermediaries. The principal underwriter may allow, upon notice to all financial intermediaries with whom it has agreements, discounts up to the full sales charge during the periods specified in the notice. During periods when the discount includes the full sales charge, such financial intermediaries may be deemed to be underwriters as that term is defined in the 1933 Act.

Purchases at Net Asset Value. Class A shares may be sold at net asset value to current and retired Directors and Trustees of Eaton Vance funds and portfolios; to clients (including custodial, agency, advisory and trust accounts) and current and retired officers and employees of Eaton Vance, its affiliates and other investment advisers and sub-advisers of Eaton Vance sponsored funds; and to such persons’ spouses, parents, siblings and lineal descendants and their beneficial accounts. Such shares may also be issued at net asset value (1) in connection with the merger (or similar transaction) of an investment company (or series or class thereof) or personal holding company with a Fund (or class thereof), (2) to investors making an investment as part of a fixed fee program whereby an entity unaffiliated with the investment adviser provides investment services, such as management, brokerage and custody, (3) to investment advisors, financial planners or other intermediaries who place trades for their own accounts or the accounts of their clients and who charge a management, consulting or similar ongoing fee for their services; clients of such investment advisors, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, financial planner or other intermediary on the books and records of the broker or agent; financial intermediaries who have entered into an agreement with the principal underwriter to offer Class A shares through a no-load platform, (4) to officers and employees of the Fund custodian and the transfer agent and (5) in connection with the ReFlow liquidity program. Class A shares may also be sold at net asset value to registered representatives and employees of financial intermediaries. Sales charges generally are waived because either (i) there is no sales effort involved in the sale of shares or (ii) the investor is paying a fee (other than the sales charge) to the financial intermediary involved in the sale. Any new or revised sales charge or CDSC waiver will be prospective only.

Waiver of Investment Minimums. In addition to waivers described in the prospectus, minimum investment amounts are waived for current and retired Directors and Trustees of Eaton Vance funds and portfolios, clients (including custodial, agency, advisory and trust accounts), current and retired officers and employees of Eaton Vance, its affiliates and other investment advisers and sub-advisers of Eaton Vance sponsored funds, and for such persons’ spouses, parents, siblings and lineal descendants and their beneficial accounts. The minimum initial investment amount is also waived for officers and employees of a Fund’s custodian and transfer agent. Investments in a Fund by ReFlow in connection with the ReFlow liquidity program are also not subject to the minimum investment amount.

Statement of Intention. If it is anticipated that $50,000 or more of Class A shares and shares of other funds exchangeable for Class A shares of another Eaton Vance fund will be purchased within a 13-month period, the Statement of Intention section of the account application should be completed so that shares may be obtained at the same reduced sales charge as though the total quantity were invested in one lump sum. Shares eligible for the right of accumulation (see below) as of the date of the Statement and purchased during the 13-month period will be included toward the completion of the Statement. If you make a Statement of Intention, the transfer agent is authorized to hold in escrow sufficient shares (5% of the dollar amount specified in the Statement) which can be redeemed to make up any difference in sales charge on the amount intended to be invested and the amount actually invested. A Statement of Intention does not obligate the shareholder to purchase or the Fund to sell the full amount indicated in the Statement.

If the amount actually purchased during the 13-month period is less than that indicated in the Statement, the shareholder will be requested to pay the difference between the sales charge applicable to the shares purchased and the sales charge paid under the Statement of Intention. If the payment is not received in 20 days, the appropriate number of escrowed shares will be redeemed in order to realize such difference. If the total purchases during the 13-month period are large enough to qualify for a lower sales charge than that applicable to the amount specified in the Statement, all transactions will be computed at the expiration date of the

Statement to give effect to the lower sales charge. Any difference will be refunded to the shareholder in cash or applied to the purchase of additional shares, as specified by the shareholder. This refund will be made by the financial intermediary and the principal underwriter. If at the time of the recomputation, the financial intermediary for the account has changed, the adjustment will be made only on those shares purchased through the current financial intermediary for the account.

Right of Accumulation. Under the right of accumulation, the applicable sales charge level is calculated by aggregating the dollar amount of the current purchase and the value (calculated at the maximum current offering price) of shares owned by the shareholder. Shares of Eaton Vance Cash Management Fund and Eaton Vance Tax Free Reserves cannot be accumulated for purposes of this privilege. The sales charge on the shares being purchased will then be applied at the rate applicable to the aggregate. Share purchases eligible for the right of accumulation are described under "Sales Charges" in the prospectus. For any such discount to be made available at the time of purchase a purchaser or his or her financial intermediary must provide the principal underwriter (in the case of a purchase made through a financial intermediary) or the transfer agent (in the case of an investment made by mail) with sufficient information to permit verification that the purchase order qualifies for the accumulation privilege. Confirmation of the order is subject to such verification. The right of accumulation privilege may be amended or terminated at any time as to purchases occurring thereafter.

Conversion Feature. Class B shares held for eight years will automatically convert to Class A shares. For purposes of this conversion, all distributions paid on Class B shares which the shareholder elects to reinvest in Class B shares will be considered to be held in a separate sub-account. Upon the conversion of Class B shares not acquired through the reinvestment of distributions, a pro rata portion of the Class B shares held in the sub-account will also convert to Class A shares. This portion will be determined by the ratio that the Class B shares being converted bears to the total of Class B shares (excluding shares acquired through reinvestment) in the account. This conversion feature is subject to the continuing availability of a ruling from the Internal Revenue Service or an opinion of counsel that the conversion is not taxable for federal income tax purposes.

Distribution Plans

The Trust has in effect a compensation-type Distribution Plan for Class A shares (the “Class A Plan”) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan is designed to (i) finance activities which are primarily intended to result in the distribution and sales of Class A shares and to make payments in connection with the distribution of such shares and (ii) pay service fees for personal services and/or the maintenance of shareholder accounts to the principal underwriter, financial intermediaries and other persons. The distribution and service fees payable under the Class A Plan shall not exceed 0.25% of the average daily net assets attributable to Class A shares for any fiscal year. Class A distribution and service fees are paid monthly in arrears. For the distribution and service fees paid by Class A shares, see Appendix A.

The Trust also has in effect compensation-type Distribution Plans for each Fund’s Class B and Class C shares (the “Class B and Class C Plans”) pursuant to Rule 12b-1 under the 1940 Act. On each sale of shares (excluding reinvestment of distributions) a Class will pay the principal underwriter amounts representing (i) sales commissions equal to 5% for Class B shares and 6.25% for Class C shares of the amount received by a Fund for each Class share sold and (ii) interest at the rate of 1% over the prime rate then reported in The Wall Street Journal applied to the outstanding amounts owed to the principal underwriter, so-called “uncovered distribution charges”. Each Class pays the principal underwriter a distribution fee, accrued daily and paid monthly, at an annual rate not exceeding 0.75% of its average daily net assets to finance the distribution of its shares. Such fees compensate the principal underwriter for the sales commissions paid by it to financial intermediaries on the sale of shares, for other distribution expenses (such as personnel, overhead, travel, printing and postage) and for interest expenses. The principal underwriter currently pays an up-front sales commission (except on exchange transactions and reinvestments) of 4% of the purchase price of Class B shares and 0.80% of the purchase price of Class C shares, and an up-front service fee of 0.20% on Class C shares. Distribution fees paid by a Class and CDSCs paid to the Fund by redeeming Class shareholders reduce the outstanding uncovered distribution charges of the Class. Whenever there are no outstanding uncovered distribution charges of a Class, the Class discontinues payment of distribution fees.

The Trustees of the Trust believe that each Plan will be a significant factor in the expected growth of each Fund’s assets, and will result in increased investment flexibility and advantages which have benefited and will continue to benefit the Fund and its shareholders. The Eaton Vance organization will profit by reason of the operation of each Class B and Class C Plan through an increase in Fund assets and if at any point in time the aggregate amounts received by the principal underwriter pursuant to the Plans and from CDSCs have exceeded the total expenses incurred in distributing Class B and Class C shares. Because payments to the principal underwriter under the Class B and Class C Plans are limited, uncovered distribution charges (sales expenses of the principal underwriter plus interest, less the above fees and CDSCs received by it) may exist indefinitely. For sales commissions, CDSCs and uncovered distribution charges, see Appendix B and Appendix C.

The Class B and Class C Plans also authorize the payment of service fees to the principal underwriter, financial intermediaries and other persons in amounts not exceeding an annual rate of 0.25% of its average daily net assets for personal services, and/or the maintenance of shareholder accounts. For Class B, this fee is paid monthly in arrears based on the value of shares sold by such persons. For Class C, financial intermediaries currently receive (a) a service fee (except on exchange transactions and reinvestments) at the time of sale equal to 0.20% of the purchase price of Class C shares sold by such dealer, and (b) monthly service fees approximately equivalent to 1/12 of 0.20% of the value of Class C shares sold by such dealer. During the first year after a purchase of Class C shares, the principal underwriter will retain the service fee as reimbursement for the service fee payment made to financial intermediaries at the time of sale. For the service fees paid, see Appendix B and Appendix C.

A Plan continues in effect from year to year so long as such continuance is approved at least annually by the vote of both a majority of (i) the noninterested Trustees of the Trust who have no direct or indirect financial interest in the operation of the Plan or any agreements related to the Plan (the “Plan Trustees”) and (ii) all of the Trustees then in office. A Plan may be terminated at any time by vote of a majority of the Plan Trustees or by a vote of a majority of the outstanding voting securities of the applicable Class. Quarterly Trustee review of a written report of the amount expended under the Plan and the purposes for which such expenditures were made is required. A Plan may not be amended to increase materially the payments described therein without approval of the shareholders of the affected Class and the Trustees. So long as a Plan is in effect, the selection and nomination of the noninterested Trustees shall be committed to the discretion of such Trustees. The Trustees, including the Plan Trustees, initially approved the current Plan(s) on June 23, 1997 (November 14, 2005 for the Class C Plan for Alabama, Arkansas, Georgia, Kentucky, Maryland, Missouri, North Carolina, Oregon, South Carolina, Tennessee and Virginia, and August 6, 2007 for the Class C Plan for Louisiana). Any Trustee of the Trust who is an “interested” person of the Trust has an indirect financial interest in a Plan because his or her employer (or affiliates thereof) receives distribution and/or service fees under the Plan or agreements related thereto.

PERFORMANCE

Performance Calculations. Average annual total return before deduction of taxes (“pre-tax return”) is determined by multiplying a hypothetical initial purchase order of $1,000 by the average annual compound rate of return (including capital appreciation/depreciation, and distributions paid and reinvested) for the stated period and annualizing the result. The calculation assumes (i) that all distributions are reinvested at net asset value on the reinvestment dates during the period, (ii) the deduction of the maximum of any initial sales charge from the initial $1,000 purchase, (iii) a complete redemption of the investment at the end of the period, and (iv) the deduction of any applicable CDSC at the end of the period.

Average annual total return after the deduction of taxes on distributions is calculated in the same manner as pre-tax return except the calculation assumes that any federal income taxes due on distributions are deducted from the distributions before they are reinvested. Average annual total return after the deduction of taxes on distributions and taxes on redemption also is calculated in the same manner as pre-tax return except the calculation assumes that (i) any federal income taxes due on distributions are deducted from the distributions before they are reinvested and (ii) any federal income taxes due upon redemption are deducted at the end of the period. After-tax returns are based on the highest federal income tax rates in effect for individual taxpayers as of the time of each assumed distribution and redemption (taking into account their tax character), and do not reflect the impact of state and local taxes. In calculating after-tax returns, the net value of any federal income tax credits available to shareholders is applied to reduce federal income taxes payable on distributions at or near year-end and, to the extent the net value of such credits exceeds such distributions, is then assumed to be reinvested in additional Fund shares at net asset value on the last day of the fiscal year in which the credit was generated or, in the case of certain tax credits, on the date on which the year-end distribution is paid. For pre-tax and after-tax total return information, see Appendix A, Appendix B, Appendix C and Appendix D.

In addition to the foregoing total return figures, each Fund may provide pre-tax and after-tax annual and cumulative total return, as well as the ending redeemable cash value of a hypothetical investment. If shares are subject to a sales charge, total return figures may be calculated based on reduced sales charges or at net asset value. These returns would be lower if the full sales charge was imposed. After-tax returns may also be calculated using different tax rate assumptions and taking into account state and local income taxes as well as federal taxes.

Yield is computed pursuant to a standardized formula by dividing the net investment income per share earned during a recent thirty-day period by the maximum offering price (including the maximum of any initial sales charge) per share on the last day of the period and annualizing the resulting figure. Net investment income per share is calculated from the yields to maturity of all debt obligations held based on prescribed methods, reduced by accrued expenses for the period with the resulting number being divided by the average daily number of shares outstanding and entitled to receive distributions during the period. Yield figures do not reflect the deduction of any applicable CDSC, but assume the maximum of any initial sales charge. (Actual yield may be affected by variations in sales charges on investments.) A tax-equivalent yield is computed by using the tax-exempt yield and dividing by one minus a stated tax rate. The stated tax rate will reflect the federal income and certain state and local (if any) taxes applicable to investors in a particular tax bracket and may reflect certain assumptions relating to tax exemptions and deductions. The tax-equivalent yield will differ for investors in other tax brackets or for whom the assumed exemptions and deductions are not available. Tax-equivalent yield is designed to show the approximate yield a taxable investment would have to earn to produce an after-tax yield equal to the tax-exempt yield.

Disclosure of Portfolio Holdings and Related Information. The Board of Trustees has adopted policies and procedures (the “Policies”) with respect to the disclosure of information about portfolio holdings of each Fund. Pursuant to the Policies, information about portfolio holdings of a Fund may not be disclosed to any party except as follows:

• Disclosure made in filings with the SEC and posted on the Eaton Vance website: In accordance with rules established by the SEC, each Fund sends semiannual and annual reports to shareholders that contain a complete list of portfolio holdings as of the end of the second and fourth fiscal quarters, respectively, within 60 days of quarter-end. Each Fund also discloses complete portfolio holdings as of the end of the first and third fiscal quarters on Form N-Q, which is filed with the SEC within 60 days of quarter-end. Each Fund’s complete portfolio holdings as reported in annual and semiannual reports and on Form N-Q are available for viewing on the SEC website at http://www.sec.gov and may be reviewed and copied at the SEC’s public reference room (information on the operation and terms of usage of the SEC public reference room is available at http://www.sec.gov/info/edgar/prrrules.htm or by calling 1-800-SEC-0330).
Generally within five business days of filing with the SEC, each Fund’s portfolio holdings as reported in annual and semiannual reports and on Form N-Q also are available on Eaton Vance’s website at www.eatonvance.com and are available upon request at no cost by contacting Eaton Vance at 1-800-262-1122. Each Fund also will post a complete list of its portfolio holdings as of each calendar quarter end on the Eaton Vance website within 30 days of calendar quarter end.
• Disclosure of certain portfolio characteristics: Each Fund may also post information about certain portfolio characteristics (such as top ten holdings and asset allocation information) as of the most recent calendar quarter end on the Eaton Vance website approximately ten business days after the calendar quarter end. Such information is also available upon request by contacting Eaton Vance at 1-800-262-1122.
• Confidential disclosure for a legitimate Fund purpose: Portfolio holdings may be disclosed, from time to time as necessary, for a legitimate business purpose of a Fund, believed to be in the best interests of the Fund and its shareholders, provided there is a duty or an agreement that the information be kept confidential. Any such confidentiality agreement includes provisions intended to impose a duty not to trade on the non-public information. The Policies permit disclosure of portfolio holdings information to the following: 1) affiliated and unaffiliated service providers that have a legal or contractual duty to keep such information confidential, such as employees of the investment adviser (including portfolio managers and, in the case of a Portfolio, the portfolio manager of any account that invests in the Portfolio), the administrator, custodian, transfer agent, principal underwriter, etc. described herein and in the prospectus; 2) other persons who owe a fiduciary or other duty of trust or confidence to the Fund (such as Fund legal counsel and independent registered public accounting firm); or 3) persons to whom the disclosure is made in advancement of a legitimate business purpose of a Fund and who have expressly agreed in writing to maintain the disclosed information in confidence and to use it only in connection with the legitimate business purpose underlying the arrangement. Such persons may include securities lending agents which may receive information from time to time regarding selected holdings which may be loaned by a Fund, credit rating agencies (such as Moody’s Investor Services, Inc. and Standard & Poor’s Ratings Group),
statistical ratings agencies (such as Morningstar, Inc.), analytical service providers engaged by the investment adviser
(such as Advent, Bloomberg L.P., Evare, Factset, McMunn Associates, Inc. and The Yield Book, Inc.), proxy evaluation vendors (such as Institutional Shareholder Servicing Inc.), pricing services (such as LSTA/LPC Mark-to-Market Pricing
Service, WM Company Reuters Information Services, Pricing Direct, State Street Derivatives Pricing Service, FT
Interactive Data Corp. and Standard & Poor’s Securities Evaluation Service, Inc.), which receive information as needed to price a particular holding, translation services, lenders under Fund credit facilities (such as Citibank, N.A.), consultants and other product evaluators and, for purposes of facilitating portfolio transactions, financial intermediaries and other intermediaries (such as national and regional municipal bond dealers and mortgage-backed securities dealers).
These entities receive portfolio information on an as needed basis in order to perform the service for which they are being engaged. If required in order to perform their duties, this information will be provided in real time or as soon as practical thereafter. Additional categories of disclosure involving a legitimate business purpose may be added to this list upon the authorization of a Fund’s Board of Trustees. In addition, in connection with a redemption in kind, the redeeming shareholder may be required to agree to keep the information about the securities to be so distributed confidential, except to the extent necessary to dispose of the securities.
• Historical portfolio holdings information: From time to time, each Fund may be requested to provide historic portfolio holdings information that has not been made public previously. In such case, the requested information may be provided if: the information is requested for due diligence or another legitimate purpose; the requested portfolio holdings are for a period that is no more recent than the date of the portfolio holdings posted to the Eaton Vance website; a Fund’s portfolio manager and Eaton Vance’s Chief Equity or Chief Income Investment Officer (as appropriate) have reviewed the request and do not believe the dissemination of the information requested would disadvantage Fund shareholders; and the Chief

Compliance Officer ("CCO") has reviewed the request to ensure that the disclosure of the requested information does not give rise to a conflict of interest between Fund shareholders and an affiliated service provider.

The Funds, the investment adviser and principal underwriter will not receive any monetary or other consideration in connection with the disclosure of information concerning a Fund’s portfolio holdings.

The Policies may not be waived, or exception made, without the consent of the CCO of the Funds. The CCO may not waive or make exception to the Policies unless such waiver or exception is consistent with the intent of the Policies, which is to ensure that disclosure of portfolio information is in the best interest of Fund shareholders. In determining whether to permit a waiver of or exception to the Policies, the CCO will consider whether the proposed disclosure serves a legitimate purpose of a Fund, whether it could provide the recipient with an advantage over Fund shareholders or whether the proposed disclosure gives rise to a conflict of interest between a Fund’s shareholders and its investment adviser, principal underwriter or other affiliated person. The CCO will report all waivers of or exceptions to the Policies to the Trustees at their next meeting. The Trustees may impose additional restrictions on the disclosure of portfolio holdings information at any time.

The Policies are designed to provide useful information concerning a Fund to existing and prospective Fund shareholders while at the same time inhibiting the improper use of portfolio holdings information in trading Fund shares and/or portfolio securities held by a Fund. However, there can be no assurance that the provision of any portfolio holdings information is not susceptible to inappropriate uses (such as the development of “market timing” models), particularly in the hands of highly sophisticated investors, or that it will not in fact be used in such ways beyond the control of the Funds.

TAXES

Each series of the Trust is treated as a separate entity for federal income tax purposes. Each Fund has elected to be treated and intends to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Code. Accordingly, each Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net investment income and net short-term and long-term capital gains (after reduction by any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying any federal income tax. If a Fund qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, it will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions. Each Fund qualified as a RIC for its fiscal year ended August 31, 2009. Each Fund also seeks to avoid payment of federal excise tax. However, if a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted to so elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts.

In order to avoid incurring a federal excise tax obligation, the Code requires that a Fund distribute (or be deemed to have distributed) by December 31 of each calendar year (i) at least 98% of its ordinary income (not including tax-exempt income) for such year, (ii) at least 98% of its capital gain net income (which is the excess of its realized capital gains over its realized capital losses), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Fund paid no federal income tax. If a Fund fails to meet these requirements it will be subject to a nondeductible 4% excise tax on the undistributed amounts. Under current law, provided that a Fund qualifies as a RIC for federal tax purposes, the Fund should not be liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

If a Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of tax-exempt income and net capital gain (if any), will be taxable to the shareholder as dividend income. However, such distributions may be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

Fund’s investment in zero coupon and certain other securities will cause it to realize income prior to the receipt of cash payments with respect to these securities. Such income will be accrued daily by the Fund and, in order to avoid a tax payable by the Fund, the Fund may be required to liquidate securities that it might otherwise have continued to hold in order to generate cash so that the Fund may make required distributions to its shareholders.

A Fund may invest to a significant extent in debt obligations that are in the lowest rating catagories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as when a Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income.

Distributions by a Fund of net tax-exempt interest income that are properly designated as “exempt-interest dividends” may be treated by shareholders as interest excludable from gross income for federal income tax purposes under Section 103(a) of the Code. In order for a Fund to be entitled to pay the tax-exempt interest income as exempt-interest dividends to its shareholders, the Fund must and intends to satisfy certain requirements, including the requirement that, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of obligations the interest on which is exempt from regular federal income tax under Code Section 103(a). Interest on certain municipal obligations may be taxable for purposes of the federal AMT and for state and local purposes. In addition, corporate shareholders must include the full amount of exempt-interest dividends in computing the preference items for the purposes of the AMT. Shareholders of a Fund are required to report tax-exempt interest on their federal income tax returns.

For taxable years beginning on or before December 31, 2010, distributions of investment income designated by a Fund as derived from “qualified dividend income” will be taxed in the hands of individual shareholders at the rates applicable to long-term capital gains, provided holding period and other requirements are met at both the shareholder and Fund level. It is not expected a significant portion of Fund distributions would be derived from qualified dividend income.

Tax-exempt distributions received from a Fund are taken into account in determining, and may increase, the portion of social security and certain railroad retirement benefits that may be subject to federal income tax.

Interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of a Fund is not deductible to the extent it is deemed related to the Fund’s distributions of tax-exempt interest. Further, entities or persons who are “substantial users” (or persons related to “substantial users”) of facilities financed by industrial development or private activity bonds should consult their tax advisers before purchasing shares of a Fund. “Substantial user” is defined in applicable Treasury regulations to include a “non-exempt person” who regularly uses in its trade or business a part of a facility financed from the proceeds of industrial development bonds, and the same definition should apply in the case of private activity bonds.

Any recognized gain or income attributable to market discount on long-term tax-exempt municipal obligations (i.e., obligations with a term of more than one year) purchased after April 30, 1993 (except to the extent of a portion of the discount attributable to original issue discount), is taxable as ordinary income. A long-term debt obligation is generally treated as acquired at a market discount if purchased after its original issue at a price less than (i) the stated principal amount payable at maturity, in the case of an obligation that does not have original issue discount or (ii) in the case of an obligation that does have original issue discount, the sum of the issue price and any original issue discount that accrued before the obligation was purchased, subject to a de minimis exclusion.

From time to time proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of municipal obligations, and it can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of municipal obligations for investment by a Fund and the value of the securities held by it may be affected. It is possible that events occurring after the date of issuance of municipal obligations, or after a Fund’s acquisition of such an obligation, may result in a determination that the interest paid on that obligation is taxable, even retroactively.

In the course of managing its investments, a Fund may realize some short-term and long-term capital gains (and/or losses) as well as other taxable income. Any distributions by a Fund of its share of such capital gains (after reduction by any capital loss carryforwards) or other taxable income would be taxable to shareholders of the Fund. However, it is expected that such amounts, if any, would normally be insubstantial in relation to the tax-exempt interest earned by the Fund.

A Fund’s investments in options, futures contracts, hedging transactions, forward contracts (to the extent permitted) and certain other transactions may be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to a Fund, defer Fund losses, cause adjustments in the holding periods of Fund securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to investors.

A Fund’s investment in so-called "section 1256 contracts," such as regulated futures contracts, most foreign currency forward contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by a Fund at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in a Fund’s income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by a Fund from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a "hedging transaction" nor part of a "straddle," 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40%

of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by a Fund.

As a result of entering into swap contracts, a Fund may make or receive periodic net payments. A Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if a Fund has been a party to a swap for more than one year). With respect to certain types of swaps, a Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss. The tax treatment of many types of credit default swaps is uncertain.

Any loss realized upon the sale or exchange of Fund shares with a tax holding period of six months or less will be disallowed to the extent of any distributions treated as tax-exempt interest with respect to such shares and if the loss exceeds the disallowed amount, will be treated as a long-term capital loss to the extent of any distributions treated as long-term capital gain with respect to such shares. In addition, all or a portion of a loss realized on a redemption or other disposition of Fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquired other shares of the same Fund (whether through the reinvestment of distributions or otherwise) within the period beginning 30 days before the redemption of the loss shares and ending 30 days after such date. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

Sales charges paid upon a purchase of shares subject to a front-end sales charge cannot be taken into account for purposes of determining gain or loss on a redemption or exchange of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of Fund shares (or shares of another fund) pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

Dividends and distributions on a Fund’s shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when a Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared.

In general, dividends (other than capital gain dividends and exempt-interest dividends) paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign person”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). The withholding tax does not apply to regular dividends paid to a foreign person who provides a Form W-8ECI, certifying that the dividends are effectively connected with the foreign person’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the foreign person were a U.S. shareholder. A non-U.S. corporation receiving effectively connected dividends may also be subject to additional "branch profits tax" imposed at a rate of 30% (or lower treaty rate). A foreign person who fails to provide an IRS Form W-8BEN or other applicable form may be subject to backup withholding at the appropriate rate.

For taxable years beginning before January 1, 2010, properly-designated dividends are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of a Fund’s “qualified net interest income” (generally, a Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of a Fund’s “qualified short-term capital gains” (generally, the excess of a Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on its circumstances, a Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary may withhold even if a Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

For taxable years beginning before January 1, 2010, distributions that a Fund designates as “short-term capital gain dividends” or “long-term capital gain dividends” may not be treated as such to a recipient foreign shareholder if the distribution is attributable to gain received from the sale or exchange of U.S. real property or an interest in a U.S. real property holding corporation and the foreign shareholder has not owned more than 5% of the outstanding shares of a Fund at any time during the one-year period ending on the date of distribution. Such distributions will be subject to 30% withholding by a Fund and will be treated as ordinary dividends to the foreign shareholder.

If a Fund’s direct or indirect interests in U.S. real property were to exceed certain levels, a foreign shareholder realizing gains upon redemption from a Fund on or before December 31, 2009 could be subject to the 35% withholding tax and U.S. filing requirements unless more than 50% of the Fund’s shares were owned by U.S. persons at such time or unless the foreign person had not held more than 5% of the Fund’s outstanding shares throughout either such person’s holding period for the redeemed shares or, if shorter, the previous five years. It is not expected that a significant portion of the Fund’s distributions will be attributable to gains from sale or exchange of U.S. real property interests.

Amounts paid by a Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the IRS as well as shareholders with respect to whom the Fund has received certain information from the IRS or a broker, may be subject to “backup” withholding of federal income tax arising from the Fund’s taxable dividends and other distributions as well as the proceeds of redemption transactions (including repurchases and exchanges), at a rate of 28% for amounts paid through 2010. The backup withholding rate will be 31% for amounts paid thereafter. An individual’s TIN is generally his or her social security number. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

Under Treasury regulations, if a shareholder realizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances. Under certain circumstances, certain tax-exempt entities and their managers may be subject to excise tax if they are parties to certain reportable transactions.

The foregoing discussion does not address all of the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the federal, state, local, and, where applicable, foreign tax consequences of investing in a Fund.

See Appendix E for state tax information for certain states.

PORTFOLIO SECURITIES TRANSACTIONS

Decisions concerning the execution of portfolio security transactions, including the selection of the market and the broker-dealer firm, are made by BMR, each Fund’s investment adviser. Each Fund is responsible for the expenses associated with its portfolio transactions. The investment adviser is also responsible for the execution of transactions for all other accounts managed by it. The investment adviser places the portfolio security transactions for execution with one or more broker-dealer firms. The investment adviser uses its best efforts to obtain execution of portfolio security transactions at prices which in the investment adviser’s judgment are advantageous to the client and at a reasonably competitive spread or (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, the investment adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including without limitation the full range and quality of the broker-dealer firm’s services including the responsiveness of the firm to the investment adviser, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker-dealer firm, the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in other transactions, and the reasonableness of the spread or commission, if any. In addition, the investment adviser may consider the receipt of Proprietary Research Services (as defined below), provided it does not compromise the investment adviser’s obligation to seek best overall execution for a Fund. The investment adviser may engage in portfolio brokerage transactions with a broker-dealer firm that sells shares of Eaton Vance funds, provided such transactions are not directed to that firm as compensation for the promotion or sale of such shares.

Municipal obligations, including state obligations, purchased and sold by each Fund are generally traded in the over-the-counter market on a net basis (i.e., without commission) through broker-dealers and banks acting for their own account rather than as brokers, or otherwise involve transactions directly with the issuer of such obligations. Such firms attempt to profit from such transactions by buying at the bid price and selling at the higher asked price of the market for such obligations, and the difference between the bid and asked price is customarily referred to as the spread. Each Fund may also purchase municipal obligations from underwriters, and dealers in fixed-price offerings, the cost of which may include undisclosed fees and concessions to the underwriters. On occasion it may be necessary or appropriate to purchase or sell a security through a broker on an agency basis, in which case the Fund will incur a brokerage commission. Although spreads or commissions on portfolio security transactions will, in the judgment of the investment adviser, be reasonable in relation to the value of the services provided, spreads or commissions exceeding those which another firm might charge may be paid to firms who were selected to execute transactions on behalf of each Fund and the investment adviser’s other clients for providing brokerage and research services to the investment adviser.

Pursuant to the safe harbor provided in Section 28(e) of the Securities Exchange Act of 1934, as amended, a broker or dealer who executes a portfolio transaction may receive a commission that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the investment adviser determines in good faith that such compensation was reasonable in relation to the value of the brokerage and research services provided. This determination may be made either on the basis of that particular transaction or on the basis of the overall responsibility which the investment adviser and its affiliates have for accounts over which they exercise investment discretion. Brokerage and research services may include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; effecting securities transactions and performing functions incidental thereto (such as clearance and settlement); and the “Research Services” referred to in the next paragraph. The investment adviser may also receive Research Services from underwriters and dealers in fixed-price offerings.

It is a common practice of the investment advisory industry and of the advisers of investment companies, institutions and other investors to receive research, analytical, statistical and quotation services, data, information and other services, products and materials which assist such advisers in the performance of their investment responsibilities (“Research Services”) from broker-dealer firms that execute portfolio transactions for the clients of such advisers and from affiliates of executing broker-dealers. Investment advisers also commonly receive Research Services from research providers that are not affiliated with an executing broker-dealer, but which have entered into payment arrangements involving an executing broker-dealer (“Third Party Research Services”). In a typical Third Party Research Services arrangement involving transactions in municipal obligations, an executing broker-dealer enters into an arrangement with an investment adviser pursuant to which the investment adviser receives a credit for portfolio transactions executed for its clients through that broker-dealer. These credits are referred to herein as “research credits” and are primarily generated as the result of acquisitions of new issuances of municipal obligations in fixed-price offerings. The amount of the research credit generated as the result of a particular transaction is typically a negotiated percentage of the offering price of the municipal obligations. The investment adviser may use research credits to acquire Third Party Research Services, which are then paid for by the executing broker-dealer. The investment adviser may receive Research Services and Third Party Research Services consistent with the foregoing.

Research Services received by the investment adviser may include, but are not limited to, such matters as general economic, political, business and market information, industry and company reviews, evaluations of securities and portfolio strategies and transactions, technical analysis of various aspects of the securities markets, recommendations as to the purchase and sale of securities and other portfolio transactions, certain financial, industry and trade publications, certain news and information services, and certain research oriented computer software, data bases and services. Any particular Research Service obtained through a broker-dealer may be used by the investment adviser in connection with client accounts other than those accounts which pay commissions to such broker-dealer. Any such Research Service may be broadly useful and of value to the investment adviser in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client’s account or of a few clients’ accounts, or may be useful for the management of merely a segment of certain clients’ accounts, regardless of whether any such account or accounts paid commissions to the broker-dealer through which such Research Service was obtained. The investment adviser evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and may attempt to allocate sufficient portfolio security transactions to such firms to ensure the continued receipt of Research Services which the investment adviser believes are useful or of value to it in rendering investment advisory services to its clients.

If the investment adviser uses research credits generated from a Fund securities transactions to pay for Third Party Research Services (as described above), the investment adviser has agreed to reduce the advisory fee payable by a Fund by the amount of such research credits. However, the investment adviser generally does not expect to acquire Third Party Research Services with research credits.

Some executing broker-dealers develop and make available directly to their brokerage customers proprietary Research Services (“Proprietary Research Services”). As a general matter, broker-dealers bundle the cost of Proprietary Research Services with trade execution services rather than charging separately for each. In such circumstances, the cost or other value of the Proprietary Research Services cannot be determined. The advisory fee paid by a Fund will not be reduced in connection with the receipt of Proprietary Research Services by the investment adviser.

The investment companies sponsored by the investment adviser or its affiliates may allocate trades in such offerings to acquire information relating to the performance, fees and expenses of such companies and other mutual funds, which information is used by the Trustees of such companies to fulfill their responsibility to oversee the quality of the services provided by various entities, including the investment adviser, to such companies. Such companies may also pay cash for such information.

Municipal obligations considered as investments for a Fund may also be appropriate for other investment accounts managed by the investment adviser or its affiliates. Whenever decisions are made to buy or sell securities by a Fund and one or more of such other accounts simultaneously, the investment adviser will allocate the security transactions (including “new” issues) in a manner which it believes to be equitable under the circumstances. As a result of such allocations, there may be instances where a Fund will not participate in a transaction that is allocated among other accounts. If an aggregated order cannot be filled completely, allocations will generally be made on a pro rata basis. An order may not be allocated on a pro rata basis where, for example: (i) consideration is given to portfolio managers who have been instrumental in developing or negotiating a particular investment; (ii) consideration is given to an account with specialized investment policies that coincide with the particulars of a specific investment; (iii) pro rata allocation would result in odd-lot or de minimis amounts being allocated to a portfolio or other client; or (iv) where the investment adviser reasonably determines that departure from a pro rata allocation is advisable. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to a Fund from time to time, it is the opinion of the Trustees of the Trust that the benefits from the investment adviser organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

The following table shows brokerage commissions paid during each of the three fiscal years ended August 31, 2009, 2008 and 2007, as well as the amount of Fund security transactions for the most recent fiscal year (if any) that were directed to firms that provided some Research Services to the investment adviser or its affiliates (see above), and the commissions paid in connection therewith.

					Commissions Paid on Transactions Directed to Firms Providing Research
				Amount of Transactions Directed to Firms Providing Research

	Brokerage Commissions Paid for the Fiscal Year Ended
Fund	8/31/09	8/31/08	8/31/07	8/31/09	8/31/09
Alabama	$1,768	$2,786	$2,719	$0	$0
Arkansas	2,338	2,870	525	0	0
Georgia	4,445	3,885	3,564	0	0
Kentucky	1,554	2,282	2,288	0	0
Louisiana	697	672	1,900	0	0
Maryland	2,968	2,622	3,569	0	0
Missouri	2,562	2,727	3,970	0	0
North Carolina	3,150	6,521	2,650	0	0
Oregon	5,670	11,585	2,000	0	0
South Carolina	6,195	16,450	5,925	0	0
Tennessee	3,073	2,590	2,756	0	0
Virginia	10,150	10,640	12,107	0	0

*	As noted above, municipal obligations are traded on a net basis (i.e., without commission). The brokerage commissions reflected in the table resulted from the Fund’s transactions in futures contracts during the period.

As of August 31, 2009, each Fund held no securities of its “regular brokers or dealers”, as that term is defined in Rule 10b-1 of the 1940 Act.

FINANCIAL STATEMENTS

The audited financial statements of, and the report of the independent registered public accounting firm for the Funds, appear in the Funds’ most recent annual report to shareholders and are incorporated by reference into this SAI. A copy of the annual report accompanies this SAI.

Householding. Consistent with applicable law, duplicate mailings of shareholder reports and certain other Fund information to shareholders residing at the same address may be eliminated.

APPENDIX A

Class A Fees, Performance & Ownership

Sales Charges and Distribution and Service Fees. For the fiscal year ended August 31, 2009, the following table shows (1) total sales charges paid by each Fund, (2) sales charges paid to financial intermediaries, (3) sales charges paid to the principal underwriter, (4) CDSC payments to the principal underwriter, (5) total distribution and service fees paid by each Fund, and (6) distribution and service fees paid to financial intermediaries. Distribution and service fees that were not paid to financial intermediaries were retained by the principal underwriter.

				CDSC to	Total Distribution	Distribution and Service
	Total Sales	Sales Charges to	Sales Charges to	Principal	and Service	Fees Paid to
Fund	Charges Paid	Financial Intermediaries Principal Underwriter		Underwriter	Fees Paid	Financial Intermediaries
Alabama	$92,720	$87,359	$5,360	$26,000	$83,415	$68,469
Arkansas	226,212	213,466	12,757	4,000	103,098	80,427
Georgia	86,964	82,447	4,517	-	118,584	94,162
Kentucky	46,512	43,656	2,856	-	89,600	78,521
Louisiana	77,499	72,873	4,626	-	70,449	53,439
Maryland	174,298	164,974	9,324	25,000	142,774	100,067
Missouri	223,298	209,490	13,810	-	172,331	135,198
North Carolina	134,671	127,295	7,376	7,000	148,207	108,937
Oregon	309,171	291,569	17,602	10,000	214,084	155,909
South Carolina	300,649	283,554	17,095	9,000	191,846	136,366
Tennessee	148,845	13,.916	8,929	-	86,741	71,088
Virginia	134,530	126,848	7,682	400	190,710	145,356

For the fiscal years ended August 31, 2008 and August 31, 2007, the following total sales charges were paid on sales of Class A, of which the principal underwriter received the following amounts. The balance of such amounts was paid to financial intermediaries.

	August 31, 2008	August 31, 2008	August 31, 2007	August 31, 2007
	Total Sales	Sales Charges to	Total Sales	Sales Charges to
Fund	Charges Paid	Principal Underwriter	Charges Paid	Principal Underwriter
Alabama	$112,758	$108,030	$148,693	$7,758
Arkansas	253,773	242,409	328,058	16,981
Georgia	192,845	184,263	339,765	13,544
Kentucky	58,042	51,980	102,222	5,955
Louisiana	124,728	118,081	199,053	9,262
Maryland	346,001	328,277	447,016	23,836
Missouri	224,422	211,981	569,311	31,353
North Carolina	218,683	207,995	254,732	13,610
Oregon	569,013	537,662	717,825	37,720
South Carolina	435,854	415,196	661,849	34,968
Tennessee	180,968	169,465	159,808	9,221
Virginia	246,801	237,364	412,789	21,447

Performance Information. The tables below indicate the average annual total return (both before and after taxes) on a hypothetical investment of $1,000 in this Class of shares for the periods shown in each table. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period, or because the taxable portion of distributions made during the period was insignificant. Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares. A portion of the distributions made in the current year may be recharacterized as taxable after year-end.

Alabama Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	4.19%	3.44%	4.62%

Before Taxes and Including Maximum Sales Charge	–0.81%	2.43%	4.11%

After Taxes on Distributions and Excluding Maximum Sales Charge	4.19%	3.39%	4.59%

After Taxes on Distributions and Including Maximum Sales Charge	–0.81%	2.39%	4.08%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	4.28%	3.54%	4.62%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	0.96%	2.67%	4.16%
Arkansas Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years*

Before Taxes and Excluding Maximum Sales Charge	1.55%	2.43%	4.18%

Before Taxes and Including Maximum Sales Charge	–3.30%	1.44%	3.68%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.51%	2.41%	4.15%

After Taxes on Distributions and Including Maximum Sales Charge	–3.35%	1.42%	3.65%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.54%	2.73%	4.27%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.69%	1.87%	3.82%

Georgia Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	2.30%	2.44%	4.37%

Before Taxes and Including Maximum Sales Charge	–2.61%	1.45%	3.87%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.28%	2.43%	4.36%

After Taxes on Distributions and Including Maximum Sales Charge	–2.63%	1.44%	3.86%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.09%	2.74%	4.46%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.18%	1.89%	4.00%
Kentucky Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	2.44%	2.46%	3.69%

Before Taxes and Including Maximum Sales Charge	–2.44%	1.48%	3.19%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.43%	2.44%	3.65%

After Taxes on Distributions and Including Maximum Sales Charge	–2.44%	1.46%	3.15%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.17%	2.74%	3.81%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.07%	1.88%	3.36%
Louisiana Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years*

Before Taxes and Excluding Maximum Sales Charge	2.85%	2.82%	4.57%

Before Taxes and Including Maximum Sales Charge	–2.06%	1.83%	4.06%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.83%	2.82%	4.55%

After Taxes on Distributions and Including Maximum Sales Charge	–2.08%	1.82%	4.05%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.50%	3.09%	4.62%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	0.23%	2.22%	4.16%

Maryland Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	2.43%	2.84%	4.17%

Before Taxes and Including Maximum Sales Charge	–2.40%	1.85%	3.66%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.43%	2.84%	4.15%

After Taxes on Distributions and Including Maximum Sales Charge	–2.40%	1.85%	3.64%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.22%	3.11%	4.25%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	0.00%	2.24%	3.79%
Missouri Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.41%	2.35%	4.32%

Before Taxes and Including Maximum Sales Charge	–3.43%	1.37%	3.82%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.41%	2.34%	4.31%

After Taxes on Distributions and Including Maximum Sales Charge	–3.43%	1.36%	3.80%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.41%	2.65%	4.41%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.81%	1.79%	3.95%
North Carolina Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	4.99%	3.24%	4.27%

Before Taxes and Including Maximum Sales Charge	0.00%	2.24%	3.77%

After Taxes on Distributions and Excluding Maximum Sales Charge	4.99%	3.24%	4.25%

After Taxes on Distributions and Including Maximum Sales Charge	0.00%	2.24%	3.75%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	4.87%	3.42%	4.32%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.54%	2.54%	3.87%

Oregon Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	2.65%	2.63%	4.07%

Before Taxes and Including Maximum Sales Charge	–2.17%	1.64%	3.56%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.63%	2.62%	4.06%

After Taxes on Distributions and Including Maximum Sales Charge	–2.19%	1.63%	3.55%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.35%	2.93%	4.21%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	0.13%	2.07%	3.75%
South Carolina Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	2.23%	2.77%	4.48%

Before Taxes and Including Maximum Sales Charge	–2.58%	1.78%	3.98%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.23%	2.76%	4.47%

After Taxes on Distributions and Including Maximum Sales Charge	–2.58%	1.77%	3.97%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.03%	3.03%	4.56%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.17%	2.17%	4.10%
Tennessee Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	–0.03%	1.80%	3.89%

Before Taxes and Including Maximum Sales Charge	–4.74%	0.82%	3.39%

After Taxes on Distributions and Excluding Maximum Sales Charge	–0.03%	1.79%	2.88%

After Taxes on Distributions and Including Maximum Sales Charge	–4.74%	0.81%	3.38%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.53%	2.17%	4.02%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–1.60%	1.33%	3.57%

Virginia Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.27%	1.78%	3.73%

Before Taxes and Including Maximum Sales Charge	–3.51%	0.79%	3.23%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.27%	1.78%	3.71%

After Taxes on Distributions and Including Maximum Sales Charge	–3.51%	0.79%	3.21%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.45%	2.19%	3.88%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.73%	1.33%	3.43%

Control Persons and Principal Holders of Securities. At December 1, 2009, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of the Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

:
Alabama	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	14.7%
	Citigroup Global Markets, Inc.	Owings Mills, MD	8.3%
	Pershing LLC	Jersey City, NJ	6.2%
	Morgan Stanley	Jersey City, NJ	5.5%
Arkansas	Pershing LLC	Jersey City, NJ	12.9
	Edward D Jones & Co.	Maryland Hts., MO	12.3%
Georgia	Pershing LLC	Jersey City, NU	9.8%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.5%
	Citigroup Global Markets, Inc.	New York, NY	5.5%
Kentucky	Special Custody Acct	Louisville, KY	17.0%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.5%
	Charles Schwab & Co., Inc.	San Francisco, CA	7.0%
	Edward D Jones & Co.	Maryland Hts., MO	5.0%
Louisiana	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	16.5%
	Pershing LLC	San Francisco, CA	15.1%
	Citigroup Global Markets, Inc.	New York, NY	11.9%
	Charles Schwab & Co., Inc.	San Francisco, CA	9.7%
	Edward D Jones & Co.	Maryland Hts., MO	9.1%
Maryland	Pershing LLC	San Francisco, CA	11.0%
	Citigroup Global Markets, Inc.	New York, NY	10.6%
	Merrill, Lynch, Pierce, Fenner& Smith, Inc.	Jacksonville, FL	8.4%
	Morgan Stanley	Jersey City, NJ	7.0%
Missouri	Edward D Jones & Co.	Maryland Hts., MO	8.9%
	Howard N Lesser TTE Howard N Lesser Trust	Saint Louis, MO	8.5%
	Morgan Stanley	Jersey City, NJ	8.0%
	Citigroup Global Markets, Inc.	New York, NY	5.7%
North Carolina	Citigroup Global Markets, Inc.	New York, NY	7.0%
	Pershing LLC	San Francisco, CA	6.9%
	Edward D Jones & Co.	Maryland Hts., MO	5.7%
	Prudential Investment Management Service	Newark, NJ	5.7%
Oregon	Edward D Jones & Co.	Maryland Hts., MO	14.5%

	Morgan Stanley	Jersey City, NJ	7.1%
	Charles Schwab & Co., Inc.	San Francisco, CA	6.1%
South Carolina	Citigroup Global Markets, Inc.	New York, NY	15.3%
	Morgan Stanley	Jersey City, NJ	13.0%
	Edward D Jones & Co.6	Maryland Hts., MO	11.6%
	Pershing LLC	San Francisco, CA	7.5%
Tennessee	Edward D Jones & Co.	Maryland Hts., MO	14.0%
	Citgroup Global Markets, Inc.	New York, NY	7.0%
	Morgan Stanley	Jersey City, NJ	6.7%
Virginia	Pershing LLC	San Francisco, CA	10.0%
	Morgan Stanley	Jersey City, NJ	8.2%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	6.3%

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of the Fund as of such date.

APPENDIX B

Class B Fees, Performance & Ownership

Distribution and Service Fees. For the fiscal year ended August 31, 2009, the following table shows (1) sales commissions paid by the principal underwriter to financial intermediaries on sales of Class B shares, (2) distribution fees paid to the principal underwriter under the Distribution Plan, (3) CDSC payments to the principal underwriter, (4) uncovered distribution charges under the Distribution Plan (dollar amount and as a percentage of net assets attributable to Class B), (5) service fees paid under the Distribution Plan, and (6) service fees paid to financial intermediaries. The service fees paid by the Funds that were not paid to financial intermediaries were retained by the principal underwriter.

	Commission Paid
	by Principal	Distribution Fee	CDSC Paid to			Service Fees
	Underwriter to	Paid to	Principal	Uncovered Distribution	Service	Paid to
Fund	Financial Intermediaries	Principal Underwriter	Underwriter	Charges (as a % of Class Net Assets)	Fees	Financial Intermediaries
Alabama	$11,183	$53,104	$3,000	$1,174,000 (18.4%)	$14,161	$11,983
Arkansas	10,102	26,415	5,000	1,115,000 (31.6%)	7,044	6,608
Georgia	11,455	49,560	6,000	1,679,000 (26.3%)	13,217	12,211
Kentucky	2,808	37,075	7,000	1,174,000 (28.1%)	9,886	9,086
Louisiana	679	22,169	1,000	714,000 (28.9%)	5,911	5,474
Maryland	15,049	62,008	8,000	3,610,000 (46.6%)	16,535	15,090
Missouri	12,077	49,620	3,000	422,000 (6.5%)	13,231	11,960
North Carolina	7,422	41,515	3,000	1,695,000 (32.5%)	11,071	10,011
Oregon	49,978	91,319	15,000	1,628,000 (13.4%)	24,352	20,645
South Carolina	21,048	71,517	15,000	1,195,000 (12.7%)	19,071	17,257
Tennessee	7,724	33,529	4,000	674,000 (16.7%)	8,941	8,192
Virginia	15,918	81,510	22,000	961,000 (9.7%)	21,736	19,672

Performance Information. The tables below indicate the average annual total return (both before and after taxes) on a hypothetical investment of $1,000 in this Class of shares for the periods shown in each table. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period, or because the taxable portion of distributions made during the period was insignificant. Also, Return After Taxes on Distributions and the sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares. A portion of the distributions made in the current year may be recharacterized as taxable after year-end.

Alabama Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	3.56%	2.71%	3.86%

Before Taxes and Including Maximum Sales Charge	–1.42%	2.37%	3.86%

After Taxes on Distributions and Excluding Maximum Sales Charge	3.56%	2.68%	3.84%

After Taxes on Distributions and Including Maximum Sales Charge	–1.42%	2.33%	3.84%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.61%	2.82%	3.87%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	0.37%	2.53%	3.87%
Arkansas Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years*

Before Taxes and Excluding Maximum Sales Charge	0.80%	1.70%	3.42%

Before Taxes and Including Maximum Sales Charge	–4.04%	1.36%	3.42%

After Taxes on Distributions and Excluding Maximum Sales Charge	0.76%	1.68%	3.41%

After Taxes on Distributions and Including Maximum Sales Charge	–4.08%	1.35%	3.41%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.80%	2.00%	3.52%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–1.34%	1.72%	3.52%
Georgia Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.45%	1.68%	3.60%

Before Taxes and Including Maximum Sales Charge	–3.41%	1.35%	3.60%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.44%	1.68%	3.59%

After Taxes on Distributions and Including Maximum Sales Charge	–3.43%	1.34%	3.59%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.28%	2.00%	3.69%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.88%	1.72%	3.69%

Kentucky Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.60%	1.72%	2.95%

Before Taxes and Including Maximum Sales Charge	–3.28%	1.38%	2.95%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.60%	1.70%	2.92%

After Taxes on Distributions and Including Maximum Sales Charge	–3.28%	1.36%	2.92%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.36%	2.00%	3.07%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.81%	1.72%	3.07%
Louisiana Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years*

Before Taxes and Excluding Maximum Sales Charge	2.18%	2.09%	3.81%

Before Taxes and Including Maximum Sales Charge	–2.71%	1.76%	3.81%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.17%	2.09%	3.80%

After Taxes on Distributions and Including Maximum Sales Charge	–2.72%	1.75%	3.80%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.81%	2.36%	3.86%

After Taxes on Distributions and Redemptions and Including Maximum Sales Charge	–0.37%	2.07%	3.86%
Maryland Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.76%	2.11%	3.39%

Before Taxes and Including Maximum Sales Charge	–3.12%	1.78%	3.39%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.76%	2.11%	3.37%

After Taxes on Distributions and Including Maximum Sales Charge	–3.12%	1.78%	3.37%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.52%	2.38%	3.48%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.65%	2.09%	3.48%

Missouri Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	0.64%	1.63%	3.55%

Before Taxes and Including Maximum Sales Charge	–4.21%	1.29%	3.55%

After Taxes on Distributions and Excluding Maximum Sales Charge	0.64%	1.62%	3.54%

After Taxes on Distributions and Including Maximum Sales Charge	–4.21%	1.28%	3.54%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.65%	1.93%	3.64%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–1.50%	1.64%	3.64%
North Carolina Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	4.30%	2.51%	3.51%

Before Taxes and Including Maximum Sales Charge	–0.70%	2.16%	3.51%

After Taxes on Distributions and Excluding Maximum Sales Charge	4.30%	2.50%	3.49%

After Taxes on Distributions and Including Maximum Sales Charge	–0.70%	2.16%	3.49%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	4.16%	2.68%	3.56%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	0.91%	2.39%	3.56%
Oregon Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.85%	1.89%	3.29%

Before Taxes and Including Maximum Sales Charge	–3.03%	1.55%	3.29%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.83%	1.88%	3.29%

After Taxes on Distributions and Including Maximum Sales Charge	–3.05%	1.54%	3.29%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.56%	2.20%	3.43%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.61%	1.91%	3.43%

South Carolina Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.59%	2.03%	3.70%

Before Taxes and Including Maximum Sales Charge	–3.28%	1.69%	3.70%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.59%	2.02%	3.69%

After Taxes on Distributions and Including Maximum Sales Charge	–3.28%	1.68%	3.69%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.36%	2.29%	3.78%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.81%	2.01%	3.78%
Tennessee Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	–0.73%	1.08%	3.14%

Before Taxes and Including Maximum Sales Charge	–5.50%	0.74%	3.14%

After Taxes on Distributions and Excluding Maximum Sales Charge	–0.73%	1.07%	3.13%

After Taxes on Distributions and Including Maximum Sales Charge	–5.50%	0.73%	3.13%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	0.82%	1.46%	3.27%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–2.28%	1.18%	3.27%
Virginia Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	0.43%	1.04%	2.96%

Before Taxes and Including Maximum Sales Charge	–4.38%	0.71%	2.96%

After Taxes on Distributions and Excluding Maximum Sales Charge	0.43%	1.04%	2.94%

After Taxes on Distributions and Including Maximum Sales Charge	–4.38%	0.70%	2.94%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.65%	1.45%	3.11%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–1.47%	1.17%	3.11%

Control Persons and Principal Holders of Securities. At December 1, 2009, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of the Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

:
Alabama	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.8%
	Charles Schwab & Co., Inc.	San Francisco, CA	7.2%
	Morgan Stanley	Jersey City, NJ	7.0%
Arkansas	Pershing LLC	Jersey City, NJ	14.3%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.3%
	Morgan Stanley	Jersey City, NJ	7.3%
	Edward D Jones & Co.	Maryland Hts., MO	7.2%
Georgia	Morgan Stanley	Jersey City, NJ	12.0%
	Primeveset Financial Services (FBO)	Owings Mills, MD	6.1%
	Citigroup Global Markets, Inc.	New York, NY	5.5%
Kentucky	Special Custody Acct FEBO Customers Omnibus Acct	Louisville, KY	9.5%
	Pershing LLC	Jersey City, NJ	9.2%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.7%
	First Clearing LLC Vinay Vermani & Niti Vermani	Ashland, KY	8.2%
Louisiana	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	31.2%
	Gayle C. LeBlanc	Baton Rouge, LA	11.8%
	Edward D Jones & Co.	Maryland Hts., MO	9.77%
	Claire O. Yeargain	Port Allen, LA	7.3%
	Pershing LLC	Jersey City, NJ	6.0%
Maryland	Morgan Stanley	Jersey City, NJ	17.8%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	16.4%
	Citigroup Global Markets, Inc.	New York, NY	6.1%
	Pershing LLC	Jersey City, NJ	6.0%
Missouri	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	9.8%
	Edward D Jones & Co.	Maryland Hts., MO	9.6%
	Pershing LLC	Jersey City, NJ	7.5%
	Morgan Stanley	Jersey City, NY	5.5%
North Carolina	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	12.9%
	Edward D Jones & Co.	Maryland Hts., MO	11.9%
	Citigroup Global Markets, Inc.	New York, NY	5.2%

Oregon	Edward D Jones & Co.	Maryland Hts., MO	24.9%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	7.9%
South Carolina	Edward D Jones & Co.	Maryland Hts., MO	10.2%
	Morgan Stanley	Jersey City, NJ	9.9%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	7.9%
	Citigroup Global Markets, Inc.	New York, NY	7.1%
Tennessee	Edward D Jones & Co.	Maryland Hts., MO	6.9%
	Morgan Stanley	Jersey City, NJ	9.9%
	Pershing LLC	Jersey City, NJ	6.2%
Virginia	Morgan Stanley	Jersey City, NJ	13.9%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	11.9%
	Citigroup Global Markets, Inc.	New York, NY	5.7%

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of the Fund as of such date.

APPENDIX C

Class C Fees, Performance & Ownership

Distribution and Service Fees. For the fiscal year ended August 31, 2009, the following table shows (1) sales commissions paid by the principal underwriter to financial intermediaries on sales of Class C shares, (2) distribution fees paid to the principal underwriter under the Distribution Plan, (3) CDSC payments to the principal underwriter, (4) uncovered distribution charges under the Distribution Plan (dollar amount and as a percentage of net assets attributable to Class C), (5) service fees paid under the Distribution Plan, and (6) service fees paid to financial intermediaries. The service fees paid by the Funds that were not paid to financial intermediaries were retained by the principal underwriter.

				Uncovered Distribution Charges (as a % of Class Net Assets

	Commission Paid by Principal Underwriter to Financial Intermediaries	Distribution Fee Paid to Principal Underwriter	CDSC Paid to Principal Underwriter			Service Fees Paid to Financial Intermediaries
					Service Fees
Fund(1)

Alabama	$15,977	$ 9,410	$ 100	$ 221,000 (14.1%)	$2,509	$4,570

Arkansas	21,455	21,601	400	287,000 (8.5%)	5,760	6,166

Georgia	50,522	54,186	6,000	615,000 (7.5%)	14,450	13,458

Kentucky	13,814	16,410	2,000	202,000 (8.1%)	4,376	3,684

Louisiana	11,124	6,907	300	84,000 (5.0%)	1,842	2,791

Maryland	75,200	77,252	4,000	908,000 (7.3%)	20,600	19,884

Missouri	35,758	38,619	700	356,000 (6.4%)	10,299	9,847

North Carolina	61,347	60,449	2,000	582,000 (6.7%)	16,120	17,659

Oregon	102,245	125,440	6,000	1,324,000 (6.8%)	33,451	27,897

South Carolina	135,479	146,745	8,000	1,813,000 (7.9%)	39,132	36,650

Tennessee	36,437	36,649	700	389,000 (6.5%)	9,774	10,008

Virgina	70,646	73,407	500	760,000 (6.2%)	19,575	19,182

(1)	Class C commenced operations as follows: March 21, 2006 (Alabama Fund), April 28, 2006 (Arkansas Fund), Apriil 25, 2006 (Georgia Fund), March 23, 2006 (Kentucky Fund), December 4, 2007 (Louisiana Fund), May 2, 2006 (Maryland Fund), February16, 2006 (Missouri Fund), May 2, 2006 (North Carolina Fund), March 2, 2006 (Oregon Fund), January 12, 2006 (South Carolina Fund), May 2, 2006 (Tennessee Fund) and February 8, 2006 (Virginia Fund).

Performance Information. The tables below indicate the average annual total return (both before and after taxes) on a hypothetical investment in shares of $1,000. Total return for the period prior to the date this Class of each Fund was first offered, reflects the total return of Class B, adjusted to reflect the Class C CDSC. The Class B total return has not been adjusted to reflect certain other expenses (such as distribution and service fees). If such adjustments were made, the Class C total return would be different. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period, or because the taxable portion of distributions made during the period was insignificant. Also, Return After Taxes on Distributions and the sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares. A portion of the distributions made in the current year may be recharacterized as taxable after year-end.

Alabama Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	3.55%	2.67%	3.84%

Before Taxes and Including Maximum Sales Charge	2.56%	2.67%	3.84%

After Taxes on Distributions and Excluding Maximum Sales Charge	3.55%	2.62%	3.81%

After Taxes on Distributions and Including Maximum Sales Charge	2.56%	2.62%	3.81%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.61%	2.77%	3.84%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	2.96%	2.77%	3.84%
Class C commenced operations on March 21, 2006.
Arkansas Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years*

Before Taxes and Excluding Maximum Sales Charge	0.80%	1.64%	3.39%

Before Taxes and Including Maximum Sales Charge	–0.17%	1.64%	3.39%

After Taxes on Distributions and Excluding Maximum Sales Charge	0.76%	1.62%	3.38%

After Taxes on Distributions and Including Maximum Sales Charge	–0.21%	1.62%	3.38%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.80%	1.94%	3.49%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.17%	1.94%	3.49%
Class C commenced operations on April 28, 2006.

Georgia Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.56%	1.65%	3.59%

Before Taxes and Including Maximum Sales Charge	0.59%	1.65%	3.59%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.55%	1.64%	3.58%

After Taxes on Distributions and Including Maximum Sales Charge	0.58%	1.64%	3.58%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.36%	1.96%	3.67%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.72%	1.96%	3.67%
Class C commenced operations on April 25, 2006.
Kentucky Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.71%	1.68%	2.93%

Before Taxes and Including Maximum Sales Charge	0.73%	1.68%	2.93%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.71%	1.67%	2.90%

After Taxes on Distributions and Including Maximum Sales Charge	0.73%	1.67%	2.90%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.44%	1.96%	3.05%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.80%	1.96%	3.05%
Class C commenced operations on March 23, 2006.

Louisiana Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	2.18%	2.11%	3.82%

Before Taxes and Including Maximum Sales Charge	1.20%	2.11%	3.82%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.17%	2.10%	3.81%

After Taxes on Distributions and Including Maximum Sales Charge	1.19%	2.10%	3.81%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.81%	2.37%	3.87%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	2.17%	2.37%	3.87%
Class C commenced operations on December 4, 2007.
Maryland Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.65%	2.11%	3.39%

Before Taxes and Including Maximum Sales Charge	0.68%	2.11%	3.39%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.65%	2.11%	3.37%

After Taxes on Distributions and Including Maximum Sales Charge	0.68%	2.11%	3.37%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.45%	2.37%	3.48%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.82%	2.37%	3.48%
Class C commenced operations on May 2, 2006.

Missouri Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	0.64%	1.57%	3.52%

Before Taxes and Including Maximum Sales Charge	–0.33%	1.57%	3.52%

After Taxes on Distributions and Excluding Maximum Sales Charge	0.63%	1.56%	3.51%

After Taxes on Distributions and Including Maximum Sales Charge	–0.33%	1.56%	3.51%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.65%	1.87%	3.61%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.02%	1.87%	3.61%
Class C commenced operations on February 16, 2006.
North Carolina Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	4.30%	2.50%	3.51%

Before Taxes and Including Maximum Sales Charge	3.30%	2.50%	3.51%

After Taxes on Distributions and Excluding Maximum Sales Charge	4.30%	2.50%	3.49%

After Taxes on Distributions and Including Maximum Sales Charge	3.30%	2.50%	3.49%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	4.16%	2.68%	3.56%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	3.51%	2.68%	3.56%
Class C commenced operations on May 2, 2006.

Oregon Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.85%	1.90%	3.30%

Before Taxes and Including Maximum Sales Charge	0.87%	1.90%	3.30%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.83%	1.89%	3.29%

After Taxes on Distributions and Including Maximum Sales Charge	0.85%	1.89%	3.29%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.56%	2.20%	3.44%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.93%	2.20%	3.44%
Class C commenced operations on March 2, 2006.
South Carolina Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.48%	1.99%	3.68%

Before Taxes and Including Maximum Sales Charge	0.51%	1.99%	3.68%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.48%	1.99%	3.67%

After Taxes on Distributions and Including Maximum Sales Charge	0.51%	1.99%	3.67%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.29%	2.26%	3.76%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.65%	2.26%	3.76%
Class C commenced operations on January 12, 2006.

Tennessee Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	–0.83%	1.06%	3.13%

Before Taxes and Including Maximum Sales Charge	–1.78%	1.06%	3.13%

After Taxes on Distributions and Excluding Maximum Sales Charge	–0.83%	1.05%	3.12%

After Taxes on Distributions and Including Maximum Sales Charge	–1.78%	1.05 ‘%	3.12%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	0.75%	1.44%	3.26%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	0.13%	1.44%	3.26%
Class C commenced operations on May 2, 2006.
Virginia Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	0.43%	1.04%	2.96%

Before Taxes and Including Maximum Sales Charge	–0.53%	1.04%	2.96%

After Taxes on Distributions and Excluding Maximum Sales Charge	0.43%	1.04%	2.94%

After Taxes on Distributions and Including Maximum Sales Charge	–0.53%	1.04%	2.94%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.65%	1.44%	3.10%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–1.03%	1.44%	3.10%
Class C commenced operations on February 8, 2006.

Control Persons and Principal Holders of Securities. At December 1, 2009, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of the Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

:
Alabama	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	59.7%
	Morgan Stanley	Jersey City, NJ	6.0%
	NFS LLC FEBO Robert W Grubb	Birmingham, AL	5.6%
Arkansas	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	31.0%
	First Clearing, LLC Elizabeth M Kranzush TOD Account		10.5%
	Pershing LLC	Jersey City, NJ	6.0%
Georgia	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	19.0%
	Citigroup Global Markets, Inc.	New York, NY	13.6%
	First Clearing LLC James F Bateman	Athens, GA	5.8%
	Pershing LLC	Jersey City, NJ	5.1%
Kentucky	Citigroup Global Markets, Inc.	New York, NY	14.1%
	Special Custody Account	Louisville, KY	8.9%
	LPL Financial	San Diego, CA	8.4%
	NFS LLC FEBO	Fisherville,KY	7.8%
Louisiana	LPL Financial A/C 2570-5902	San Diego, CA	23.0%
	LPL Financial A/C 1764-7504	San Diego, CA	21.0%
	LPL Financial A/C 6079-2390	San Diego, CA	12.4%
	LPL Financial A/C 3264-6874	San Diego, CA	8.6%
	Sudhir Sinha PHD	Metairie, LA	5.6%
	LPL Financial A/C 3843-4558	San Diego, CA	5.5%
Maryland	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	23.8%
	Citigroup Global Markets, Inc.	New York, NY	14.8%
	Pershing LLC	Jersey City, NJ	6.4%
Missouri	Pershing LLC	Jersey City, NJ	9.3%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.9%
	UBS Financial Services Inc. FBO Harry T. Doudna, TTEE	Lee’s Summit, MO	5.4%
	First Clearing LLC Robert G Wolfangel	Ballwin, MO	5.1%
North Carolina	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	21.1%
Oregon	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.2%
	Citigroup Global Markets, Inc.	New York, NY	6.3%
	Morgan Stanley	Jersey City, NJ	6.0%
South Carolina	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	19.4%
	Citigroup Global Markets, Inc.	New York, NY	13.8%
	Pershing LLC	Jersey City, NJ	13.2%
Tennessee	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	21.5%
	Morgan Stanley	Jersey City, NJ	13.0%
Virginia	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	11.9%
	Pershing LLC	Jersey City, NJ	7.9%

Beneficial owners of 25% or more of a Class are presumed to be in control of the Class for purposes of voting on certain matters submitted to shareholders.

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of the Fund as of such date.

APPENDIX D

Class I Performance & Ownership

Performance Information. The table below indicates the average annual total return (both before and after taxes) on a hypothetical investment of $1,000 in this Class of shares for the period shown in the table. Total return for the period prior to March 3, 2008 reflects the total return of Class B, adjusted to reflect the fact that Class I does not impose a sales charge. The Class B total return has not been adjusted to reflect certain other expenses (such as distribution and/or service fees). If such adjustments were made, the Class I total return would be different. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period, or because the taxable portion of distributions made during the period was insignificant. Also, Return After Taxes on Distributions and the sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares. A portion of the distributions made in the current year may be recharacterized as taxable after year-end.

Alabama Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	4.51%	3.52%	4.66%

Before Taxes and Including Maximum Sales Charge	4.51%	3.52%	4.66%

After Taxes on Distributions and Excluding Maximum Sales Charge	4.51%	2.49%	3.18%

After Taxes on Distributions and Including Maximum Sales Charge	4.51%	2.49%	3.18%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	4.55%	2.64%	3.21%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	4.55%	2.64%	3.21%
Class I commenced operations March 3, 2008.

Georgia Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	2.51%	2.54%	4.43%

Before Taxes and Including Maximum Sales Charge	2.51%	2.54%	4.43%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.49%	1.46%	2.88%

After Taxes on Distributions and Including Maximum Sales Charge	2.49%	1.46%	2.88%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.29%	1.77%	2.97%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	3.29%	1.77%	2.97%
Class I commenced operations March 3, 2008.
Maryland Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	2.75%	2.92%	4.21%

Before Taxes and Including Maximum Sales Charge	2.75%	2.92%	4.21%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.75%	1.85%	2.74%

After Taxes on Distributions and Including Maximum Sales Charge	2.75%	1.85%	2.74%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.49%	2.11%	2.83%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	3.49%	2.11%	2.83%
Class I commenced operations March 3, 2008.

North Carolina Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	5.32%	3.35%	4.32%

Before Taxes and Including Maximum Sales Charge	5.32%	3.35%	4.32%

After Taxes on Distributions and Excluding Maximum Sales Charge	5.32%	2.30%	2.84%

After Taxes on Distributions and Including Maximum Sales Charge	5.32%	2.30%	2.84%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	5.15%	2.47%	2.91%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	5.15%	2.47%	2.91%
Class I commenced operations March 3, 2008.
South Carolina Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	2.56%	2.85%	4.52%

Before Taxes and Including Maximum Sales Charge	2.56%	2.85%	4.52%

After Taxes on Distributions and Excluding Maximum Sales Charge	2.55%	1.79%	2.96%

After Taxes on Distributions and Including Maximum Sales Charge	2.55%	1.79%	2.96%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.31%	2.05%	3.04%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	3.31%	2.05%	3.04%
Class I commenced operations March 3, 2008.

Virginia Fund	Length of Period Ended August 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years

Before Taxes and Excluding Maximum Sales Charge	1.36%	1.86%	3.77%

Before Taxes and Including Maximum Sales Charge	1.36%	1.86%	3.77%

After Taxes on Distributions and Excluding Maximum Sales Charge	1.36%	0.85%	2.29%

After Taxes on Distributions and Including Maximum Sales Charge	1.36%	0.85%	2.29%

After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.58%	1.24%	2.45%

After Taxes on Distributions and Redemption and Including Maximum Sales Charge	2.58%	1.24%	2.45%
Class I commenced operations March 3, 2008.

Control Persons and Principal Holders of Securities. At December 1, 2009, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of the Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

:
Alabama	Patterson & Co.	Charlotte, NC	81.7%
	Merrill Lynch Pierce Fenner & Smith, Inc	Jacksonville, FL	18.0%
Georgia	Patterson & Co.	Charlotte, NC	76.9%
	Merrill Lynch Pierce Fenner & Smith, Inc	Jacksonville, FL	22.0%
Maryland	Patterson & Co.	Charlotte, NC	56.9%
	Merrill Lynch Pierce Fenner & Smith, Inc	Jacksonville, FL	42.3%
North Carolina	Patterson & Co.	Charlotte, NC	85.6%
	Merrill Lynch Pierce Fenner & Smith, Inc	Jacksonville, FL	5.0%
South Carolina	Patterson & Co.	Charlotte, NC	91.4%
	Merrill Lynch Pierce Fenner & Smith, Inc	Jacksonville, FL	6.9%

Beneficial owners of 25% or more of a Class are presumed to be in control of the Class for purposes of voting on certain matters submitted to shareholders.

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of the Fund as of such date.

APPENDIX E

STATE SPECIFIC INFORMATION

Risks of Concentration. The following information as to certain state specific considerations is given to investors in view of a Fund’s policy of concentrating its investments in particular state issuers. Such information supplements the information in the prospectus. It is derived from sources that are generally available to investors and is believed to be accurate. Such information constitutes only a brief summary, does not purport to be a complete description and is based on information from official statements relating to securities offerings of issuers of each particular state. The Trust has not independently verified this information.

The bond ratings provided in the prospectus are current as of the date of the prospectus and are based on economic conditions which may not continue; moreover, there can be no assurance that particular bond issues may not be adversely affected by changes in economic, political or other conditions. Unless stated otherwise, the ratings indicated are for obligations of the state. A state’s political subdivisions may have different ratings which are unrelated to the ratings assigned to state obligations.

ALABAMA

Economy: From 1997 through 2006, the Alabama real gross domestic product increased steadily at an average of 2.7% per year, which placed it below the national average for that time period, according to the Bureau of Economic Analysis of the U.S. Department of Commerce. From 2002 to 2005, Alabama’s GDP grew faster than the national GDP each year. In 2006 and 2007, the state GDP continued to grow, but at a slower pace of 2.0% and 0.9%, respectively, below the national average each year. Economic growth generally slowed across the nation in 2008 - Alabama’s GDP increased 0.7% which was equal to the national average growth rate. The largest increases in the state’s 2008 production were in the areas of professional and technical services and health care. The largest decreases in the state’s production during 2008 were in the areas of construction and nondurable goods manufacturing.

Durable goods manufacturing was the largest sector of Alabama’s economy in 2007, representing 13.1% of the state GDP. This percentage demonstrates a greater reliance on manufacturing in Alabama than the average U.S. or Southeastern state, and this percentage has been increasing in recent years. From 1997 through 2007, state manufacturing production has increased at an average of 3% per year, with durable good manufacturing increasing at an average annual rate of 6.3% while non-durable goods manufacturers’ production declined at an average annual rate of 1.1% per year.

The increase in manufacturing has led to increased exports; the Alabama Development Office reports that Alabama’s exports increased by almost 60% from 2004 to 2007, compared to a national average increase of 42%, and Alabama exported a total of $15.8 billion worth of goods to foreign countries in 2008. Approximately one-third of these exports were automotive vehicles; chemicals, forestry products, machinery, minerals and ores and primary metal manufactures round out the state’s top five export commodities. Germany continued to be Alabama’s largest export destination in 2008, with a total value of $3.1 billion in exported goods; Canada ($2.7 billion), Mexico ($1.03 billion), China ($817 million), and Japan ($731 million) represented the top five export destinations for Alabama goods in 2008.

An important factor affecting the economy is the State-owned Port of Mobile which primarily handles wood pulp, forestry products and coal exports and serves as a major Gulf Coast port. The Port of Mobile is the 11th largest port in the nation in overall waterborne trade by cargo volume, according to the American Association of Port Authorities; the McDuffie Terminal at the port is the largest on the Gulf Coast, according to the Alabama State Port Authority. In November 2005, plans for a massive $300 million container terminal were announced; the new terminal would help accommodate transshipments of automotive parts and vehicles, and possibly shipments to the European Aeronautic Defense and Space Co. (EADS) aircraft manufacturing plant at nearby Brookley Field. In May 2007, the Alabama State Port Authority announced that it would construct a new $115 million steel terminal, primarily to serve the plant ThyssenKrupp will construct nearby. EADS, in conjunction with Northrop-Grumman, is competing for a U.S. Air Force tanker contract with Boeing Co., which could create an additional 1,500 jobs at Brookley Field if Northrop-EADS is successful. While the contract was initially awarded to Northrop-EADS in February 2008, the Government Accountability Office intervened in June and concluded that the bidding process was flawed. On September 25, 2009, the Air Force released a draft Request for Bids on the tanker contract and has invited both parties to submit comments on the proposed guidelines - the contract may be awarded by summer of 2010.

After experiencing record breaking announcements of new capital investment in 2007 - largely attributable to ThyssenKrupp’s $4.65 billion steel facility - the number and size of new projects locating in Alabama declined in 2008, with 413 new and expanding projects announcing their intention to invest approximately $3.69 billion and create 14,609 jobs. Notable new projects include Norfolk Southern’s $112 million intermodal facility in McCalla, SSAB’s $460 million steel plate facility and Austal USA’s $254 million ship building facility, both located in Mobile County. Alabama’s automotive industry also continues to flourish despite the recent decisions by two automakers to locate their manufacturing facilities in neighboring states (Volkswagen to Tennessee and

Kia to Georgia). The Alabama Development Office reported Kia’s first U.S. assembly plant, which began production in October 2009, is responsible for creating 3,600 new jobs at 34 automotive supplier plants located in Alabama.

The major service industries in the State are the health care industries, most notably represented by the University of Alabama medical complex in Birmingham, and a high concentration of technology research and development industries in the Huntsville area, which is expected to continue to grow aided in part by the $130 million Hudson-Alpha Institute for Biotechnology that opened in 2007. GDP figures show strong growth for the financial, insurance and real estate sectors over the last several years, although the recent acquisition of several of the state’s financial institutions, by larger banks caused significant short-term job losses, predominantly in the Birmingham area. Regions Financial remains in Birmingham and continues to be the highest ranked company in the Fortune 500 headquartered in the state.

Consistent with the national economy, the state endured increasing unemployment in 2009 with a total loss of 97,000 jobs during the 12 month period ending in September 2009, according to the Alabama Department of Industrial Relations. The state lost 55,000 jobs in the goods-producing sector, with losses in construction, natural resources and mining, and manufacturing (wood products, fabricated metal, machinery, transportation and furniture). The service-provider sector lost 42,000 jobs during the year, with decreases in trade transportation, financial activities, business services and hospitality. In September 2009, the state unemployment rate was 10.7%, up 5.3% over the previous year and higher than the national 9.8% unemployment rate, according to the Bureau of Labor Statistics, U.S. Department of Labor.

Tax Collections: According to the Alabama Department of Revenue, the fiscal year ended September 30, 2008 with tax collections exceeding $8.4 billion. Collections decreased by 6.2% from the prior fiscal year after previous annual gains of 2.7% and 4.2%. Most of Alabama’s tax revenues are earmarked for the State’s Special Education Trust Fund which is expected to experience a slight decline of 1.9% and take in approximately $6.33 billion. All three major sources of tax revenues declined compared to the fiscal year ending in 2008: corporate income tax revenues, decreased by 3% to $537 million, individual income tax revenues declined by 7.9% to $3.32 billion and sales tax revenues shrank by 9.9% to $1.83 billion. The state’s General Fund, which suffers from having only a few substantial growth taxes as revenue sources, is also projected to decline - by 1.7% - and take in approximately $1.76 billion. The General Fund pays the costs of important state services and programs such as Medicaid, prisons, and state employee compensation and retirement benefits.

Potential Liabilities: Ten years ago, in South Central Bell Telephone Co. v. Alabama, 526 U.S. 160 (1999) the U.S. Supreme Court struck down Alabama's franchise tax on foreign corporations and remanded the case to the Alabama Supreme Court to determine the appropriate remedy. Effective January 1, 2000, the state corporate franchise tax was replaced by a business privilege tax that applies equally to domestic and foreign corporations. Before the Alabama Supreme Court reached a decision regarding the remedy, the South Central Bell plaintiffs reached a settlement with certain foreign corporations aggrieved by the foreign franchise tax. According to published reports, the South Central Bell plaintiffs settled their refund claims totaling over $141 million for $40 million, to be paid over a period of years.

Many taxpayers have significant refund claims currently pending; others have settled their refund claims, many at substantial discounts. The remaining individual cases, estimated recently to total approximately 300 in number, could have a significant financial impact on the State of Alabama. The potential loss to the State from these individual cases is now estimated by some to be on the order of $200 to $400 million, including interest. The money required to pay such refunds would likely be drawn from the General Fund, although based on past experience many of the settlements might be structured to include long-term payouts or tax credits rather than immediate cash outlays. On September 26, 2008, the Alabama Supreme Court issued its opinion in Vulcan Lands, Inc. v. Surtees, Dkt Nos. 1070386 & 1070399, a test case concerning the ongoing franchise tax controversy, in which the court rejected the two principal defenses that the State had raised to these refund claims. On remand, the trial court for granted the taxpayers refund claim in full plus statutory interest. The other remaining individual cases are still pending.

Another potential material disclosure item is the Government Accounting Standards Board’s (GASB) change in the method of accounting and reporting for contingent liabilities to state and local government retirees for health care costs. On December 21, 2005, RSA Chief Director David Bronner remarked publicly that Alabama faced an estimated obligation of $13 to $15 billion in health insurance costs in the coming decades for current and future retirees of its public schools, colleges and state agencies. The Huntsville Times estimated the obligation for the health care costs of state employees and retirees will be approximately $20 billion in the next 30 years. A major source of funding for such ongoing obligations would be the State’s General Fund. Along with many other states, Alabama will be faced with the prospect of having to increase taxes for additional funding, reduce health care benefits to its retirees, or both. While the new rules do not necessarily affect funding, the required reporting changes could affect the state’s overall credit rating.

As of September 30, 2008, the Teachers’ Retirement System of Alabama had unfunded actuarial accrued liability of $5.32 billion. This amount has been growing for the past several years; the System had zero or negative unfunded liability as recently as

June 30, 2001. Its percent funded ratio was 79.5% on September 30, 2008, down from 82.8% and 83.6% the prior two years. The Employees’ Retirement System of Alabama has experienced a similar increase in unfunded liabilities; its unfunded actuarial accrued liability was $2.599 billion, with a percent funded ratio of 79%. Subsequent to September 30, 2008, as financial equity markets continued to decline, the value of the retirement systems portfolio fell to a level 25.5% below the previous year: RSA Chief Executive David Bronner pointed out that this decline was less on average than that experienced by other pension funds across the country. The annual report for the fiscal year ended September 30, 2009, should be publicly available in February 2010.

Jefferson County, the most densely populated county in Alabama, has received default notices respecting the County’s controversial $3.2 billion sewer revenue warrants which were issued to finance and refinance various capital improvements to the County’s sewer system. The County has also received default notices respecting certain of its general obligations warrants. In addition, the County has received notices from the trustee for its warrants that were issued to construct school improvements within the County (the “School Warrants”) to the effect that the County’s reserve fund surety bond is no longer in compliance with the applicable provisions of the indenture pursuant to which the School Warrants were issued. Over the past year, numerous other events have transpired in connection with the County’s sewer warrants, general obligation warrants and School Warrants, as well as with County finances in general, have been widely reported in the press. The outcome of the Jefferson County sewer debt controversy, as well as the outcome of the issues being experienced by the County with its general obligation warrants and School Warrants, could have an adverse effect upon the ability of Jefferson County, municipalities within Jefferson County, and potentially, municipal and other public bodies outside of Jefferson County to remarket or restructure indebtedness that is presently outstanding or gain access to capital markets for future financings.

ARKANSAS

The Constitution of the State does not limit the amount of general obligation bonds which may be issued by the State. Except for the issuance of economic development bonds as described below, however, no general obligation bonds may be issued unless approved by the voters of the State at a general election or special election held for that purpose. Amendment 82 to the Constitution of the State, approved by the voters at the 2004 general election, authorizes the issuance of general obligation bonds for the purpose of attracting large economic development projects to the State. These bonds may be issued, without further voter approval, for an amount not to exceed 5% of State general revenues collected during the most recent fiscal year. There is no constitutional limitation on the aggregate principal amount of revenue bonds that may be issued by the State and its agencies. All revenue bonds and notes are secured only by specific revenue streams and neither the general revenues of the State nor its full faith and credit are pledged to repayment.

Pursuant to the Revenue Stabilization Law, the General Assembly must enact legislation to provide for an allotment process of funding appropriations in order to comply with State law prohibiting deficit spending whereby spending is limited to actual revenues received by the State. The Governor may restrict spending to a level below the level of appropriations. Pursuant to the Revenue Stabilization Law, the General Assembly establishes three levels of priority for general revenue spending, levels “A,“ “A1” and “B“. Successive levels of appropriations are funded only in the event sufficient revenues have been generated to fully fund any prior level. Accordingly, appropriations made to programs and agencies are only maximum authorizations to spend. Actual expenditures are limited to the lesser of (i) moneys flowing into a program or agency's fund maintained by the Treasurer or (ii) the maximum appropriation by the General Assembly. Since State revenues are not collected throughout the year in a pattern consistent with program and agency expenditures, the Budget Stabilization Trust Fund, which receives one-half of interest earnings from State fund investments, has been established and is utilized to assure proper cash flow during any period. Other said interest earnings are utilized to supplement the State's capital construction program. However, such interest earnings are first pledged to the payment of certain bonds issued by or on behalf of certain state agencies.

The State no longer operates under a biennial budgeting system. In November 2008, voters passed an amendment to the Arkansas Constitution which provided for annual legislative sessions. Appropriation bills are now valid for only one fiscal year. The State ended fiscal 2009 in balance as required by the Revenue Stabilization Act. Net general revenue loss for fiscal 2009 over fiscal 2008 was (1.7)%.

GEORGIA

The Georgia Constitution provides that the State may incur public debt of two types for public purposes: (1) general obligation debt and (2) guaranteed revenue debt. General obligation debt may be incurred to acquire, construct, develop, extend, enlarge or improve land, waters, property, highways, buildings, structures, equipment or facilities of the State, its agencies, departments, institutions and certain State authorities, to provide educational facilities for county and independent school systems, to provide public library facilities for county and independent school systems, counties, municipalities, and boards of trustees of public libraries or boards of trustees of public library systems, to make loans to counties, municipal corporations, political subdivisions, local authorities and other local government entities for water or sewerage facilities or systems, and to make loans to local government entities for regional or multijurisdictional solid waste recycling or solid waste facilities or systems. No general obligation debt may be incurred, however, when the highest aggregate annual debt service requirements for the then current year or any subsequent year for outstanding general obligation debt and guaranteed revenue debt, including any proposed debt, and the highest aggregate annual payments for the then current year or any subsequent fiscal year of the State under certain State contracts, exceed 10% of the total revenue receipts, less refunds, of the State Treasury in the fiscal year immediately preceding the year in which the debt is to be incurred. In addition, no general obligation debt may be incurred with a term in excess of twenty-five years.

Guaranteed revenue debt may be incurred by guaranteeing the payment of certain revenue obligations issued by an instrumentality of the State to finance certain specified public projects. No guaranteed revenue debt may be incurred to finance water or sewage treatment facilities or systems when the highest aggregate annual debt service requirements for the then current year or any subsequent fiscal year of the State for outstanding or proposed guaranteed revenue debt for water facilities or systems or sewage facilities exceed 1% of the total revenue receipts, less refunds, of the State Treasury in the fiscal year immediately preceding the year in which any debt is to be incurred. In addition, the aggregate amounts of guaranteed revenue debt incurred to make loans for educational purposes that may be outstanding at any time cannot exceed $18 million, and the aggregate guaranteed revenue debt incurred to purchase, or to lend or deposit against the security of, loans for educational purposes that may be outstanding at any time cannot exceed $72 million.

As of September 30, 2009, the State had general obligation debt outstanding in an aggregate principal amount of $8,314,415,000 and guaranteed revenue debt outstanding in an aggregate principal amount of $548,075,000. On April 3, 2009, the General Assembly authorized, and on May 11, 2009 the Governor approved, the issuance of $1,212,105,000 in aggregate principal amount of new general obligation debt the proceeds of which are to be used for various planned capital projects of the State, its departments and agencies. In the 2009 Legislative Session, the General Assembly also repealed the prior authorization of $80,000 of unissued general obligation debt which was authorized in Fiscal Year 2006 for the Georgia Ports Authority. As of November 24, 2009, the date on which $793,855,000 of general obligation bonds were issued (pursuant to an Official Statement dated November 4, 2009) by the Commission on behalf of the State, the State had a total of $1,376,340,000 of authorized unissued general obligation debt from the current and prior years’ authorizations; subsequent to the issuance of the bonds, the State had $582,485,000 of unissued authorized indebtedness remaining.

The Georgia Constitution also permits in any fiscal year the State to incur public debt to supply a temporary deficit in the State Treasury in any fiscal year created by a delay in collecting the taxes of that year. Such debt must not exceed, in the aggregate, 5% of the total revenue receipts, less refunds, of the State Treasury in the fiscal year immediately preceding the year in which such debt is incurred. The debt incurred must be repaid out of the taxes levied for that fiscal year on or before the last day of the fiscal year in which it is to be incurred out of the taxes levied for that fiscal year. No such debt may be incurred in any fiscal year if there is then outstanding unpaid debt from any previous fiscal year which was incurred to supply a temporary deficit in the State Treasury. No such debt has been incurred under this provision since its inception.

Virtually all of the issues of long-term debt obligations issued by or on behalf of the State of Georgia and counties, municipalities and other political subdivisions and public authorities thereof are required by law to be validated and confirmed in a judicial proceeding prior to issuance. The legal effect of a validation in Georgia is to render incontestable the validity of the pertinent bond issue and the security therefore.

Fiscal Year 2009:

The deep recession which has affected global economies had a significant impact on Georgia’s economy and tax revenue performance in Fiscal Year 2009, which began with the U.S. economy in a mild recession. This was accompanied by small declines in reported tax revenues. Tax revenues fell by 2.6% and 2.9% in the first two quarters of the fiscal year. However, the financial market turmoil that spiked with the Lehman Brothers’ bankruptcy in September 2008 led to a sharp contraction in the national economy which had a significant negative impact on Georgia’s tax revenue performance. Tax revenues fell by 19.3% and 17.1% in the third and fourth quarter of the fiscal year. Overall, tax revenues fell by 10.5% for the fiscal year compared to Fiscal Year 2008.

FY 2009 individual income tax revenues fell by 11.6% from the prior year. Revenues from income tax withholding, reflecting primarily increases in total wages and salaries, fell by 3.2%. This reflects the weakness in job markets within the State. Estimated payments fell by 32.6% compared to FY 2008. Individual income tax payments with final returns fell by 27.4%. Refund payments increased by 2.5%; refund growth in the current fiscal year was limited because of processing capacity limitations and a significant volume of refunds were carried over into FY 2010 for processing. Approximately $293 million in total refunds were estimated to be outstanding at year end FY 2009. Note that some revenues typically are carried over into the new fiscal year. Additionally, public information about refund timing may have caused taxpayers to accelerate filing of refunds into FY 2009 that might normally have been filed early in FY 2010. FY 2009 income tax refunds and sales tax distributions processed in FY 2010 will negatively impact FY 2010 revenues.

FY 2009 sales and use tax revenues fell by 8.5%. The decline in sales tax revenue was heavily weighted to the second half of the fiscal year. Revenues fell by 3.1% in the first quarter, grew by 1.6% in the second quarter but then fell by 16.3% and 9.7% in the third and fourth quarters. Several factors have contributed to the decline in sales taxes. First, the downturn in housing related activity that has been occurring in Georgia directly reduces sales tax revenue growth through reduced spending on construction materials. Second, job losses have reduced consumer spending power. Third, consumers sharply reduced overall spending and increased savings following a drop in wealth caused by a decline in value of the stock market and an erosion of home values. Consumers especially cut spending on large ticket durable goods typically purchased on credit.

FY 2009 corporate income tax revenues fell by 26.2% over FY 2008 revenues. Corporate estimated payments fell by 21.8% and refunds increased by 43.0% reflecting weakness in U.S. corporate profit performance associated with the economic slowdown.

The amended FY 2009 budget was built on projected decline of 6.9% in tax revenues. The actual revenue decline exceeded the planned decline; thus $348.7 million in funds were withdrawn from the Revenue Shortfall Reserve (“RSR”) to cover the shortfall in revenues. In addition, the following appropriations were made from the RSR to meet budgeted expenditures; $187.3 million was appropriated for the amended FY 2009 mid-year adjustment of K-12 education, $200 million was appropriated in the amended FY 2009 budget, and $258.6 million was appropriated in the FY 2010 budget. These appropriations, coupled with the FY 2009 revenue shortfall, reduced the balance of the RSR to $217.2 million as of June 30, 2009.

Fiscal Year 2010 to Date: Revenue trends for the first quarter of FY 2010 have continued to show negative growth compared to the same period for FY 2009. However, the first quarter of 2009 was prior to the sharp slowdown that occurred in revenue performance in the second half of FY 2009. In addition, first quarter performance has been affected by the carryover of refunds that were filed in late FY 2009 but not processed prior to the end of the fiscal year.

Overall, tax revenues are down by 14.2% or $584.6 million for the first quarter of FY 2010 compared to the first quarter of FY 2009. Individual and corporate refunds for the first quarter of FY 2010 increased by $189 million compared to the first quarter of FY 2009. Thus, about one third of the revenue decrease experienced in the first quarter of FY 2010 is accounted for by the total increase in corporate and individual income tax refunds processed and paid in the first quarter of FY 2010.

The as-passed FY 2010 budget assumed an anticipated revenue decrease of 2.6% form the amended FY 2009 budget revenue estimate. Due to revenue underperformance in FY 2009, the current FY 2010 budget estimate requires a growth of 1.4% over FY 2009 actual revenues. Budget control measures were introduced in August 2009 to achieve a spending level that is 5% below FY 2009 actual revenues. These measures included redesign of the State Health Benefit Plan, employee furlough days, and withholding of 5% of agency appropriation allotments and 3% of K-12 Education and Medicaid appropriating allotments. Agencies were instructed to submit reduction plans of 4%, 6% and 8% for both the amended FY 2010 budget and the FY 2011 budget. In addition, the Office of Planning and Budget withheld funds from agencies’ personal services budgets equal to three furlough days for full-time employees in the first half of the fiscal year.

Individual income tax revenues for this first quarter of FY 2010 have fallen by 14.6% compared to the first quarter of FY 2009. Income tax withholding payments, which primarily reflect wage and salary performance, are down 2.3%. First quarter estimated payments fell by 31.4% while refund payments increased by 90.9%.

Corporate income tax revenues are down by 10.5% for the first quarter of FY 2010 compared to the first quarter of FY 2009. Estimated payments by corporations have decreased 24.3% year to date while payments with returns are down 74.4%. Refunds paid have decreased by 5.5%.

Sales and use tax revenues are down by 14.3% for the first quarter of FY 2010 compared to the first quarter of FY 2009. Consumers and businesses are still restraining spending due to the weak economic environment.

The National Bureau of Economic Research, which dates economic cycles, determined that the U.S. entered into recession in December of 2007. Slowdowns in housing activity led to problems in housing related financial markets. Prior to the freeze-up in financial markets, the recession was mild. However, the financial market turmoil caused a collapse in business and consumer confidence and this, in turn, led to a deep recession.

Nationally the labor market has shed approximately 7.2 million jobs since reaching its peak in December 2007. In recent months, job losses have generally been moderating but remain high. During the months of July through September 2009, job losses averaged 256,000 per month. Unemployment has risen rapidly with the unemployment rate hitting 9.8% in September and it continues to trend up. Initial unemployment insurance claims peaked at around 660,000 per week but have moderated to about 540,000 per week. While this is an improvement, it is still above the level consistent with a stable job market.

Economic indicators for Georgia show that Georgia’s economy has experienced a severe recession as well. Georgia’s unemployment level peaked in September 2007. Since that peak approximately 300,000 jobs have been lost. On a three month moving average basis, non-farm employment in Georgia declined 5.8% as of September 2009 compared to a decline of 4.2% in the U.S. in September 2009. Job losses have spread across most sectors of Georgia’s economy with the most severe percentage declines in manufacturing and construction. The only sector showing positive year over year growth as of September 2009 is Education and HEalth. In addition, all metro areas of the State for which labor market data is reported have experienced year over year net job losses as of September 2009.

Georgia’s unemployment rate rose to 10.1% on a seasonally adjusted basis in September 2009. This is down from the recent peak of 10.3% reached in July 2009, but is above the U.S. rate of 9.8% for September 2009. Initial and continuing unemployment insurance claims in Georgia are high, but rending down. When measured as the percent change from a year ago, initial claims in Georgia are running at approximately the same rate as the U.S.

Personal income is another key indicator of economic conditions in Georgia and the U.S. Total personal income for Georgia fell in three consecutive quarters, starting in the third quarter of FY 2008 through the first quarter of FY 2009. Georgia personal income was flat in the second quarter of FY 2009. U.S. personal income growth also has been weak over this time period. It was flat for the third quarter of FY 2008, declined for the next two quarters, and grew by just 0.2% in the second quarter of FY 2009. This is indicative of weak labor market conditions which hold down wage and salary income.

The housing sector in Georgia shows some signs of stability. Home permits issued had fallen by over 90% peak to trough but have trended up for the period January 2009 through July 2009. The S&P/Case Shiller repeat purchase index indicates that prices in the metropolitan Atlanta area are still declining on a year over year basis but have increased from their trough. Year over year, metro Atlanta prices are down 12.1% as of July 2009, but have increased in each of the last four months. Foreclosures continue to rise in Georgia and nationally. As of the second quarter of 2009, the foreclosure rate in Georgia is running slightly ahead of the U.S. rate.

The current economic outlook appears to be brightening. Most analysts believe that U.S. real GDP grew in the third quarter of 2009. The survey of Professional Forecasters conducted by the Philadelphia Reserve Bank issued in August 2009 shows that the consensus forecast ks for positive GDP growth for the U.S. to continue through 2010.

While overall economic output appears to be in recovery, it is expected by most analysts that recovery will be slow. Moreover, the key economic indicators most closely associated with State revenue performance; employment, income growth and consumer spending, are expected to lag the overall recovery.

From time to time, the State of Georgia is named as a party in certain civil actions. Depending on the outcome or disposition of these various legal actions, these lawsuits may adversely affect the financial position of the State of Georgia. After reviewing the current status of all pending and threatened litigation with the State’s counsel, the Georgia State Financing and Investment Commission believes that, while the outcome of litigation cannot be predicted, the final settlement of all lawsuits that have been filed and of any actions or claims pending or threatened against the State or its officials in such capacity are adequately covered by insurance or self-insurance reserves maintained by the State or will not have a material adverse affect upon the financial position or results of operations of the State.

KENTUCKY

Because the Kentucky Constitution requires the vote of a majority of the state's electorate to approve the issuance of state general obligation indebtedness and until 1998 required the vote of two-thirds of a municipality's electorate to approve the issuance of general obligation indebtedness by any city, county, or other municipality within the state, most Kentucky state and local government indebtedness has been issued not as general obligation indebtedness but as either debt payable only from revenues produced by the particular project or as indebtedness subject to biennial, in the case of the state, or annual, in the case of a local government, legislative appropriation for the payment of debt service. Such appropriation-backed indebtedness is customarily issued in the form of lease revenue bonds by a public authority or public holding company which uses the proceeds of the bonds to finance the particular public project and leases the project to the state or local government pursuant to a lease renewable each fiscal biennium (in the case of the state) or each fiscal year (in the case of a local government). Failure of the lessee government to renew the lease would terminate the lessee's obligation to make further rental payments and would leave the bondholders with recourse only against the property which was subject to the lease and any other security pledged for the payment of the bonds. An amendment to the state constitution approved by the electorate in 1994 authorized the Kentucky General Assembly to enact legislation permitting local governments (exclusive of school districts) to issue general obligation indebtedness without voter approval but subject to prescribed limitations on the maximum amount of indebtedness that may be incurred based on the assessed value of the taxable property within the municipality and such additional limitations and conditions as may be prescribed by statute. The Kentucky General Assembly enacted such enabling legislation in 1996 and the Kentucky courts issued a final judgment in 1998 upholding the validity of the constitutional amendment. Beginning in 1998, local governments (exclusive of school districts) in Kentucky began to issue general obligation indebtedness under the authority of the constitutional amendment and the enabling legislation, in addition to or instead of lease revenue bonds.

Kentucky experienced growth in total personal income, the broadest measure of a state’s economic health, during its six consecutive fiscal years ended June 30, 2009 but the rate of growth declined during FY 2009 as the nation as a whole sank into a deep recession. Total employment in Kentucky declined 2.6% in FY 2009 compared to a decline nationally of 2.3%. Mining, educational services and leisure and hospitality were the only sectors which experienced growth in employment within Kentucky during FY 2009. Because of Kentucky’s greater reliance than the national average on manufacturing jobs, recessions typically affect Kentucky’s economy more profoundly than the rest of the U.S. Kentucky’s employment composition has changed during the current decade as growth in manufacturing employment slowed and then declined, but employment in the state is still relatively concentrated in the goods-producing sector (manufacturing, mining and construction). During the current decade this concentration in manufacturing employment has been to Kentucky’s disadvantage in terms of its growth in employment and personal income as compared to the national averages. Kentucky’s growth in employment and personal income has lagged as manufacturing facilities have moved to low-cost centers abroad and the ones that remain have seen a surge in productivity without a concomitant increase in wages.

LOUISIANA

All Louisiana State general obligations and certain bonds of State agencies, boards and commissions that are secured by the full faith and credit of the State, are payable from monies pledged and dedicated to and paid into the Bond Security and Redemption Fund created and established in the State Treasury, have a first lien and privilege upon all State money deposited into the Bond Security and Redemption Fund, subject to prior contractual obligations existing on the effective date of the Constitution as provided for in Article VII, Section 9, are payable on a parity with all other outstanding general obligation bonds heretofore and hereafter issued by the State under and pursuant to the State Constitution, and are secured by the monies pledged and dedicated to and paid to the Bond Security and Redemption Fund, subject to prior contractual obligations as provided in Article VII Section 9 of the State Constitution.

Article VII, Section 9(B) of the State Constitution gives constitutional status to the Bond Security and Redemption Fund and further provides that, subject to contractual obligations existing on the effective date of the State Constitution (January 1, 1975), all State money deposited in the State Treasury is to be credited to the Bond Security and Redemption Fund, except money received as the result of grants or donations or other forms of assistance when the terms and conditions thereof or of agreements pertaining thereto require otherwise. This section further requires that in each Fiscal Year an amount be allocated from the Bond Security and Redemption Fund sufficient to pay all obligations that are secured by the full faith and credit of the State and that become due and payable within the current Fiscal Year, including principal, interest premiums, sinking or reserve funds or other requirements. Under the administrative procedures of the State Treasurer’s office, monies sufficient to satisfy debt service requirements falling due each month are set aside in the Bond Security and Redemption Fund during the immediately proceeding and current month, followed by monthly transfers of excess funds to the State’s general and other funds.

Article VII, Section 6(F) of the Louisiana State Constitution requires the Louisiana Legislature to limit the amount of net state tax supported debt (“NSTSD”) that may be issued in any fiscal year and further requires that by Fiscal Year 2003-2004 and thereafter, debt service payments on NSTSD not exceed 6% of General Fund and dedicated funds revenues established by the Revenue Estimating Conference (the “Conference”). The constitutional provision prohibits the State Bond Commission from approving the issuance of any NSTSD if the debt service required by such debt would cause the limit to be exceeded. It also provides that the definition of NSTSD cannot be changed nor can the limit be changed or exceeded except by specific legislative instrument that receives the favorable vote of two-thirds of the members of each house of the Louisiana Legislature.

Act No. 40 of the First Extraordinary Session of the Louisiana Legislature of 2006 provides that NSTSD shall not include the bonds issued pursuant to Act 41 of the 2006 First Extraordinary Session of the Louisiana Legislature to provide debt service assistance to certain political subdivisions of the State affected by Hurricane Katrina. Act 766 of the 2006 Regular Session of the Louisiana Legislature provides that NTSD shall not include bonds to be issued to refund the bonds issued pursuant to Act 41.

Act 813 of the 1993 Regular Legislative Session (“Act 813“), the statutory companion to the above constitutional provision, provides that NSTSD shall not be issued if the amount that is to be expended for servicing NSTSD each Fiscal Year exceeds certain percentages of General Fund and dedicated funds revenues established by the Conference. The allowable percentage for Fiscal Year 2004-2005 and each Fiscal Year thereafter is 6%.

Debt service payable on NSTSD for Fiscal Year 2007-2008 was $462.2 million or 5.25% of the estimated General Fund and dedicated funds revenues established by the Conference, as compared to an authorized limit for the current and subsequent Fiscal Years of 6%.

The State Bond Commission is required under Act 813 to establish the annual limit of the issuance of NSTSD for each Fiscal Year, in accordance with annual percentages contained therein. According to the statute, NSTSD means all of the following debt obligations issued by the State or any entity in the State for which the State is legally obligated to make debt service payments, either directly or indirectly: (a) general obligation bonds secured by the full faith and credit of the State; (b) debt secured by capital leases of immovable property payable by the State or annual appropriations for the State; (c) debt secured by statewide tax revenues or statewide special assessments; and (d) bonds secured by self-supported revenues which in the first instance may not be sufficient to pay debt service and will then draw upon the full faith and credit of the State. NSTSD does not mean (i) any obligations owed by the State pursuant to the State Employment Security Law, (ii) cash flow borrowings payable from revenue attributable to one Fiscal Year, (iii) any bond or note, including the full payment of and interest on any refunding bond or note, issued by the State pursuant to Section 4 or 5 of Act 41 of the 2006 First Extraordinary Session of the Louisiana Legislature, or (iv) any bond, note, certificate, warrant, reimbursement obligations, or other evidence of indebtedness issued pursuant to R.S. 12:15321.1.

Total (principal and interest) outstanding NSTSD as of June 30, 2009 was $9.966 billion.

For Fiscal Year 2009-2010, the adjusted state spending plan totals $28,986,756,552. The total funds available for Fiscal Year 2009-2010 are $28,988,903,257. These totals include $5,987,379,620 in hurricane disaster recovery funding. The state budget includes $9,011,207,649 in state general fund; and anticipated state revenue from taxes, licenses, fees, and other self-generated funds and statutory dedications, totals $5,177,553,590. Augmenting this income will be Federal receipts estimated at $14,797,995,313, to be used mainly for highways, education, social services, and disaster recovery. At this funding level, the June 30, 2010, State General Fund (Direct) balance would be $2,146,705.

The latest Revenue Estimating Conference forecast available, from May 21, 2009, projects for Fiscal Year 2010-2011 General Fund revenue of $8,214.7 million, an increase of $154.8 million or 1.9% over the forecast for Fiscal Year 2009-2010. This is based on a price per barrel of oil of $65.64 and a price for natural gas of $4.73 per Million BTU.

MARYLAND

Maryland and Its economy. According to the 2000 Census, Maryland’s population on April 1 of that year was 5,296,486, an increase of 10.8% from the 1990 Census. Maryland’s population is concentrated in urban areas. Approximately 86% of Maryland’s population lives in the densely populated Baltimore-Washington region. Per capita income in 2008 was $48,091 in Maryland, compared to the national average of $39,751 in that year. Per capita income in Maryland increased at an annual rate of 3.5% in 2008, higher than the national average of 2.9%.

Maryland’s economy is more reliant on the service and government sectors than the nation as a whole, while the manufacturing sector is much less significant in Maryland than it is nationwide. As one of the wealthier states, in Maryland a greater share of personal income is derived from dividends, interest and rent, and a lesser share comes from transfer payments. Maryland’s economy is also particularly sensitive to changes in federal employment and spending. The percentage of personal income earned from federal and military employment in 2008 was 9.8% for Maryland residents, compared to 3.7% nationwide. Maryland’s unemployment rate has been lower than the rest of the country for the past ten years, while the labor force in Maryland has grown more slowly than the rest of the country in seven of the last ten years. In 2008, the unemployment rate in Maryland was 4.4%, as compared to a national unemployment rate of 5.8%. In August 2009 these rates had increased to 7.2% in Maryland and 9.7% in the United States as a result of the ongoing economic downturn.

The outlook for Maryland’s economy has declined along with expectations for the national economy. Even taking into account the impact of the American Recovery and Reinvestment Act of 2009 (“ARRA”), the State and Maryland local governments are experiencing reduced tax receipts.

State fiscal Information. The Maryland Constitution requires the State to enact a balanced budget for each of its fiscal years, which run from July 1 to June 30. Maryland’s fiscal year 2009 ended with a $87.2 million general fund balance on a budgetary basis, reflecting a $349.9 million decrease compared to the balance projected at the time the fiscal year 2010 budget was enacted. In addition, there was a balance of $691.8 million in the Revenue Stabilization Account of the State Reserve Fund. General fund revenues on a budgetary basis realized in the State’s fiscal year 2009 were below estimates by $356.4 million, or 2.7%. On a GAAP basis, the fiscal year 2009 reserved general fund balance was $1,388.2 million, while the unreserved, designated and undesignated, fund balances were $538.0 million and $959.4 million, respectively; theses balances compare to the reserved general fund balance of $2,373.7 million, and unreserved, designated and undesignated fund balances of $195.1 million and $690.2 million, respectively, at the end of fiscal year 2007. GAAP information for fiscal year 2009 was not currently available as of November 18, 2009. The Revenue Stabilization Account of the State Reserve Fund provides financial support for future needs of the State and is intended to reduce the need for future tax and other revenue increases. However, the State can move funds in the Revenue Stabilization Account to cover other areas of its budget, and has done so recently. As described below, over the last few years the State has needed to make transfers from the State Reserve Fund to pay for operating shortfalls, in addition to enacting cuts in expenditures.

2009 budget. On April 5, 2008, the General Assembly approved the budget for fiscal year 2009. The fiscal year 2009 budget included, among other things: (1) $5,959.8 million in aid to local governments from general funds reflecting full funding of public school assistance enhancements enacted at the 2002 Session of the General Assembly, as amended (“Thornton”); (2) $16.2 million for capital projects; (3) $231.5 million to the State Reserve Fund; and (4) deficiency appropriations of $77.5 million for fiscal year 2008. The $231.5 million for the State Reserve fund included $146.5 million to the Revenue Stabilization Account and $85.0 million in the Dedicated Purpose account for transfer to the Maryland Transportation Authority for transportation projects. Transfers from the State Reserve Fund to the General Fund totaled $125.0 million in fiscal year 2009.

The fiscal year 2009 budget also included funds for the State’s retirement and pension systems and funds for a 2% employee cost of living adjustment, merit increases, and a statutory match for contributions to deferred compensation. In addition, the fiscal year 2009 budget provided $62.8 million in general funds and $44.7 million in non-general funds to address the liability for future retiree health care costs (“OPEB liabilities”).

Subsequent events - fiscal year 2009. Following enactment of the fiscal year 2009 budget, the Board of Revenue Estimates decreased its 2009 general fund revenue estimate by $1,292.7 million ($431.9 million in September 2008, $415.3 million in Decompiler 2008 and $445.5 million in March 2009). In order to close the gap between anticipated revenues and budgeted expenditures, the Governor proposed, and the Board of Public Works approved, expenditure reductions totaling $364.3 million in October 2008 and March 2009. The October reductions totaled $297.2 million and included reductions in aid to local governments, a decrease in the transfer to the Dedicated Purpose Account of the State Reserve Fund for transportation projects, a $46.1 million reduction in the amount for OPED liabilities, and $217.2 million in other reductions to State agencies. Expenditures were reduced by a further $67.1 million in March 2009, including $34.1 million in savings from furloughing State employees and $9.2 million in savings from abolishing vacant positions.

As part of the fiscal year 2010 budget plan, the General Assembly enacted the Budget Reconciliation and Financing Act of 2009 (the “2009 Act”), legislation that authorized various transfers and funding changes resulting in increased general fund revenue and decreased general fund appropriations. The 2009 Act authorized transfers to the General Fund of $380.2 million from accounting reserves and $414.4 million from various special fund balances including $137.1 million in transfer tax revenues, $73.0 million from the Dedicated Purpose Account of the State Reserve Fund, $52.7 million from the Helicopter Replacement Fund, $29.0 million from the University System of Maryland, $28.0 million from the Injured Worker’s Insurance Fund actuarial liability reserve for claims against the State, and $17.0 million from the Trauma Fund. The 2010 budget plan also increased the transfer from the Revenue Stabilization Account of the State Reserve Fund to the General Fund by $45.0 million for a total of $170.0 million in fiscal year 2009.

General fund revenues on a budgetary basis realized in the State’s 2009 fiscal year were $356.4 million, or 2.7% below estimates. General fund expenditures on a budgetary basis were $6.5 million below estimates, resulting in an $87.2 million general fund balance on a budgetary basis.

2010 budget. On April 13, 2009, the General Assembly approved the budget for fiscal year 2010. The fiscal year 2010 budget includes, among other things: (1) funds to the State’s retirement and pension systems consistent with the “corridor” methodology of funding as prescribed by statue; (2) $5,745.7 million in aid to local governments from general funds reflecting fuel funding of the Thornton public school assistance program; (3) $139.9 million to the State Reserve Fund; and (4) deficiency appropriations of $273.0 million for fiscal year 2009, including a reduction of $364.9 million in the Department of Health and Mental Hygiene primarily in Medicaid due to the availability of federal stimulus funds as further described below.

As described above, as part of the fiscal year 2010 budget plan, the General Assembly enacted the 2009 Act, which provides for transfers to the General Fund in fiscal year 2010 of $216.3 million, including $31.0 million of transfer tax revenues and $161.9 million from the local share of highway user revenues. The 2009 Act and other legislative actions cumulatively decrease fiscal year

2010 revenue by $24.8 million, taking into effect projected decreases resulting from the impact of ARRA on individual income taxes.

Reductions to required fiscal year 2010 general fund appropriations include $34.0 million in aid to community colleges; $24.0 million due to modifications in the local jail reimbursement program; $16.1 million representing a decrease in the State share (from 80% to 70%) of the cost of placing students with special needs in non-public establishments; and $11.8 million reflecting the elimination of a State match of employee contributions to the deferred compensation plan. The fiscal year 2010 budget does not include finds for any employee cost of living adjustment or merit increases.

The fiscal year 2010 budget includes $139.9 million for the Revenue Stabilization Account of the State Reserve Fund.

The required payment of $63.0 million from the Dedicated Purpose Account to the Maryland Transportation Authority for transportation projects was reduced and funded with general obligation bonds instead. Transfers from the State Reserve Fund to the General Fund total $210.0 million in fiscal year 2010.

State aid to primary and secondary schools includes $39,3 million in Education Trust Fund revenues generated through anticipated licensing frees for Video Lottery Terminals and $297.3 million in State Fiscal Stabilization Funds authorized by the ARRA. The fiscal year 2010 budget also includes $660.0 million in additional federal fund attainment in the Medicaid program resulting from an increased federal matching percentage authorized by the ARRA.

Subsequent events - fiscal year 2010. Since the fiscal year 2010 budget was enacted, the Governor proposed, and the Board of Public Works approved, $281.5 million in General Fund budget reductions and other budget actions on July 22, 1009 and $454.2 million on August 26, 2009. Of these actions $715.6 million applied to fiscal year 2010. These actions were taken due to expectations that final fiscal 2009 revenue collections would be below estimates and an expectation that the Board of Revenue Estimates would further decrease the fiscal year 2010 general fund revenue estimate in September, 2009. On September 17, 2009, the Board of Revenue Estimates decreased its fiscal year 2010 general fund revenue estimate by $682.8 million, resulting in an estimated general fund balance on a budgetary basis at June 30, 2010 of ($229.2) million. As a result on November 18, 2009 the Governor introduced more than $360 million in budget actions before the Board of Public Works, bringing total spending reductions of fiscal year 2010 to over $1 billion. By law the Governor has the power, with the approval of the Board of Public Works, to reduce by not more than 25% any appropriation that he may deem necessary, except appropriations for the payment of interest and the retirement of State debt, the legislature, the public schools, the judiciary and certain salaries.

Federal stimulus funding. ARRA provides support for the states, including the State, by funding infrastructure, education programs, human services programs and providing discretionary funds. ARRA provides $4.2 billion in formula funding to Maryland governments. ARRA grants to Maryland provide $396.0 million for educational programs, $765.2 million for infrastructure programs, and $546.2 million for other programs. These funds provide additional federal support and do not supplant general funds. ARRA also includes $101.8 million in grants to local governments and aid organizations that are not appropriated in the State budget. These funds will be distributed directly to the local governments and aid organizations.

ARRA also provides federal grants for which State and local governments must compete, including grants to support law enforcement, habitat conservation and the arts. It is uncertain how much of these funds the State or Maryland local governments will receive.

ARRA’s most significant impact for Maryland is the $2.5 billion that can support State general fund commitments. These funds support Medicatid, education and discretionary State spending; the funds are used in the place of general funds to sustain State funding from fiscal years 2009 to 2011. When the funds are no longer available, the State will need to replace the funds or reduce spending. Medicaid funds total $1,550.0 million and are available from October 2008 through the end of December 2010. The State receives additional federal matching funds based on projected unemployment rats. ARRA provides additional funding for each state whose unemployment rate has risen by 1.5% since December 2007. Maryland qualifies for this additional funding throughout the period. Additional funds are provided to states whose unemployment rate has risen by 2.5% and 3.5%. Maryland qualified for this additional funding as of April 2009 and July 2009. respectively.

Other fiscal challenges facing Maryland. At the same time, the State and local governments are addressing the financial burden of additional state and local infrastructure needs resulting from the United States Base Realignment and Closure (BRAC) program. As part of BRAC, a substantial number of military families and private sector workers will relocate to various parts of Maryland. These additional households, estimated to potentially total 45,300 starting in 2009, will require schools, housing, transportation and other services. BRAC relocations are resulting in increased expenditures at both the State and local levels, although recent spending cuts made by the State may impact the funding for some of these expenditures and may result in either greater borrowing or delays in implementation of the needed infrastructure. The short term financial impact of BRAC relocations, while generally perceived to be favorable in the long term, cannot yet be determined.

The State also has a substantial unfunded actuarial liability, estimated to be approximately $10.7 billion as of June 30, 2008 or 101.9% of payroll, on the pension plans guaranteed by the State. Other retirement programs administered by the State also are experiencing material shortfalls, as are the retirement programs of the independent City of Baltimore. In addition, after several years of analysis of the State’s OPEB liabilities, the State has determined that the State’s unfunded actuarial accrued liability for OPEB liabilities was $14.7 billion as of June 30, 2008, the amount held in trust to pay OPEB liabilities was $118.9 million as of that date. A commission formed in 2006 to develop a plan with respect to the State’s OPEB liabilities reported in an Interim Report released in December 2008 that, in its view, Maryland cannot sustain the current level of retiree health benefits. The commission in continuing to explore options for redesigning retired health benefits and/or the way the State pays for them to arrive at a solution that is both fiscally sound and fair to current and retired State employees.

State-level municipal obligations. Neither the Constitution nor general laws of Maryland impose any limit on the amount of debt the State can incur. However, Maryland’s Constitution prohibits the creation of State debt unless it is authorized by a law that provides for the collection of an annual tax or taxes sufficient to pay the interest when due and to discharge the principal within 15 years of the date of issuance. Taxes levied for this purpose may not be repealed or applied to any other purpose until the debt is fully discharged. These restrictions do not necessarily apply to other issuers within the State. The General Assembly, by separate enabling act, typically authorizes a particular loan for a particular project or purpose. In its fiscal year 2009 capital program, 40% of the new general obligations bond authorizations represent financing of State-owned capital facilities and State programs, 58% represent financing of capital improvements owned by local governmental units, and 2% represent financing of capital improvements owned by non-profit or other private entities. The Board of Public Works authorizes State general obligation bond issues and supervises the expenditure of funds received therefrom, as well as all funds appropriated for capital improvements other than roads, bridges and highways. Maryland had approximately $8.9 billion of State tax-supported debt outstanding as of October 21, 2009.

The State’s public indebtedness can be generally divided into the following categories:

  The State and various counties, agencies and municipalities of the State, issue general obligation bonds, payable from ad valorem taxes, for capital improvements and for various projects including local-government initiatives and grants to private, nonprofit, cultural and educational institutions. The State’s real property tax is pledged exclusively to the repayment of its bonds. The Board of Public Works is required to fix the property tax rate by each May 1 in an amount sufficient to pay all debt service on the State’s general obligation bonds for the coming fiscal year. At least since the end of the Civil War, Maryland has paid the principal of and interest on its general obligation bonds when due. As of October 21, 2009, the State’s general obligation bonds were rated AAA by Fitch, Aaa by Moody’s and AAA by S&P.
  We cannot assure you that such ratings will be maintained in the future. and note that, as referenced above, the State recently approved an increase in the amount of debt that it can issue.
  The Maryland Department of Transportation issues limited special obligation bonds for transportation purposes payable primarily from specific, fixed-rate excise taxes and other revenues generated from the financed facilities, including an expansion to BWI airport, rail transportation facilities, highways and other transportation facilities. Holders of these bonds are not entitled to look to any other sources of payment. The 2008 General Assembly established a maximum outstanding principal amount of $693.8 million as of June 30, 2009, for all nontraditional debt of the Maryland Department of Transportation. Nontraditional debt outstanding is defined as any debt instrument that is not a consolidated transportation bond or Grant Anticipation Revenue Vehicle (“GARVEE”) Bond; such debt includes, but is not limited to, certificates of participation (documented by conditional purchase agreements), debt backed by customer facility charges, passenger facility charges, or other revenues, and debt issued by Maryland Economic Development Corporation (“MEDCO”) or any other third party on behalf of the Maryland Department of Transportation. As of June 30, 2009, the outstanding principal amount of such nontraditional debt was estimated at $693.8 million.
  The Maryland Stadium Authority issues limited special-obligation bonds and notes to finance stadiums, convention centers and recreational facilities payable primarily from lease rentals, sports lottery and other revenues. At June 30, 2009, the principal amount of outstanding Maryland Stadium Authority bonds was $256.0 million.
  Certain other State units, such as Maryland’s university systems, the Maryland Transportation Authority and the Maryland Water Quality Financing Administration, as well as several local governments, are authorized to borrow funds pursuant to legislation that expressly provides that the State will not be deemed to have given any pledge or assurance of repayment, and for which the State will have no liability for repayment. These obligations are payable solely from specific non-tax revenues of the borrowers, including loan obligations from nonprofit organizations, corporations and other private entities. The issuers of these obligations are subject to various economic risks and uncertainties, and the credit quality of the securities issued by them may vary considerably from the quality of obligations backed by the full faith and credit of the State of Maryland. For example, the Maryland Transportation Authority, like the Maryland

  Department of Transportation, has issued bonds which are payable solely from collections from airline travel; declines in air traffic at BWI airport could impede repayment of such bonds.
  During the 2004 General Session, the General Assembly created the Bay Restoration Fund to be managed by the Maryland Water Quality Financing Administration. The Bay Restoration Fund receives a mandatory fee of $30 per year per equivalent dwelling unit from users of sewerage systems in Maryland, as well as $30 per year from septic system users. The Bay Restoration Fund sewer fee generated $53.3 million in revenue during fiscal year 2009. Future sewer fee revenues are projected at approximately $55.0 million per year. The sewer fee revenues are pledged, to the extent necessary, as security for revenue bonds issued by the Maryland Water Quality Financing Administration, the proceeds of which will be applied primarily to provide grant funds to upgrade wastewater treatment plants with enhanced nutrient removal technology. The first $50 million of Bay Restoration Revenue Bonds were issued on June 25, 2008. Between 2009 and 2012, the Maryland Water Quality Financing Administration expects to issue an additional $480.0 million in Bay Restoration Revenue Bonds.
  The State, its agencies and departments, and the various localities also enter into a variety of municipal leases, installment purchase, conditional purchase, sale-leaseback and similar transactions to finance the construction and acquisition of facilities and equipment. Such arrangements are not general obligations to which the issuing government’s taxing power is pledged but are ordinarily backed by the issuer’s covenant to budget for, appropriate and make the payments due on such obligations. Such arrangements generally contain “non-appropriation“ clauses which provide that the issuing government has no obligation to make payments in future years unless money is appropriated for such purpose on a yearly basis. In the event that appropriations are not made, the issuing government cannot be held contractually liable for the payments. As of June 30, 2009 the total of such financings outstanding was $213.4 million.

Although the State has the authority to make short-term borrowings up to a maximum of $100 million in anticipation of taxes and other receipts, in the past 20 years the State has not issued short-term tax anticipation notes or made any other similar short-term borrowings for cash flow purposes.

Other issuers of municipal bonds. Maryland can be divided into 24 subdivisions, comprised of 23 counties plus the independent City of Baltimore. Some of the counties and the City of Baltimore operate pursuant to the provisions of charters or codes of their own adoption, while others operate pursuant to State statutes. As a result, not all localities in Maryland follow the debt-authorization procedures outlined above. Maryland counties and the City of Baltimore typically receive most of their revenues from taxes on real and personal property, income taxes, miscellaneous taxes, and aid from the State. Their expenditures include public education, public safety, public works, health, public welfare, court and correctional services, and general governmental costs. Although some of these localities have received ratings of AAA from rating agencies, these ratings are often achieved through bond insurance or other credit enhancement. Over the last two years, however, repeated downgrades of the ratings of bond insurers have resulted in substantially lower ratings on these bonds. Additionally, most issuers within Maryland have received lower ratings than the State.

Many of Maryland’s counties have established subsidiary agencies with bond-issuing powers, such as sanitary districts, housing authorities, parking revenue authorities and industrial development authorities. For example, the Washington Suburban Sanitary Commission, which provides water and sewerage services in the District of Columbia area, and the Maryland-National Capital Park and Planning Commission, which administers a park system, both issue bonds. Many of the municipal corporations in Maryland have also issued bonds. In addition, all Maryland localities have the authority under State law to issue bonds payable from payments from private borrowers. All of these entities are subject to various economic risks and uncertainties, including the risks faced by the Maryland economy generally, and the credit quality of the securities issued by them varies with the financial strengths of the respective borrowers and the revenues pledged to the repayment of the bonds.

Local governments in Maryland receive substantial aid from the State for a variety of programs, including education costs and discretionary grants. However, cuts in State aid to local governments and the overall economic situation have required some Maryland counties and municipalities to find creative sources of revenue and to cut services and expenditures, in spite of the receipt of ARRA revenues. The substantial projected budget shortfalls at the State level and current economic environment, as well as other future events, might require further reductions in or the discontinuation of some or all aid payments to local governments. Cutbacks in State aid and reductions in revenues due to a slower economy will adversely affect local economies.

Risks and uncertainties. Generally, the primary default risk associated with government obligations is the nonpayment of taxes or other revenues supporting the debt. In addition, certain debt obligations in the Fund may be obligations of issuers other than the State, such as those listed above. Although the State has received the highest ratings from ratings agencies, local governments and other issuers may have higher debt-to-assessment ratios, and/or greater credit risk, than the State itself, and as a result may be unable to repay their obligations. Other obligations are issued by entities which lack taxing power to repay their obligations, such as industrial development authorities and housing authorities. Certain debt may consist of obligations which are payable solely from the revenues of private institutions within one industry, such as health care. The default risk may be higher for such obligations, since any decline in that one industry could impede repayment. Finally, the credit crisis has had and continues to have a substantial impact on the bond markets. The State, its political subdivisions and other conduit borrowers regularly issue bonds to fund capital projects. Since the credit crisis began, the interest rates paid on some financings have increased. Other financings have been delayed as a result of adverse market conditions as a result of which local governments have experienced increased borrowing costs or cash flow difficulties.

As described above, State and local revenues have been reduced due, at least in part, to the current economic environment. Substantial losses in the job market, considerable declines in individual and business income taxes and transfer and other ad valorem property taxes, coupled with reduced consumer and business expenditures have already impacted State and local revenues and are likely to continue to do so for some time. The cumulative effect of the ongoing market uncertainty and the economy makes the economic outlook of the State, its political subdivisions and other borrowers difficult to predict. While Maryland’s economy is unusually dependent on the federal government because a large percentage of Maryland residents are employed either by the federal government or in companies working with the federal government, other sectors of Maryland’s economy are experiencing likely to experience the same difficulties as in the rest of the nation. Additionally, funds received by the State and any localities under ARRA are only temporarily available to support general fund commitments. Maryland and its local governments may continue to need to decrease spending, cut employment, raise taxes and take other measures to balance their budgets for several years.

The impact of State budget cuts places an additional burden on local governments. The City of Baltimore and other political subdivisions and municipalities, many of which were already experiencing fiscal pressures due to general economic conditions and other factors, are themselves experiencing lower revenues due to lower income tax and property transfer tax revenues.

Many of these local governments depend on State aid, and cutbacks in such aid as a result of the State’s own deficit issues is adversely affecting local budgets. Finally, the ongoing economic environment and credit crisis could affect the cash flow and ability of many conduit borrowers on bonds to service the debt service payments on their bonds; many of these entities may be unable to raise revenues due to weak consumer demand or other factors or may be experiencing higher costs (e.g., increased charity care), so the combination of higher interest rates, lack of access to capital and lower revenues or higher expenses could result in defaults on these conduit obligations. Similarly, reductions in State aid (e.g. to private educational and social or health institutions) may affect the budnget of private borrowers.

MISSOURI

The following information is a brief summary of some of the factors affecting the economy in the State of Missouri and does not purport to be a complete description of such factors. This summary is based on publicly available information and forecasts.

Revenue and Limitations Thereon. Article X, Sections 16-24 of the Constitution of Missouri (the “Hancock Amendment“) imposes limits on the amount of State taxes which may be imposed by the General Assembly of Missouri (the “General Assembly“) as well as on the amount of local taxes, licenses and fees (including taxes, licenses and fees used to meet debt service commitments on debt obligations) which may be imposed by local governmental units (such as cities, counties, school districts, fire protection districts and other similar bodies) in the State of Missouri in any fiscal year.

The State limit on taxes is tied to total State revenues determined in accordance with the formula set forth in the Hancock Amendment, which adjusts the limit based on increases in the average personal income of Missouri for certain designated periods. The details of the Hancock Amendment are complex and clarification from subsequent legislation and further judicial decisions may be necessary. Generally, if the total State revenues exceed the State revenue limit imposed by Section 18 of Article X by more than 1%, the State is required to refund the excess. The State revenue limitation imposed by the Hancock Amendment does not apply to taxes imposed for the payment of principal and interest on bonds, approved by the votes and authorized by the Missouri Constitution. The revenue limit also can be exceeded by a constitutional amendment authorizing new or increased taxes or revenue adopted by the voters of the State of Missouri or if the General Assembly approves by a two-thirds vote of each house an emergency declaration by the Governor.

The Hancock Amendment also limits new taxes, licenses and fees and increases in taxes, licenses and fees by local governmental units in Missouri. It prohibits counties and other political subdivisions (essentially all local governmental units) from levying new taxes, licenses and fees or increasing the current levy of an existing tax, license or fee without the approval of the required majority of the qualified voters of that county or other political subdivision voting thereon.

When a local government unit’s tax base with respect to certain fees or taxes is broadened, the Hancock Amendment requires the tax levy or fees to be reduced to yield the same estimated gross revenue as on the prior base. It also effectively limits any percentage increase in property tax revenues to the percentage increase in the general price level (plus the value of new construction and improvements), even if the assessed valuation of property in the local governmental unit, excluding the value of new construction and improvements, increases at a rate exceeding the increase in the general price level.

Total state revenue exceeded this limit in fiscal years 1995-1999, which triggered an income tax refund liability under the provisions of the Hancock Amendment. The State did not exceed the revenue limit in fiscal years 2000-2009 and the State has indicated that it does not expect the limit to be exceeded for the current fiscal year ending June 30, 2010 (fiscal year 2010). As a result of the economic downturn experienced throughout the country beginning in 2008, the State has experienced a decrease in collected revenues. The state net general fund revenues for the first quarter of fiscal year 2010 (July 1, 2009 - September 30, 2009) dropped by approximately 10% compared to the same period i the prior fiscal year. To offset the loss of revenues, the Governor has cut or withheld $590 million from the budget passed by the Missouri Legislature during the current fiscal year.

Missouri has a constitutionally mandated budget reserve fund equal to seven and one-half percent of general fund revenues. The budget reserve fund may be used for the State’s cash flow needs; however, all borrowings for cash flow needs must be repaid to the budget reserve fund with interest no later than May 15th of each fiscal year. The budget reserve fund may also be used for disasters or to fund budget cuts upon approval of 2/3rd of the members of both houses of the Legislature. Any disaster or expenditures for cut budget appropriations must be repaid to the reserve fund in equal installments with interest in each of the next three fiscal years. Missouri’s budget reserve fund held $520 million at the beginning of fiscal year 2010. The State has borrowed $350 million at the beginning of fiscal year 2010 for cash flow purposes, leaving $170 million in the fund.

Industry and Employment. Missouri has a diverse economy with a distribution of earnings and employment among manufacturing, trade and service sectors closely approximating the average national distribution. Missouri characteristically has had a pattern of unemployment levels equal to or lower than the national average. A pattern of high unemployment could adversely affect the Missouri debt obligations acquired in the trust and, consequently, the value of the units in the trust.

The Missouri portions of the St. Louis and Kansas City metropolitan areas collectively contain over 50% of Missouri’s 2000 population census of 5,595,211. Economic reversals in either of these two areas would have a major impact on the overall economic condition of the State of Missouri. Additionally, the State of Missouri has a significant agricultural sector which is experiencing farm-related problems comparable to those which are occurring around the nation. To the extent that these problems were to intensify, there could possibly be an adverse impact on the overall economic condition of the State.

Governmental contract and defense related business plays an important role in Missouri’s economy. There are a large number of civilians employed at various military installations and training bases in the state. In addition, aircraft and related businesses in Missouri are the recipients of substantial annual dollar volumes of defense contract awards. There can be no assurances that there will not be further changes in the levels of military or defense appropriations, and, to the extent that further changes in appropriations are enacted by the United States Congress, Missouri could be affected disproportionately. It is impossible to determine what effect, if any, continued consolidation in the defense-related industries will have on the economy of the State. However, any shift or loss of production operations now conducted in Missouri could have a negative impact on the economy of the State.

NORTH CAROLINA

North Carolina’s economy has historically been dependent on small manufacturing and agriculture. More recently, the employment base has shifted away from the traditional roots in textiles and furniture making into services and trade. According to the U.S. Bureau of the Census, the State’s estimated population as of July 2008 was 9,270,342. According to the State Employment Security Commission, the adjusted non-farm employment in July 2009 accounted for approximately 4,039,946 jobs, which is a decrease of 128,254 jobs since August 2008, reflecting a significant portion of the labor force that is likely unemployed, largely due to the economic recession that began in December of 2007. North Carolina’s seasonally adjusted unemployment rate in June 2009 was 11.0%, the 8th highest unemployment rate in the nation. The state’s unemployment rate is significantly higher than the national average (9.5%).

Manufacturing firms employ approximately 11.3% of the non-agricultural work force, resulting in the State being named ninth nationally for manufacturing employment. Manufacturing jobs in the traditional sectors of textiles and apparel have declined due to competition in international markets. These sectors, however, accounted for only 2.1% of total non-farm employment in December 2008. The State has continued to experience significant investment by international firms, and is ranked fifteenth largest among the states in export trade as of June 2009. The services industry sector constitutes the single largest job segment of the State’s economy, representing nearly 47.1% of the non-farm jobs, and includes a broad base of different occupations throughout the State, including banking, accounting, legal services, health services and technology services. Total employment in the service industry decreased by 61,300 between July 2008 and July 2009.

Budget Process. The State Constitution requires that the total expenditures of the State for the fiscal period covered by the budget not exceed the total of receipts during the fiscal period and the surplus remaining in the State Treasury at the beginning of the period. The Executive Budget Act, adopted by the General Assembly in 1925, sets out the procedure by which the State’s budget is adopted and administered, and requires the adoption of a balanced budget. The total State budget is supported from four primary sources of funds: (1) General Fund tax and non-tax revenue; (2) Highway Fund and Highway Trust Fund tax and non-tax revenue; (3) federal funds and (4) other receipts, generally referred to as departmental receipts. Federal funds comprise approximately 26.8% of the total State budget. The largest share of federal funds is designated to support programs of the Department of Health and Human Services such as income maintenance, vocational rehabilitation, and public health. The other major recipients of federal funds are public schools, universities, community colleges and transportation, including highway construction and safety.

State Revenues and Expenditures. The balance in the General Fund for the fiscal year ended June 30, 2008 was $1,679 million, which is a significant decline from the Genera Fund balance for the fiscal year ended June 30, 2007 of $2,577 million, and reflected revenues well below the budgeted forecast. The 2008-09 budget projected a balance in the General Fund at the end of the 2008-09 fiscal year of $1,397.6 million. However, early in the State’s 2008-09 fiscal year a substantial General Fund budget shortfall was anticipated due to recessionary economic conditions in the nation and North Carolina. Therefore, in January, 2009, the Governor issued an executive order to insure that a deficit was not incurred, which resulted in reductions in funds appropriated to operate State departments and institutions by between 1.5% and 5%, halting or delaying certain capital expenditure projects, and various intra-fund transfer, including transfers from the Rainy Day Fund. The unaudited actual General Fund balance at June 30, 2009 was $619.7 million.

As of November 2009, general obligations of the State of North Carolina were rated Aaa by Moody’s and AAA by S&P and Fitch. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic, political or other conditions.

OREGON

At June 30, 2009, approximately $4.6 billion in general obligation bonds issued by the State of Oregon and its agencies and instrumentalities were outstanding, including approximately $1.4 billion in general obligation bonds supported by the budget for the State's general fund and $3.2 billion of self-supporting general obligation bonds. The State's self-supporting general obligation bonds include approximately $732 million of State veteran's bonds, which, in the event of poor economic conditions resulting in an increased number of mortgage defaults, could cease to be self-supporting. All of the outstanding general obligation bonds of the State have been issued under specific State constitutional provisions that authorize the issuance of such bonds and provide authority for ad valorem taxation to pay the principal of, and interest on, such bonds. With the exception of the veteran's bonds (for which no more than two mills on each dollar valuation may be levied to pay principal and interest) and pension obligation bonds, bonds issued to finance certain improvements to public buildings and bonds issued to finance certain capital expenditures by the Oregon Health Sciences University (which may not be paid from property taxes), the authority of the State to tax property for the payment of its general obligation bonds is unlimited. Since at least 1950, the State has not imposed ad valorem tax for the payment of any of its obligations because other revenues, including those generated by the self-supporting bonds, have been sufficient.

In addition to general obligation bonds, various state statutes authorize the issuance of State revenue bonds. These limited obligations of the State or its agencies or instrumentalities may be payable from a specific project or source, including lease rentals. As of June 30, 2009, there were approximately $4.4 billion of direct revenue bonds outstanding and approximately $1.6 billion of conduit revenue bonds outstanding. The State is not authorized to impose ad valorem taxes on property for the payment of principal and interest on these bonds, so they are more sensitive to changes in the economy. There can be no assurance that future economic problems will not adversely affect the market value of Oregon obligations held by the Portfolio or the ability of the respective obligors (both private and governmental) to make required payments on such obligations.

Units of local government (including cities, counties, school districts and various types of special purpose districts), each of them a municipal corporation separate from the State, rely on various combinations of property tax revenues, local income taxes, user fees and charges and State assistance. As of December 31, 2008, units of local government in Oregon had approximately $20 billion in obligations outstanding, including approximately $5.0 billion in general obligation bonds and $5.8 billion in revenue bonds.

Oregon does not have a sales tax. The principal source of State tax revenues are personal income and corporate income taxes. For 2007-2009 biennium, approximately 92.5% of the State's general fund revenues came from combined personal income taxes and corporate income and excise taxes.

In 1979, the Oregon Legislative Assembly enacted a bill commonly known as the “kicker,” which requires the State to refund excess revenues to taxpayers when actual general fund revenues exceed forecast revenues by more than two percent. Although the State has two budgetary reserve funds that may be drawn upon in the event of general fund shortfalls, the reserves are subject to certain statutory restrictions, and the “kicker” law has had the effect of impairing the ability of the State to establish adequate reserves for use during economic downturns.

The Oregon state constitution reserves to the people the initiative power to amend the constitution and state statutes by placing measures on the general election ballot and the referendum power to approve or reject at an election any act passed by the Oregon Legislative Assembly.

During the 2009 Regular Session, the Oregon Legislative Assembly enacted two bills which would increase personal and corporate income taxes beginning with the 2009 tax year. These bills have been referred to the electorate, and a special election will be held on January 26, 2010. It is anticipated that the Legislative Assembly will convene a special session in February 2010. If the bills are not approved by the voters, the Legislative Assembly may balance the budget in the February session by reducing expenditures, authorizing use of reserves or taking other actions as necessary.

In the November 2004 general election, Oregon voters approved Measure 37, which entitled certain landowners to compensation for the decline in market value of their property as a result of certain land use regulations, or alternatively, to have land use regulations waived as to their use of their property. Measure 37 primarily affected the State, counties and certain other units of local government that make and enforce Oregon’s land use laws. In the two years following the passage of Measure 37, the State and units of local government received Measure 37 claims requesting billions of dollars of compensation. In the November 2007 general election, Oregon voters approved Measure 49, which modified the relief available to Measure 37 claimants, and eliminated the rights of Measure 37 claimants to monetary compensation. Numerous lawsuits have been filed asserting that government actions in waiving regulations or denying claims were unlawful or violated the Oregon constitution. The State believes that Measure 49 had the effect of rendering the majority of Measure 37 claims moot. There can be no assurance that Measure 49 will be held to be constitutional, or to apply to all pending Measure 37 claims, or that litigation will not require the payment of some claims.

According to the December 2009 Economic and Revenue Forecast prepared by the State Office of Economic Analysis, while the 2008 recession is very close to ending, recovery is expected to build slowly and be characterized as “jobless”. Job losses are forecast at 3.7% for the fourth quarter of 2009 and job losses are projected to continue through 2010. The rate of personal income growth is expected to be at (1.0%) in 2009 and 2.5% in 2010. Major risks facing the Oregon economy include continued credit and financial market instability, prolonged housing market instability, continued weakness in the market for Oregon exports, potential increases in energy prices and geopolitical risks.

SOUTH CAROLINA

The South Carolina Constitution requires the General Assembly to enact an annual balanced budget that is based on revenue estimates provided by the State’s Bureau of Economic Advisers (the “BEA”). The budget includes two “rainy day” funds; the Capital Reserve Fund, and the General Reserve Fund. The Capital Reserve Fund is a recurring appropriation that equals 2% of General Fund revenue. If the BEA reduces revenue projections significantly once the budget year begins, the State Budget and Control Board is responsible for taking actions necessary to keep the State’s budget in balance. If the Board expects a year-end operating deficit as a result of the BEA predicts a year-end deficit, the Capital Reserve Fund may be reduced to offset the deficit. If no year-end deficit is projected, the Capital Reserve Fund may be appropriated for capital improvements or nonrecurring projects. The other “rainy day” fund is the General Reserve Fund. Pursuant to the South Carolina Constitution, the General Reserve Fund balance must equal 3% of General Fund revenue. The General Reserve Fund may be withdrawn in order to cover operating deficits. However, if the General Reserve Fund is tapped to cover operating deficits, the South Carolina Constitution mandates that it be restored to the required 3% of General Fund revenue within three years.

If the BEA reduces revenue projections significantly once the budge year begins, the State Budget and Control Board (the “Board”) is responsible for taking appropriate actions necessary to keep the State’s budget in balance. As described above, if the Board expects a year-end operating deficit as a result of the BEA reducing its revenue projections, the Board must first reduce the amounts set aside for the Capital Reserve Fund. If the expected deficit exceeds the Capital Reserve Fund, the Board must reduce most agency appropriations evenly across the board. Finally, the General Reserve Fund can be used to eliminate any remaining year-end operating deficit. In the event the State’s budgetary General Fund still experiences a year-end operating deficit in spite of taking all of the above actions, the Board must meet within sixty days of August 31, to adopt a plan to liquidate the deficit.

The primary financial challenges facing South Carolina, as well as other state governments, include future spending increases for Medicaid, State retirement and health benefits (including post-employment benefits), and elementary and secondary education. As a result of the continued deterioration in the State and national economies, revenues for FY 2008-2009 lagged behind expectations, resulting in midyear spending cuts and other budgetary actions that decreased state agency spending by $974.7 million. The State exhausted both the Capital Reserve Fund ($133.2 million) and the General Reserve Fund ($108.1 million) in an attempt to close the budget gap. However, these actions were not enough to compensate for drastically reduced revenues, and the State ended FY 2008-2009 with a budgetary General Fund deficit of $98.2 million. To cover the deficit, the Budget and Control Board authorized Comptroller General Richard Eckstrom to take funds from certain state agency accounts, on the understanding that the accounts would be reimbursed.

In FY 2008-2009, the originally budgeted General Fund appropriations totaled $5.97 billion. However, by the end of the fiscal year, as a result of the midyear spending cuts and other measures referenced above, actual expenditures were only $5.75 billion. State General Fund revenue from all sources in FY 2008-2009 was $5.54 billion, which was less than the final Appropriations Act budget estimate by $130 million, or 2.3%. Overall, total state revenue collections in FY 2008-2009 declined $848 million, or 13% from FY 2007-2008.

The Budget for FY 2009-2010, signed into law by Governor Mark Sanford on May 19, 2009, estimated budgetary General Fund revenues to by $5.714 billion. However, as a result of the continuing economic slowdown, the BEA has reduced its projections of the amount of revenues the State will collect by over $340 million. This has resulted in across-the-board spending cuts to most state agencies and a reduced revenue projection for FY 2010-2011.

State law requires the Comptroller General to suspend, to the extent necessary, any general or supplemental budgetary surplus appropriations, or Capital Reserve appropriations, if the State’s GAAP-basis General Fund reports a negative unreserved fund balance. As of the end of FY 2008-2009, the State’s General Fund experienced a negative GAAP unreserved fund balance totaling $98.2 million.

TENNESSEE

The State Constitution of Tennessee requires that (1) the total expenditures of the State for any fiscal year shall not exceed the State’s revenues and reserves, including the proceeds of debt obligations issued to finance capital expenditures and (2) the rate of growth of appropriations from State tax revenues shall not exceed the estimated rate of growth of the State’s economy for any given year. The State Constitution further provides that no debt obligation may be authorized for the current operation of any State service or program unless repaid within the fiscal year of issuance. The State’s fiscal year runs from July 1st through June 30th.

The 2002 Tennessee General Assembly passed the Tax Reform Act of 2002, introducing a variety of tax increases to fund State government. Specifically, the bill increased the State sales tax on most non-food items from 6% to 7% effective July 15, 2002, and allows for a maximum combined State and local sales tax rate of 9.75%. Additionally, the bill increased the State excise tax from 6% to 6.5%, increased the business tax rate 50% effective September 2002, raised the rates of professional privilege taxes, increased taxes on alcoholic beverages and tobacco products, and broadened the existing coin-amusement tax. The Tennessee Department of Revenue reported it received $9.04 billion in 2007, an increase of 7.46% over the previous year and $9.181 billion in 2008, a gain of only 1.6%. From July 2009 to October 2009, the Department of Revenue reports a loss of 5.56% in local sales tax revenue as a result of seasonally-adjusted taxable sales falling 9.6% in the first quarter of 2009 and 2.5% in the second quarter. Year over year losses came in at 8.8% and 10.1%. The only component of taxable sales in both the first and second quarter of 2009 was liquor stores which account for an inconsequential share of retail activity.

State revenue shows little signs of improvement as sales tax collections continue to contract. Part of the culprit in the current cycle is the collapse of the residential housing industry which directly through home construction and indirectly through furniture and appliance purchases has contributed to the decline in revenue. The low level of collections means it will be a considerable period before sales tax revenues are restored to prerecession levels. Tennessee does not presently impose an income tax on personal income and relies primarily on the sales tax for revenue. In recent years, the General Assembly has considered, but did not pass, income tax legislation. Again, in 2002, the Legislature debated, but did not pass, income tax legislation. Since 1999, Tennessee’s budget has fallen short of annual projections, and the recurring budget crisis could lead to further financial difficulties for the State. The slowdown which continued this past year has lessened taxable sales growth, resulting in pressure on the State budget and the budgets of local governments across the State. Governor Phil Bredsen has stated he does not support taxing its way out of the shortfall but rather, proposed to make necessary changes to live within the means of the State’s budget.

Tennessee continued its streak of having the highest per-capita rate of bankruptcy filings in the U.S. during fiscal year 2008, as numbers released showed 6.92 filings per 1,000 people.

The positive effects of tourist and tourism expenditures in Tennessee are substantial. It is difficult for economists to clearly identify all tourist and tourism expenditures, however, and Tennessee is generally considered to be in the second quartile of all states in terms of tourism revenue. In 2006, Tennessee’s tourism generated a $13.4 billion economic impact to the state’s economy, a $1 billion increase for the second consecutive year. More than 181,000 Tennesseans are now employed in the state’s tourism industry. Payroll generated by direct travel spending grew 3.1% to $5.1 billion in 2006. Tennessee’s 49,750,000 overnight and day-trip visitors provided more than $1 billion in state and local sales tax revenues for the second consecutive year.

Tennessee’s personal income advanced 0.6% in the first quarter of 2009 and was expected to dip slightly in the third quarter under the strain of sustained job losses, an expected fall in proprietors’ income, and a further drop in rent, interest and dividend income. On an annual basis, personal income is expected to advance 1.2% in 2009 and 2.0% in 2010.

The unemployment situation in Tennessee began to unravel at the end of 2008, and especially the beginning of 2009. The number of unemployed people in Tennessee will continue to rise through the first quarter of 2010 and the number of employed people will decline. Together the labor force will contract 0.5% in 2009 and it is predicted to continue to contract by a comparable amount in 2010. The unemployment rate in Tennessee should peak at 10.8% in the first quarter of 2010, compared to a peak U.S. unemployment rate of 10.2% in the same quarter. On an annual basis, the state employment rate is expected to be 10.2% in 2009 and 10.7% in 2010. Like the nation, the unemployment rate in Tennessee will be stuck at relatively high levels into 2012. Conditions in local labor markets mirror the situation for the state and the nation, though the problems in metropolitan Tennessee do not appear to be as dire as in many rural areas of the state.

No sector of the State economy saw growth during the first quarter of 2009, aside from government. Non-farm job losses were around 4.7%, manufacturing jobs fell 12.8% and mining and construction jobs fell 24.4% during the second quarter of 2009. Historically, the Tennessee economy has been characterized by a slightly greater concentration in manufacturing employment than the U.S. as a whole, however, the Tennessee economy has been undergoing a structural change in the last 20-25 years through increases in service sector and trade sector employment. Manufacturing employment in Tennessee has steadily declined on a percentage of work force basis, while service sector employment in Tennessee has climbed steadily since 1973. Agriculture also remains an important sector of the Tennessee economy. The top five agricultural commodities in 2008 were cattle, broilers, soybeans, corn and greenhouse/nursery. The top five agricultural exports estimates for 2008 are soybeans/soybean products, wheat/wheat products, other, cotton and linters and feed grains/feed grain products, resulting in a ranking of 27th among exporting states. The inherent uncertainty in agricultural production and the uncertain future of federal legislation affecting agriculture make agricultural production in 2009 difficult to predict.

The State’s population was estimated in 2008 at approximately 6.21 million. The U.S. Census Bureau predicts over the next ten years, Tennessee’s population will increase to 6.78 million by the year 2020. A U.S. census study projects that, during the period from 1995-2025, Tennessee will be the sixth most popular destination for new residents coming from other states. Population growth in Tennessee is expected to come mostly in the major metropolitan areas (Memphis, Nashville, Knoxville and Chattanooga) over the next 10-15 years. The largest city in Tennessee as of July 2008 was Memphis with 674,028 people followed by Nashville with 590,807 people. The largest population decline is expected in the rural counties of northwest Tennessee.

The State’s bond rating is holding steady in tough economic times, Fitch Ratings and Standard & Poor’s give Tennessee an AA+ rating with a stable credit outlook. Moody’s Investor Service also maintained its rating at Aa1, also calling the outlook stable. In February, Moody’s expressed a broad negative outlook for all U.S. states. Such ratings reflect only the respective views of such organizations and an explanation of the significance of a rating may be obtained only from the rating agency furnishing the same. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular obligations contained in the Tennessee Fund may not be adversely affected by changes in economic or political conditions.

VIRGINIA

The Constitution of Virginia limits the ability of the Commonwealth to create debt and requires a balanced budget. Virginia’s economy, like that of other states, has experienced the impact of reduced consumer confidence, job losses and housing market declines during the 2008-2010 biennium. The Governor and the General Assembly have implemented a series of strategies to address reduced general fund revenue projections of $5.6 billion since the beginning of the 2008-2010 biennium. Revenues have since continued to decline, prompting the Governor to convene, in August 2009, both the Governor’s Advisory Board of Economists and the Governor’s Advisory Council on Revenue Estimates (the “Advisory Panels”) to further consider the revenue forecast for fiscal year 2010. The August 2009 reforecast reduced projected general fund revenues by an additional $1.2 billion for fiscal year 2010.

When added to the fiscal year 2009 revenue forecast shortfall of $300 million and netted against the projected general fund balance of $150 million included in the 2009 Appropriation Act, the resulting revenue shortfall for the remainder of the 2008-2010 biennium is projected to be approximately $1.35 billion.

On September 8, 2009, the Governor announced planned budgetary actions to address the $1.35 billion revenue shortfall in fiscal year 2010. The plan includes a number of budget reduction strategies that are being implemented immediately, including reversion of agency fiscal year 2009 balances, closure of two correctional facilities and a juvenile detention facility, implementation of certain agency-submitted spending reduction plans, elimination of 929 positions and deferral of employer retirement contributions otherwise due in the last quarter of fiscal year 2010. The plan also calls for the withdrawal of $283 million from the Revenue Stabilization Fund. Continued revenue shortfalls are projected for the next biennium.

General obligations of cities, towns, or counties are payable from the general revenues of the entity, including ad valorem tax revenues on property within the jurisdiction. The obligation to levy taxes could be enforced by mandamus, but such a remedy may be impracticable and difficult to enforce. Under the Code of Virginia, a holder of any general obligation bond in default may file an affidavit setting forth such default with the Governor. If, after investigating, the Governor determines that such default exists, he is directed to order the State Comptroller to withhold State funds appropriated and payable to the entity and apply the amount so withheld to unpaid principal and interest.

In Virginia in 2008, the major sources of personal income were the service industry (44.5%), state and local government (10.9%), the wholesale and retail trade industry (9.0%), civilian federal government (7.9%), the manufacturing industry (6.8%), the construction industry (5.6%) and military federal government (6.1%). As of 2008, per capita personal income was $42,876. As of 2008, Virginia’s population was 7.76 million. As of October 2008, the unemployment rate in Virginia was 6.62% compared to 10.2% nationally. Taxable retail sales in Virginia for 2008 totaled $90 billion.

Based on unaudited financial statements of the Commonwealth for the fiscal year ended June 30, 2009, the General Fund balance (on a budgetary basis) amounted to $823 million of which $662 million was reserved. This represents a decrease of $1,396 million in fiscal year 2009, or 63%. As of July 1, 2009, the Commonwealth had an S&P rating of AAA, a Moody’s rating of Aaa and a Fitch rating of AAA on its general obligation bonds.

PUERTO RICO, THE U.S. VIRGIN ISLANDS AND GUAM

Puerto Rico. Puerto Rico has a diversified economy dominated by the manufacturing and service sectors. The Commonwealth of Puerto Rico differs from the states in its relationship with the federal government. Most federal taxes, except those such as social security taxes that are imposed by mutual consent, are not levied in Puerto Rico.

During the mid and late 1990s the Commonwealth of Puerto Rico benefited from a robust U.S. economy, more aggressive tax collections and low oil prices. This created an expanded employment base, job growth, reduction in unemployment, increase in tourism spending, real GDP growth in the 3.1% to 3.5% range and significant increases in general fund cash balances from fiscal year end 1997 to fiscal year end 1999. These factors, combined with minimal negative impact from the 1996 federal legislation phasing out Section 936 tax benefits to Puerto Rico subsidiaries of U.S. Corporations, created a positive outlook for the credit in the late 1990s.

In early 2000, the outlook on the credit turned negative due to the slowdown in the U.S. economy (88% of Puerto Rico’s exports go to the U.S.), uncertainty regarding increasing oil prices, failure of the government to reign in health care costs, expense overruns in education and a decreasing rate of employment growth. As a result, the general fund recorded operating deficits during fiscal years 2000-2009 while general obligation ("GO") debt increased. During that timeframe, S&P downgraded the GO credit from A- to BBB- and Moody’s downgraded from Baa1 to Baa3. (Fitch does not rate the GO.) The island of Puerto Rico has been in an economic recession for three years, with its condition now exacerbated by the mainland recession. They are counting on $5.5B in federal stimulus dollars and the new governor’s fiscal and economic reconstruction plans to begin to pave the way to financial stability.

The U.S. Virgin Islands. The United States Virgin Islands (“USVI”) is heavily reliant on the tourism industry, with roughly 43% of non-agricultural employment in tourist-related trade and services. The tourism industry is economically sensitive and is adversely affected by the recession in the United States and Europe. An important component of the USVI revenue base is the federal excise tax on rum exports. Tax revenues rebated by the federal government to the USVI provide the primary security of many outstanding USVI bonds. Since more than 90% of the rum distilled in the USVI is distilled at one plant, any interruption in its operations (as occurred after Hurricane Hugo in 1989) would adversely affect these revenues. However, another plant is currently under construction. The last major hurricane to impact the USVI was Hurricane Marilyn on September 15, 1995. Consequently, there can be no assurance that rum exports to the United States and the rebate of tax revenues to the USVI will continue at their present levels. Moody’s assigned a Baa3 rating to the territory and S&P a BBB- in September 2006.

Guam. Guam is a United States territory located 3,700 miles west of Hawaii and 1,500 miles southeast of Japan and its economy is based primarily on Japanese and Korean (86%) tourism and the United States military due to its strategic position as the westernmost territory/state in the United States. The territory boasts a population of 178,000.

After almost a decade of persistent operating deficits, Guam reported operating surpluses in fiscal years 2007 and 2008 and is expected to report at least a $12MM surplus in fiscal year 2009 (9/30 year end). Prior operating deficits were caused by a number of issues including terrorist attacks, natural disasters, Asian recessions, the SARS epidemic, retiree settlement liabilities and past administrations and legislatures that were unwilling to control expenses. Clearly, any of these negative events could occur in the future and jeopardize the territory’s single B+ rating from S&P. Guam appears to be surviving the current recession from a jobs perspective with 2.3% and 2.4% job growth in 2007 and 2008, respectively. Partially offsetting jobs growth is tourism which was down 7% in 2008 and is down 9% in 2009 to date due to economic factors. However, the island still boasted 1.1 million visitors in 2008. Guam is not rated by Moody’s or Fitch.

APPENDIX F

RATINGS

The ratings indicated herein are believed to be the most recent ratings available at the date of this SAI for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on a particular date.

MOODY’S INVESTORS SERVICE, INC. (“Moody’s”)

LONG-TERM CORPORATE OBLIGATIONS RATINGS

Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are subject to moderate credit risk. They are considered medium grade and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers, 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

SHORT-TERM CORPORATE OBLIGATION RATINGS

Moody’s short term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability tot repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime ratings categories.

ISSUER RATINGS

Issuer Ratings are opinions of the ability of entities to honor senior unsecured financial obligations and contracts. Moody’s expresses Issuer Ratings on its general long-term and short-term scales.

US MUNICIPAL RATINGS

Moody’s municipal ratings are opinions of the investment quality of issuers and issues in the U.S. municipal market. As such, these ratings incorporate assessment of the default probability and loss severity of these issuers and issues. The default and loss content for Moody’s municipal long-term rating scale differs from Moody’s general long-term scale. Historical default and loss rates for obligations rated on the US Municipal Scale are significantly lower that for similarly rated corporate obligations. It is important that users of Moody’s ratings understand these differences when making rating comparisons between the Municipal and Global scales.

US MUNICIPAL LONG-TERM DEBT RATINGS

Municipal Ratings are based upon the analysis of five primary factors related to municipal finance: market position, financial position, debt levels, governance, and covenants. Each of the factors is evaluated individually and for its effect on the other factors in the context of the municipality’s ability to repay its debt.

Aaa: Issuers or issues rated Aaa demonstrate the strongest creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Aa: Issuers or issues rated Aa demonstrate very strong creditworthiness relative to other US municipal and tax-exempt issuers.

A: Issuers or issues rated A present above-average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Baa: Issuers or issues rated Baa represent average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Ba: Issuers or issues rated Ba demonstrate below-average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

B: Issuers or issues rated B demonstrate weak creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Caa: Issuers or issues rated Caa demonstrate very weak creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Ca: Issuers or issues rated Ca demonstrate extremely weak creditworthiness relative to other US municipal or tax-exempt issuers or issues.

C: Issuers or issues rated Caa demonstrate the weakest creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Note: Moody’s appends numerical modifiers, 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

US MUNICIPAL SHORT-TERM OBLIGATION RATINGS AND DEMAND OBLIGATION RATINGS

Short-Term Obligation Ratings

There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels--MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expires at the maturity of the obligation.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-band access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins or protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term rating and demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.

When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR., e.g., Aaa/NR or NR/VMIG.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

STANDARD & POOR’S RATINGS GROUP (“S&P”) ISSUE CREDIT RATINGS DEFINITIONS

Issue credit ratings can be either long or short term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days--including commercial paper. Short-term ratings are also used to indicated the creditworthiness of an obligor with respect to put-features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating. Medium-term notes are assigned long-term ratings.

Issue credit ratings are based in varying degrees on the following considerations:

Likelihood of payment, capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation.

Nature of and provisions of the obligations;

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

LONG-TERM ISSUE CREDIT RATINGS:

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligors only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, and CC and C

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to non-payment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or, economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated ‘C’ is currently highly vulnerable to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D: A obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or Minus (-): The ratings from ‘AA’ to’ CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

SHORT-TERM ISSUE CREDIT RATINGS

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligation is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B-1: A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet their financial commitments over the short-term compared to other speculative-grade obligors.

B-2: A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-3: A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

ISSUER CREDIT RATINGS DEFINTIONS

Issuer credit ratings are based on current information furnished by obligors or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any issuer credit rating and may, on occasion, rely on unaudited financial information. Issuer credit ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances. Issuer credit ratings can either be long or short term. Short-term issuer credit ratings reflect the obligor’s creditworthiness over a short-term horizon.

LONG-TERM ISSUER CREDIT RATINGS

AAA: An obligor rated ‘AAA’ has extremely strong capacity to meet its financial commitments. ‘AAA’ is the highest issuer credit rating assigned by S&P.

AA: An obligor rated ‘AA’ has very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree.

A: An obligor rated ‘A’ has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

BBB: An obligor rated ‘BBB’ has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

BB, B, CCC and CC

Obligors rated ‘BB’, ‘B’, ‘CCC’, and ‘CC’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘CC’ the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligor ‘BB’ is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitments.

B: An obligor rated ‘B’ is more vulnerable than the obligors rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meets its financial commitments.

CCC: An obligor rated ‘CCC’ is currently vulnerable, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.

CC: An obligor rated ‘CC’ is currently highly vulnerable.

Plus (+) or Minus (-): The ratings from ‘AA’ to’ CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

R: An obligor rated ‘R’ is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see S&P’s issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.

SD and D: An obligor rated ‘SD’ (selective default) or ‘D’ has failed to pay one or more of its obligations (rated or unrated) when it came due. A ‘D’ rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An ‘SD’ rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see S&P’s issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.

NR: An issuer designated NR is not rated.

SHORT-TERM ISSUER CREDIT RATINGS

A-1: An obligor rated ‘A-1’ has strong capacity to meet its financial commitments. It is rated in the highest category by S&P. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments is extremely strong.

A-2: An obligor rated ‘A-2’ has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3: An obligor rated ‘A-3’ has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

B: An obligor rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. Ratings ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

B-1: Obligors with a ‘B-1’ short-term rating have a relatively stronger capacity to meet their financial commitments over the short-term compared to other speculative-grade obligors.

B-2: Obligors with a ‘B-2’ short-term rating have an average speculative-grade capacity to meet their financial commitments over the short-term compared to other speculative-grade obligors.

B-3: Obligors with a ‘B-3’ short-term rating have a relatively weaker capacity to meet their financial commitments over the short-term compared to other speculative-grade obligors.

C: An obligor rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for it to meet its financial commitments.

R: An obligor rated ‘R’ is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see S&P’s issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.

SD and D: An obligor rated ‘SD’ (selective default) or ‘D’ has failed to pay one or more of its obligations (rated or unrated) when it came due. A ‘D’ rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An ‘SD’ rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see S&P’s issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.

NR: An issuer designated as NR is not rated.

MUNICIPAL RATINGS

SHORT-TERM NOTES: An S&P U.S. municipal note ratings reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment: Amortization schedule--the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and Source of payment--the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note. Note rating symbols are as follows:

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt will be given a plus(+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

FITCH RATINGS

LONG-TERM CREDIT RATINGS Investment Grade

AAA: Highest credit quality ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. The capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. The capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions that is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that they are currently expectations of low credit risk. The capacity for payment of financial commitments is considered adequate but adverse changes in circumstances and economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met.

Securities rated in this category are not investment grade. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified that could assist the obligor in satisfying its debt service requirements.

B: Highly speculative. For issuers and performing obligations, ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

For individual obligations, may indicate distressed or defaulted obligations with potential for extremely high recoveries. Such obligations would possess a Recovery of Rating ‘RR1’ (outstanding).

CCC: For issuers and performing obligations, default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic conditions.

For individual obligations, may indicate distressed or defaulted obligations with potential for average to superior levels of recovery. Differences in credit quality may be denoted by plus/minus distinctions. Such obligations typically would possess a Recovery Rating of ‘RR2’ (superior), ‘RR3’ (good) or ‘RR4’ (average).

CC: For issuers and performing obligations, default of some kind appears probable.

For individual obligations, may indicate distressed or defaulted obligations with a Recovery Rating of 'RR4' (average) or 'RR5' (below average).

C: For issuers performing obligations, default is imminent.

For individual obligations, may indicate distressed or defaulted obligations with potential for below-average to poor recoveries. Such obligations would possess a Recovery Rating of ‘RR6’ (poor).

RD: Indicates an entity that has failed to make due payments (within the applicable grace period) on some but not all material financial obligations, but continues to honor other classes of obligations.

D: Indicates an entity or sovereign that has defaulted on all of its financial obligations. Default generally is defined as one of the following: Failure of an obligor to make timely payment of principal and/or interest under the contractual terms of any financial obligation; The bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of business of an obligor; The distressed or other coercive exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation.

Default ratings are not assigned prospectively; within this context, non-payment on an instrument that contains a deferral feature or grace period will not be considered a default until after the expiration of the deferral or grace period.

Issuers will be rated 'D' upon a default. Defaulted and distressed obligations typically are rated along the continuum of 'C' to 'B' ratings categories, depending upon their recovery prospects and other relevant characteristics. Additionally, in structured finance transactions, where analysis indicates that an instrument is irrevocably impaired such that it is not expected to meet pay interest and/or principal in full in accordance with the terms of the obligation's documentation during the life of the transaction, but where no payment default in accordance with the terms of the documentation is imminent, the obligation may be rated in the 'B' or 'CCC-C' categories.

Default is determined by reference to the terms of the obligations' documentation. Fitch will assign default ratings where it has reasonably determined that payment has not been made on a material obligation in accordance with the requirements of the obligation's documentation, or where it believes that default ratings consistent with Fitch's published definition of default are the most appropriate ratings to assign.

Notes to Long-Term ratings:

The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' Long-term rating category, to categories below 'CCC', or to Short-term ratings other than 'F1'. (The +/- modifiers are only used to denote issues within the CCC category, whereas issuers are only rated CCC without the use of modifiers.)

Short-Term Credit Ratings

The following ratings scale applies to foreign currency and local currency ratings. A Short-term rating has a time horizon of less than 13 months for most obligations, or up to three years for US public finance, in line with industry standards, to reflect unique risk characteristics of bond, tax and revenue anticipation notes that are commonly issued with terms up to three years. Short-term ratings thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

F1: Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3: Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near term adverse changes could result in a reduction to non investment grade.

B: Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near term adverse changes in financial and economic conditions.

C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Indicates an entity or sovereign that has defaulted on all of its financial obligations.

Notes to Short-Term ratings:

The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' Long-term rating category, to categories below 'CCC', or to Short-term ratings other than 'F1'. (The +/- modifiers are only used to denote issues within the CCC category, whereas issuers are only rated CCC without the use of modifiers.)

DESCRIPTION OF INSURANCE FINANCIAL STRENGTH RATINGS Moody’s Investors Service, Inc. Insurance Financial Strength Ratings

Moody’s Insurance Financial Strength Ratings are opinions of the ability of insurance companies to repay punctually senior policyholder claims and obligations. Specific obligations are considered unrated unless they are individually rated because the standing of a particular insurance obligation would depend on an assessment of its relative standing under those laws governing both the obligation and the insurance company. Insurance Companies rated Aaa offer exceptional financial security. While the credit profile of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

Standard &Poor’s Insurance Financial Strength Ratings

A S&P insurer financial strength rating is a current opinion of the financial security characteristics of an insurance organization with respect to its ability to pay under its insurance policies and contracts in accordance with their terms. Insurer financial strength ratings are also assigned to health maintenance organizations and similar health plans with respect to their ability to pay under their policies and contracts in accordance with their terms. This opinion is not specific to any particular policy or contract, nor does it address the suitability of a particular policy or contract for a specific purpose or purchaser. Furthermore, the opinion does not take into account deductibles, surrender or cancellation penalties, timeliness of payment, nor the likelihood of the use of a defense such as fraud to deny claims. For organizations with cross-border or multinational operations, including those conducted by subsidiaries or branch offices, the ratings do not take into account potential that may exist for foreign exchange restrictions to prevent financial obligations from being met. Insurer financial strength ratings are based on information furnished by rated organizations or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may on occasion rely on unaudited financial information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of such information or based on other circumstances. Insurer financial strength ratings do not refer to an organization's ability to meet nonpolicy (i.e. debt) obligations. Assignment of ratings to debt issued by insurers or to debt issues that are fully or partially supported by insurance policies, contracts, or guarantees is a separate process from the determination of insurer financial strength ratings, and follows procedures consistent with issue credit rating definitions and practices. Insurer financial strength ratings are not a recommendation to purchase or discontinue any policy or contract issued by an insurer or to buy, hold, or sell any security issued by an insurer. A rating is not a guaranty of an insurer's financial strength or security. An insurer rated ‘AAA’ has extremely strong financial security characteristics. ‘AAA’ is the highest insurer financial strength rating assigned by S&P.

Fitch Insurer Financial Strength Ratings

The Fitch Insurer Financial Strength (“IFS”) Rating provides an assessment of the financial strength of an insurance organization. The IFS Rating is assigned to the insurance company's policyholder obligations, including assumed reinsurance obligations and contract holder obligations, such as guaranteed investment contracts. The IFS Rating reflects both the ability of the insurer to meet these obligations on a timely basis, and expected recoveries received by claimants in the event the insurer stops making payments or payments are interrupted, due to either the failure of the insurer or some form of regulatory intervention. In the context of the IFS Rating, the timeliness of payments is considered relative to both contract and/or policy terms but also recognizes the possibility of reasonable delays caused by circumstances common to the insurance industry, including claims reviews, fraud investigations and coverage disputes. The IFS Rating does not encompass policyholder obligations residing in separate accounts, unit-linked products or segregated funds, for which the policyholder bears investment or other risks. However, any guarantees provided to the policyholder with respect such obligations are included in the IFS Rating. Expected recoveries are based on Fitch's assessments of the sufficiency of an insurance company's assets to fund policyholder obligations, in a scenario in which payments have been ceased or interrupted. Accordingly, expected recoveries exclude the impact of recoveries obtained from any government sponsored guaranty or policyholder protection funds. Expected recoveries also exclude the impact of collateralizing or security, such as letters of credit or trusteed assets, supporting select reinsurance obligations. IFS Ratings can be assigned to insurance and reinsurance companies in any insurance sector, including the life & annuity, non-life, property/casualty, health, mortgage, financial guaranty, residual value and title insurance sectors, as well as to managed care companies such as health maintenance organizations. The IFS Rating does not address the quality of an insurer's claims handling services or the relative value of products sold. ‘AAA’ IFS Rating is exceptional strong. ‘AAA’ IFS Rating denotes the lowest exception of ceased or interrupted payments. They are assigned only in the case of exceptionally strong capacity to meet policyholder and contract obligations on a timely basis. This capacity is highly unlikely to be adversely affected by foreseeable events.

APPENDIX G

EATON VANCE FUNDS

PROXY VOTING POLICY AND PROCEDURES

I. Overview

The Boards of Trustees (the “Boards”) of the Eaton Vance Funds (the “Funds”) recognize that it is their fiduciary responsibility to actively monitor the Funds’ operations. The Boards have always placed paramount importance on their oversight of the implementation of the Funds’ investment strategies and the overall management of the Funds’ investments. A critical aspect of the investment management of the Funds continues to be the effective assessment and voting of proxies relating to the Funds’ portfolio securities. While the Boards will continue to delegate the day-to-day responsibilities relating to the management of the proxy-voting process to the relevant investment adviser or sub-adviser, if applicable, of the Fund (or its underlying portfolio in the case of a master-feeder arrangement), the Boards have determined that it is in the interests of the Funds’ shareholders to adopt these written proxy voting policy and procedures (the “Policy”). For purposes of this Policy the term “Fund” shall include a Fund’s underlying portfolio in the case of a master-feeder arrangement and the term “Adviser” shall mean the adviser to a Fund or its sub-adviser if a sub-advisory relationship exists.

II. Delegation of Proxy Voting Responsibilities

Pursuant to investment advisory agreements between each Fund and its Adviser, the Adviser has long been responsible for reviewing proxy statements relating to Fund investments and, if the Adviser deems it appropriate to do so, to vote proxies on behalf of the Funds. The Boards hereby formally delegate this responsibility to the Adviser, except as otherwise described in this Policy. In so doing, the Boards hereby adopt on behalf of each Fund the proxy voting policies and procedures of the Adviser(s) to each Fund as the proxy voting policies and procedures of the Fund. The Boards recognize that the Advisers may from time to time amend their policies and procedures. The Advisers will report material changes to the Boards in the manner set forth in Section V below. In addition, the Boards will annually review and approve the Advisers’ proxy voting policies and procedures.

III. Delegation of Proxy Voting Disclosure Responsibilities

The Securities and Exchange Commission (the “Commission”) recently enacted certain new reporting requirements for registered investment companies. The Commission’s new regulations require that funds (other than those which invest exclusively in non-voting securities) make certain disclosures regarding their proxy voting activities. The most significant disclosure requirement for the Funds is the duty pursuant to Rule 30b1-4 promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”), to file Form N-PX no later than August 31st of each year beginning in 2004. Under Form N-PX, each Fund will be required to disclose, among other things, information concerning proxies relating to the Fund’s portfolio investments, whether or not the Fund (or its Adviser) voted the proxies relating to securities held by the Fund and how it voted in the matter and whether it voted for or against management.

The Boards hereby delegate to each Adviser the responsibility for recording, compiling and transmitting in a timely manner all data required to be filed on Form N-PX to Eaton Vance Management, which acts as administrator to each of the Funds (the “Administrator”), for each Fund that such Adviser manages. The Boards hereby delegate the responsibility to file Form N-PX on behalf of each Fund to the Administrator.

IV. Conflict of Interest

The Boards expect each Adviser, as a fiduciary to the Fund(s) it manages, to put the interests of each Fund and its shareholders above those of the Adviser. In the event that in connection with its proxy voting responsibilities a material conflict of interest arises between a Fund’s shareholders and the Fund’s Adviser or the Administrator (or any of their affiliates) or any affiliated person of the Fund, and the Proxy Administrator intends to vote the proxy in a manner inconsistent with the guidelines approved by the Board, the Adviser, to the extent it is aware or reasonably should have been aware of the material conflict, will refrain from voting any proxies related to companies giving rise to such material conflict until it notifies and consults with the appropriate Board(s), or a committee or sub-committee of such Board concerning the material conflict.

Once the Adviser notifies the relevant Board(s), committee or sub-committee of the Board, of the material conflict, the Board(s), committee or sub-committee, shall convene a meeting to review and consider all relevant materials related to the proxies involved. In considering such proxies, the Adviser shall make available all materials requested by the Board, committee or sub-committee and make reasonably available appropriate personnel to discuss the matter upon request. The Board, committee or sub-committee will instruct the Adviser on the appropriate course of action. If the Board, committee or sub-committee is unable to meet and the failure to vote a proxy would have a material adverse impact on the Fund(s) involved, each Adviser will have the right to vote such proxy, provided that it discloses the existence of the material conflict to the Board, committee or sub-committee at its next meeting.

Any determination regarding the voting of proxies of each Fund that is made by the committee or sub-committee shall be deemed to be a good faith determination regarding the voting of proxies by the full Board.

V. Reports

The Administrator shall make copies of each Form N-PX filed on behalf of the Funds available for the Boards’ review upon the Boards’ request. The Administrator (with input from the Adviser for the relevant Fund(s)) shall also provide any reports reasonably requested by the Boards regarding the proxy voting records of the Funds.

Each Adviser shall annually report any material changes to such Adviser’s proxy voting policies and procedures to the relevant Board(s) and the relevant Board(s) will annually review and approve the Adviser’s proxy voting policies and procedures. Each Adviser shall report any changes to such Adviser’s proxy voting policies and procedures to the Administrator prior to implementing such changes in order to enable the Administrator to effectively coordinate the Funds’ disclosure relating to such policies and procedures.

APPENDIX H

EATON VANCE MANAGEMENT BOSTON MANAGEMENT AND RESEARCH PROXY VOTING POLICIES AND PROCEDURES

I. Introduction

Eaton Vance Management, Boston Management and Research and Eaton Vance Investment Counsel (each an “Adviser” and collectively the “Advisers”) have each adopted and implemented policies and procedures that each Adviser believes are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with its fiduciary duties and Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended. The Advisers’ authority to vote the proxies of their clients is established by their advisory contracts or similar documentation, such as the Eaton Vance Funds Proxy Voting Policy and Procedures. These proxy policies and procedures reflect the U.S. Securities and Exchange Commission (“SEC”) requirements governing advisers and the long-standing fiduciary standards and responsibilities for ERISA accounts set out in the Department of Labor Bulletin 94-2 C.F.R. 2509.94-2 (July 29, 1994).

II. Overview

Each Adviser manages its clients’ assets with the overriding goal of seeking to provide the greatest possible return to such clients consistent with governing laws and the investment policies of each client. In pursuing that goal, each Adviser seeks to exercise its clients’ rights as shareholders of voting securities to support sound corporate governance of the companies issuing those securities with the principle aim of maintaining or enhancing the companies’ economic value.

The exercise of shareholder rights is generally done by casting votes by proxy at shareholder meetings on matters submitted to shareholders for approval (for example, the election of directors or the approval of a company’s stock option plans for directors, officers or employees). Each Adviser is adopting the formal written Guidelines described in detail below and will utilize such Guidelines in voting proxies on behalf of its clients. These Guidelines are designed to promote accountability of a company’s management and board of directors to its shareholders and to align the interests of management with those of shareholders.

Each Adviser will vote any proxies received by a client for which it has sole investment discretion through a third-party proxy voting service (“Agent”) in accordance with customized policies, as approved by the Boards of Trustees of the Eaton Vance Funds and, with respect to proxies referred back to the Adviser by the Agent pursuant to the Guidelines, in a manner that is reasonably designed to eliminate any potential conflicts of interest, as described more fully below. The Agent is currently Institutional Shareholder Services Inc. Proxies will be voted in accordance with client-specific guidelines and an Eaton Vance Fund’s sub-adviser’s proxy voting policies and procedures, if applicable.

No set of guidelines can anticipate all situations that may arise. In special cases, the Proxy Administrator (the person specifically charged with the responsibility to oversee the Agent and coordinate the voting of proxies referred back to the Adviser by the Agent) may seek insight from the Proxy Group established by the Advisers. The Proxy Group will assist in the review of the Agent’s recommendation when a proxy voting issue is referred to the Proxy Group through the Proxy Administrator. The members of the Proxy Group, which may include employees of the Advisers’ affiliates, may change at the Advisers’ discretion.

III. Roles and Responsibilities

A. Proxy Administrator

The Proxy Administrator will assist in the coordination of the voting of each client’s proxy in accordance with the Guidelines below and the Funds’ Proxy Voting Policy and Procedures. The Proxy Administrator is authorized to direct the Agent to vote a proxy in accordance with the Guidelines. Responsibilities assigned herein to the Proxy Administrator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers’ affiliates as are deemed appropriate by the Proxy Group.

B. Agent

An independent proxy voting service (the “Agent”), as approved by the Board of each Fund, shall be engaged to assist in the voting of proxies. The Agent is currently Institutional Shareholder Services Inc. The Agent is responsible for coordinating with the clients’ custodians and the Advisers to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion. The Agent is required to vote and/or refer all proxies in accordance with the
Guidelines below. The Agent shall retain a record of all proxy votes handled by the Agent. Such record must reflect all of the information required to be disclosed in a Fund’s Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act of

1940. In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to an Adviser upon request.

Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by a conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein. Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.

C. Proxy Group

The Adviser shall establish a Proxy Group which shall assist in the review of the Agent’s recommendations when a proxy voting issue has been referred to the Proxy Administrator by the Agent. The members of the Proxy Group, which may include employees of the Advisers’ affiliates, may be amended from time to time at the Advisers’ discretion.

For each proposal referred to the Proxy Group, the Proxy Group will review the (i) Guidelines, (ii) recommendations of the Agent, and (iii) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of the recommendation.

If the Proxy Group recommends a vote in accordance with the Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Administrator to so advise the Agent.

If the Proxy Group recommends a vote contrary to the Guidelines, or the recommendation of the Agent, where applicable, or if the proxy statement relates to a conflicted company of the Agent, as determined by the Advisers, it shall follow the procedures for such voting outlined below.

The Proxy Administrator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration.
In the event the Proxy Group cannot meet in a timely manner in connection with a voting deadline, the Proxy Administrator shall follow the procedures for such voting outlined below.

IV. Proxy Voting Guidelines ("Guidelines")

A. General Policies

It shall generally be the policy of the Advisers to take no action on a proxy for which no client holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases except those highlighted below, it shall generally be the policy of the Advisers to vote in accordance with the recommendation by the Agent, Institutional Shareholder Services Inc.

When a fund client participates in the lending of its securities and the securities are on loan at the record date, proxies related to such securities generally will not be forwarded to the relevant Adviser by the fund’s custodian and therefore will not be voted.
In the event that the Adviser determines that the matters involved would have a material effect on the applicable fund’s investment in the loaned securities, the fund will exercise its best efforts to terminate the loan in time to be able to cast such vote or exercise such consent.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject. The Guidelines relate to the types of proposals that are most frequently presented in proxy statements to shareholders. Absent unusual circumstances, each Adviser will utilize these
Guidelines when voting proxies on behalf of its clients. The Guidelines may be revised at any time, provided such revisions are reported to the Boards of Trustees of the Eaton Vance Funds.

B. Proposals Regarding Mergers and Corporate Restructurings

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the
Proxy Administrator for all proposals relating to Mergers and Corporate Restructurings.

C. Proposals Regarding Mutual Fund Proxies – Disposition of Assets/Termination/Liquidation and
Mergers

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the
Proxy Administrator for all proposals relating to the Disposition of Assets/Termination/Liquidation and Mergers contained in mutual fund proxies.

D. Corporate Structure Matters/Anti-Takeover Defenses

As a general matter, the Advisers will normally vote against anti-takeover measures and other proposals designed to limit the ability of shareholders to act on possible transactions (except in the case of closed-end management investment companies).

E. Social and Environmental Issues

The Advisers generally support management on social and environmental proposals.

F. Voting Procedures

Upon receipt of a referral from the Agent or upon advice from an Eaton Vance investment professional, the Proxy Administrator may solicit additional research from the Agent, as well as from any other source or service.

1. WITHIN-GUIDELINES VOTES: Votes in Accordance with the Guidelines and/or, where applicable, Agent Recommendation

In the event the Proxy Administrator recommends a vote within Guidelines and/or, where applicable, in accordance with the Agent’s recommendation, the Proxy Administrator will instruct the Agent to vote in this manner.

        2. NON-VOTES: Votes in Which No Action is Taken

The Proxy Administrator may recommend that a client refrain from voting under the following circumstances: (i) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with securities no longer held in the portfolio of a client or proxies being considered on behalf of a client that is no longer in existence; or (ii) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Administrator may instruct the Agent not to vote such proxy.

Reasonable efforts shall be made to secure and vote all other proxies for the clients, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a client's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as provided for herein.

3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

If the Proxy Administrator recommends that a client vote contrary to the Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, the Proxy Administrator will forward the Agent’s analysis and recommendation and any research obtained from the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent as it deems necessary. The Proxy Administrator will instruct the Agent to vote the proxy as recommended by the Proxy Group. The Adviser will provide a report to the Boards of Trustees of the Eaton Vance Funds reflecting any votes cast contrary to the Guidelines or Agent Recommendation, as applicable, and shall do so no less than annually.

The Proxy Administrator will maintain a record of all proxy questions that have been referred by the Agent, all applicable recommendations, analysis and research received and any resolution of the matter.

V. Recordkeeping

The Advisers will maintain records relating to the proxies they vote on behalf of their clients in accordance with Section 204-2 of the Investment Advisers Act of 1940, as amended. Those records will include:

  A copy of the Advisers’ proxy voting policies and procedures;
  Proxy statements received regarding client securities. Such proxy statements received from issuers are either in the SEC’s EDGAR database or are kept by the Agent and are available upon request;
  A record of each vote cast;
  A copy of any document created by the Advisers that was material to making a decision on how to vote a proxy for a client or that memorializes the basis for such a decision; and
  Each written client request for proxy voting records and the Advisers’ written response to any client request (whether written or oral) for such records.

All records described above will be maintained in an easily accessible place for five years and will be maintained in the offices of the Advisers or their Agent for two years after they are created.

VI. Assessment of Agent and Identification and Resolution of Conflicts with Clients

A. Assessment of Agent

The Advisers shall establish that the Agent (i) is independent from the Advisers, (ii) has resources that indicate it can competently provide analysis of proxy issues, and (iii) can make recommendations in an impartial manner and in the best interests of the clients and, where applicable, their beneficial owners. The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do so not less than annually as well as prior to engaging the services of any new proxy voting service. The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent's independence, competence or impartiality.

B. Conflicts of Interest

As fiduciaries to their clients, each Adviser puts the interests of its clients ahead of its own. In order to ensure that relevant personnel of the Advisers are able to identify potential material conflicts of interest, each Adviser will take the following steps:

• Quarterly, the Eaton Vance Legal and Compliance Department will seek information from the department heads of each department of the Advisers and of Eaton Vance Distributors, Inc. (“EVD”) (an affiliate of the Advisers and principal underwriter of certain Eaton Vance Funds). Each department head will be asked to provide a list of significant clients or prospective clients of the Advisers or EVD.
• A representative of the Legal and Compliance Department will compile a list of the companies identified (the “Conflicted
  Companies”) and provide that list to the Proxy Administrator.
• The Proxy Administrator will compare the list of Conflicted Companies with the names of companies for which he or she has been referred a proxy statement (the “Proxy Companies”). If a Conflicted Company is also a Proxy Company, the
  Proxy Administrator will report that fact to the Proxy Group.
• If the Proxy Administrator expects to instruct the Agent to vote the proxy of the Conflicted Company strictly according to the Guidelines contained in these Proxy Voting Policies and Procedures (the “Policies”) or the recommendation of the
  Agent, as applicable, he or she will (i) inform the Proxy Group of that fact, (ii) instruct the Agent to vote the proxies and
  (iii) record the existence of the material conflict and the resolution of the matter.
• If the Proxy Administrator intends to instruct the Agent to vote in a manner inconsistent with the Guidelines contained herein or the recommendation of the Agent, as applicable, the Proxy Group, in consultation with Eaton Vance senior management, will then determine if a material conflict of interest exists between the relevant Adviser and its clients. If the Proxy Group, in consultation with Eaton Vance senior management, determines that a material conflict exists, prior to instructing the Agent to vote any proxies relating to these Conflicted Companies the Adviser will seek instruction on how the proxy should be voted from:

• The client, in the case of an individual or corporate client;
• In the case of a Fund, its board of directors, any committee or sub-committee or group of Independent Trustees (as long as such committee, sub-committee or group contains at least two or more Independent Trustees); or
• The adviser, in situations where the Adviser acts as a sub-adviser to such adviser.

The Adviser will provide all reasonable assistance to each party to enable such party to make an informed decision.

If the client, Fund board or adviser, as the case may be, fails to instruct the Adviser on how to vote the proxy, the Adviser will generally instruct the Agent, through the Proxy Administrator, to abstain from voting in order to avoid the appearance of impropriety. If however, the failure of the Adviser to vote its clients’ proxies would have a material adverse economic impact on the Advisers’ clients’ securities holdings in the Conflicted Company, the Adviser may instruct the Agent, through the Proxy Administrator, to vote such proxies in order to protect its clients’ interests. In either case, the Proxy Administrator will record the existence of the material conflict and the resolution of the matter.

The Advisers shall also identify and address conflicts that may arise from time to time concerning the Agent. Upon the Advisers’ request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent’s proxy analysis or recommendations. Such information shall include, but is not limited to, a monthly report from the Agent detailing the Agent’s Corporate Securities Division clients and related revenue data. The Advisers shall review such information on a monthly basis. The Proxy Administrator shall instruct the Agent to refer any proxies for which a material conflict of the Agent is deemed to be present to the Proxy Administrator. Any such proxy referred by the Agent shall be referred to the Proxy Group for consideration accompanied by the Agent’s written analysis and voting recommendation. The Proxy Administrator will instruct the Agent to vote the proxy as recommended by the Proxy Group.